Annual Financial Report

(Japanese GAAP)

This report is an English translation of “Yukashoken-Houkokusho” as of and for the year ended March 31, 2005, pursuant to the Japanese Securities and Exchange Law, Regulation 24-1, filed on June 23, 2005 through Electronic Disclosure for Investors’ Network (EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation 27-30-2.

Document for filing:	Annual Financial Report

Pursuant to:	Japanese Securities and Exchange Law, Regulation 24-1

Administrative division for filing to:	Director of Kanto Local Finance Bureaus

Filing date:	June 23, 2005

Period of Annual Financial Report for:	April 1, 2004 ~ March 31, 2005

Company name (in English):	NISSIN CO., LTD.

Representative:	Kunihiko Sakioka, President and Representative Director

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3- 3348-2424

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Locations where the filing is available to the public:	Tokyo Head Office, Nissin Co., Ltd. (6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)

Osaka Loan Office, Nissin Co., Ltd. (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)

Omiya Loan Office, Nissin Co., Ltd. (23-1, Kishiki-cho 1-chome, Omiya-ku, Saitama City, Saitama)

Chiba-chuo Loan Office , Nissin Co., Ltd. (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)

Yokohama Higashiguchi Loan Office, Nissin Co., Ltd. (5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)

Nagoya Loan Office, Nissin Co., Ltd. (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)

Sannomiya Loan Office, Nissin Co., Ltd. (2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)

Tokyo Stock Exchange, Inc. (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Annual Financial Report

FIRST SECTION:     CORPORATE INFORMATION

Note:     All amounts in these financial statements are rounded down to the nearest unit.

ITEM 1.     OVERVIEW OF THE CORPORATION

1.     Key Financial Data and Trends

	Year Ended / As of March 31,
	2001	2002	2003	2004	2005

	(in millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥32,106	¥36,515	¥45,601	¥45,693	¥45,867
Ordinary income	9,090	9,256	10,714	11,112	8,592
Net income	5,153	4,817	5,209	6,186	6,525
Net assets	38,981	43,191	44,905	53,832	65,793
Total assets	161,489	177,834	203,714	207,955	226,287
Shareholders’ equity per share (in yen)	3,573.25	1,310.62	708.98	425.90	127.11
Net income per share (in yen):
Basic	477.54	146.13	79.63	49.04	12.67
Diluted	477.52	146.12	—	45.21	11.53
Shareholders’ equity ratio (%)	24.1	24.3	22.0	25.9	29.1
Return on equity (%)	13.2	11.7	11.8	12.5	10.9
Price earnings ratio (times)	13.2	11.3	12.2	17.3	23.7
Net cash (used in) provided by operating activities	(9,191)	(20,396)	(14,347)	5,053	16,202
Net cash provided by (used in) investing activities	95	287	(1,462)	(2,184)	(15,825)
Net cash provided by (used in) financing activities	17,788	11,384	22,306	(6,237)	4,765
Cash and cash equivalents at end of year	25,841	17,116	23,612	20,243	25,376
Number of employees (persons)	695	859	832	851	818
Average number of temporary employees (persons)	69	77	82	94	85

Non-consolidated Financial Data:
Operating revenues	32,027	36,401	41,381	40,795	32,370
Ordinary income	9,217	9,431	10,304	10,596	7,989
Net income	5,230	4,978	4,945	5,483	6,279
Common stock	6,167	6,610	6,610	7,218	7,779
Issued shares (in thousand shares)	10,909	33,156	66,312	134,726	544,668
Net assets	39,059	43,430	44,883	53,150	64,861
Total assets	161,484	177,697	201,680	201,733	206,782
Shareholders’ equity per share (in yen)	3,580.35	1,317.86	708.95	420.58	125.32
Dividends per share (in yen):
Full-year dividends	70.00	25.00	15.00	8.50	3.875
Of which half-year dividend	35.00	12.50	6.50	3.75	1.375
Net income per share (in yen):
Basic	484.67	151.02	75.85	43.49	12.21
Diluted	484.65	151.01	—	40.19	11.20
Shareholders’ equity ratio (%)	24.2	24.4	22.3	26.4	31.4
Return on equity (%)	14.3	12.1	11.2	11.2	10.6
Price earnings ratio (times)	13.0	10.9	12.8	19.5	24.6
Dividend pay-out ratio (%)	14.5	16.6	19.4	19.4	31.7
Number of employees (persons)	690	816	813	785	680
Average number of temporary employees (persons)	69	76	81	86	74

Annual Financial Report

Notes:	1)	Consumption taxes are excluded from operating revenues.
	2)	Diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding fiscal year.
	3)	On May 21, 2001, Nissin Co., Ltd. completed a 3-for-1 stock split.
	4)	On May 21, 2002, Nissin Co., Ltd. completed a 2-for-1 stock split.
	5)	On May 20, 2003, Nissin Co., Ltd. completed a 2-for-1 stock split.
	6)	On May 20, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.
	7)	On November 19, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.
8)
Beginning as of and for the year ended March 31, 2002, treasury stock has been presented as a component of shareholders’ equity and per share data (excluding dividends per share) are calculated based on the number of issued shares less the number of shares of treasury stock.

	9)	The full-year dividends per share for the year ended March 31, 2003 includes the ¥1 commemorative dividend in connection with the listing of Nissin Co., Ltd. shares on the New York Stock Exchange.
10)
The half-year dividends per share for the year ended March 31, 2005, which amounted to ¥2.75, include the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split. completed on November 19, 2004.

11)
Accounting Standards Board Statement (“ASB Statement”) No. 2, “Accounting Standard Concerning Net Income Per Share”, and Accounting Standards Board Guidance (“ASB Guidance”) No. 4, “Guidance for Accounting Standard Concerning Net Income Per Share”, issued by Accounting Standards Board of Japan (“ASBJ”) on September 25, 2002, were adopted beginning for the year ended March 31, 2003.

In addition, per share data are adjusted retroactively as follows, reflecting the above mentioned standard and guidance and stock splits:

	Year Ended / As of March 31,
Per Share Data	2001	2002	2003	2004	2005

	(in yen)
Consolidated:
Shareholders’ equity per share	¥74.33	¥81.82	¥88.62	¥106.48	¥127.11
Net income per share:
Basic	9.83	9.04	9.95	12.26	12.67
Diluted	9.83	9.04	—	11.30	11.53

Non-consolidated:
Shareholders’ equity per share	74.47	82.28	88.62	105.15	125.32
Dividends per share:
Full-year dividends	1.46	1.56	1.88	2.13	3.875
Of which half-year dividend	0.73	0.78	0.81	0.94	1.375
Net income per share:
Basic	9.98	9.35	9.48	10.87	12.21
Diluted	9.98	9.35	—	10.05	11.20

Annual Financial Report

2.     Corporate History

May 1960	Nissin Shoji Co., Ltd. (Common stock ¥1.85 million) established in Matsuyama City as a financial institution specializing in discounting commercial bills.
April,1967	Merged with Nissin Real Estate Co., Ltd. (Common stock ¥8 million).
July 1967	Began offering real estate secured loans.
July 1972	Began offering consumer loans.
September 1981	Began offering small business owner loans.
February 1984	Registered as a money-lending company following the enactment of “Moneylending Business Restriction Law”.
September 1988	Expanded business network to the Chugoku region by opening the Hiroshima Branch.
March 1990	Expanded business network to the Kinki region by opening the Osaka-Minami Branch.
April 1990	Merged with National Shinpan Co., Ltd. (Common stock ¥10 million).
May 1990	Began offering Wide loans.
November 1990	Changed company name to Nissin Co., Ltd., and relocated the head office to the current location.
March 1992	Expanded business network to the Kyushu region by opening the Fukuoka Branch.
January 1994	Expanded business network to the Kanto region by opening the Omiya Branch.
April 1994	Obtained approval from Japan Securities Dealers Association to register shares on the OTC market.
August 1994	Established the Tokyo Office to strengthen financing activities and recruiting capabilities in the Kanto region.
March 1995	Expanded business network to the Chubu region by opening the Nagoya Branch.
June 1995	Expanded business network to the Tohoku region by opening the Sendai Branch. Expanded business network to the Hokkaido region by opening the Sapporo Branch.
September 1996	Listed on the Second Section of the Osaka Securities Exchange.
October 1996	Upgraded the Tokyo Office to branch office status.
April 1998	Upgraded the Tokyo Branch Office to head office status.
December 1998	Listed on the Second Section of the Tokyo Stock Exchange.
September 1999	Listed on the First Section of the Tokyo Stock Exchange and Osaka Securities Exchange.
March 2000	Began offering Business Timely loans.
July 2001	Established Nissin Servicer Co., Ltd., currently a consolidated subsidiary.
August 2002	Listed on the New York Stock Exchange.
November 2003	Established NIS Lease Co., Ltd., currently a consolidated subsidiary.
July 2004	Established Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd., currently a consolidated subsidiary.
September 2004	Nissin Servicer Co., Ltd. was listed on the Mothers market of the Tokyo Stock Exchange.
December 2004	Acquired a 100% of Yamagen Securities Co., Ltd. (currently renamed NIS Securities Co., Ltd.), currently a consolidated subsidiary.

Annual Financial Report

3.     Description of Business

The NISSIN corporate group (collectively the “Company”) comprised of NISSIN CO., LTD. (“NISSIN”), its eleven subsidiaries and seven affiliates, provides integrated financial services as its primary business. Information about the members of the group and its business segment is as follows:

Business Segment	Business Category	Company Name	Business Description	Note

	Consumer loan	Nissin Co., Ltd.	Provision of unsecured and secured loans	—

	Small business owner loan	Shinsei Business Finance Co., Ltd.	Provision of loans to small and medium-sized firms or owners	Equity-method affiliates

		Chuo Mitsui Finance Service Co., Ltd.	Provision of real estate finance and loans to small and medium-sized firms or owner

Integrated financial services	Credit guarantee	Nissin Co., Ltd.	Credit guarantee in connection with individuals and business owner loans	—

		NIS Lease Co., Ltd.	Credit guarantee in connection with real estate leases	Consolidated subsidiaries

Credit guarantee in connection with accounts receivable

	Leasing		Provision of leases, installment loans and rentals

	Securities	NIS Securities Co., Ltd. (Former: Yamagen Securities Co., Ltd.)	Investment banking and securities transaction services

	Customer development and mediation services	Webcashing.com Co., Ltd.	Internet-based intermediary of financial services	Equity-method affiliate

Loan servicing	Loan servicing	Nissin Servicer Co., Ltd.	Acquisition, management and collection of specific money claims and related fiduciary services	Consolidated subsidiaries

		J One Investment Co., Ltd.	Acquisition of specific money claims

Miyako Capital Co., Ltd.

		CN Two Co., Ltd. and other three companies	Joint acquisition of specific money claims and other	Equity-method affiliates

Annual Financial Report

Business Segment	Business Category	Company Name	Business Description	Note

	Life or non-life insurance agency	Nissin Insurance Co., Ltd.	Marketing of life or non-life insurance

	Real estate-related services	NIS Real Estate Co., Ltd.	Management of real estate leases

		NIS Property Co., Ltd.	Real estate transactions, brokerage, leases and appraisement

Other businesses	Wholesale trading	NIS Trading Co., Ltd.	Export-import and trade of commodities	Consolidated subsidiaries

	Business owner support services	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	Business consulting, market research, and leases and brokerage of real estate in China

		Bird’s Eye Technological Investment Corporation	Technical consulting, and technical and market research

Notes:	1.
The equity method was not applied to Ascot Co., Ltd., a previously equity-method affiliate, since its influence on NISSIN’s net income and retained earnings as a group was insignificant. On August 1, 2004, Ascot Co., Ltd. was merged into Swan Credit Co., Ltd. through an equity swap, and NISSIN’s equity interest in post-merger Swan Credit Co., Ltd. was below 20% of total shares.

2.
On June 15, 2004, Nissin Credit Guarantee Co., Ltd., a wholly-owned subsidiary, integrated its credit guarantee business operations in connection with real estate leases to NIS Lease Co., Ltd., and on June 24, 2004, changed its name to NIS Property Co., Ltd., and commenced real estate-related business operations.

	3.	On June 24, 2004, Bird’s Eye Technological Investment Corporation, an indirectly owned consolidated subsidiary via NIS Lease Co, Ltd., was established and commenced business owner support services.
4.
On July 9, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd., a wholly-owned subsidiary, was established and commenced business owner support services, and on December 17, 2004, changed its name to Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.

	5.	On July 22, 2004, NIS Trading Co., Ltd., a consolidated subsidiary, was established and commenced wholesale trading operations.
6.
On November 9, 2004, Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate, which is a joint venture with The Chuo Mitsui Trust and Banking Co., Ltd., was established and commenced business loan operations.

	7.	On December 3, 2004, NISSIN acquired a 100% of Yamagen Securities Co., Ltd. and commenced securities business. On May 1, 2005, Yamagen Securities Co., Ltd. changed its name to NIS Securities Co., Ltd.
8.
On December 1, 2004 , Miyako Capital Co., Ltd., an indirectly owned consolidated subsidiary via Nissin Servicer Co., Ltd., as well as CN Two Co., Ltd., established on August 25, 2004, and two other indirectly owned equity-method affiliates via Nissin Servicer Co., Ltd., were established and commenced loan servicing business.

Annual Financial Report

Customers
Provision of unsecured loans, guaranteed loans and secured loans
Provision of guarantees for individuals and business owners
Management and collection
Integrated financial services
Provision of unsecured loans to small and medium-sized firms or owners
Shinsei Business Finance Co., Ltd., an equity-method affiliate
Business loan services
Provision of guarantees and customer development
Provision of loans to small and medium-sized firms or owners
Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate
Business loan services
Internet-based loans and credit card customer development
Internet-based intermediary of financial services
Webcashing.com Co., Ltd. an equity-method affiliate
Intermediary of financial services
Provision of leases, installment loans, rentals, and credit guarantee
NIS Lease Co., Ltd., a consolidated subsidiary
Leasing and credit guarantee business
Investment banking and securities transaction services
NIS Securities Co., Ltd. (former: Yamagen Securities Co., Ltd) a consolidated subsidiary
Securities business
NISSIN CO. LTD.
Consumer loans small business owner loans credit guarantee
Loan servicing
Nissin Servicer Co., Ltd., a consolidated subsidiary
Acquisition of distressed loans
Fiduciary of management and collection
J One Investment Co., Ltd., a consolidated subsidiary
Investment in "Tokumei-Kumiai"
Acquisition of distressed loans
CN Two Co., Ltd. and other three equity-method affiliates
Joint acquisition of distressed loans
Miyako Capital Co., Ltd., a consolidated subsidiary
Acquisition of distressed loans
Other businesses
Insurance agency
Nissin Insurance Co., Ltd., a consolidated subsidiary
Life or non-life insurance agency
Marketing of life or non-life insurance
Corporate housing management
NIS Real Estate Co., Ltd., a consolidated subsidiary
Real estate related businesses
Management of real estate leases
NIS Property Co., Ltd. a consolidated subsidiary
Real estate related businesses
Real estate transactions, brokerage and leases
NIS Trading Co., Ltd. a consolidated subsidiary
Wholesale trading
Export import and trade of commodities
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. a consolidated subsidiary
Business owner support services
Business consulting and other
Bird's Eye Technological Investment Corporation a consolidated subsidiary
Business owner support services
Technical consulting and other

Annual Financial Report

4.     Overview of Subsidiaries and Affiliates

(Consolidated Subsidiaries)

		Common Stock		Interest Owned
Company Name	Location	(in millions)	Main Business	(%)	Relationship

Nissin Servicer Co., Ltd. (Notes 2, 3 and 4)	Shinjuku-ku, Tokyo	¥1,684	Loan servicing	75.9%	1 interlocking director Lending of funds

Yamagen Securities Co., Ltd. (Notes 2 and 5)	Chuo-ku, Osaka City	1,620	Integrated financial services	100.0	1 interlocking director and 2 statutory auditors Management consignment of investment securities

NIS Lease Co., Ltd.	Shinjuku-ku, Tokyo	475	Integrated financial services	100.0	2 interlocking directors and 1 statutory auditor Lending of funds Office leases

NIS Property Co., Ltd.	Shinjuku-ku, Tokyo	60	Integrated financial services	100.0	3 interlocking directors Lending of funds Office leases

NIS Trading Co., Ltd.	Shinjuku-ku, Tokyo	40	Other businesses	67.5	3 interlocking directors Lending of funds Office leases

NIS Real Estate Co., Ltd.	Shinjuku-ku, Tokyo	30	Other businesses	95.0	2 interlocking directors and 1 statutory auditor Management consignment of offices and company residences

Additional 4 companies

		Common Stock			Interest Owned
Company Name	Location	(in thousands)		Main Business	(%)	Relationship

Matsuyama Nissin	Shanghai, China	US$	10,000	Other businesses	100.0%	3 interlocking directors
Investment & Consulting
(Shanghai) Co., Ltd. (Note 2)

Annual Financial Report

(Equity-method Affiliates)

		Common Stock		Interest Owned
Company Name	Location	(in millions)	Main Business	(%)	Relationship

Shinsei Business Finance Co., Ltd.	Chuo-ku, Tokyo	¥984	Integrated financial services	25.0%	1 interlocking director NISSIN guarantees borrowings by customers of and borrowings from banks by Shinsei Business Finance
Webcashing.com Co., Ltd.	Minato-ku, Tokyo	300	Integrated financial services	38.0	Consignment of customer exploitation business
Chuo Mitsui Finance Service Co., Ltd.	Chuo-ku, Tokyo	500	Integrated financial services	30.0	1 interlocking director and 1 statutory auditor NISSIN guarantees borrowings by customers of and borrowings from banks by Chuo Mitsui Finance Service
Additional 4 companies

Notes:	1)	“Main Business” refers to the “Business Segment”.
	2)	The subsidiary is a “Specified subsidiary”.
	3)	The subsidiary is a company required to file its annual financial report (Yukashoken-Houkokusho) with the Ministry of Finance.
4)
The subsidiary’s operating revenue, net of intercompany sales, contributes to more than 10% of the consolidated operating revenues. However, the presentation of significant financial results information is omitted, as the subsidiary is a company required to file its annual financial report (Yukashoken-Houkokusho)

	5)	On April 1, 2005, Yamagen Securities Co., Ltd. relocated its principal office to Shinjuku-ku, Tokyo, and on May 1, 2005, changed its name to NIS Securities Co., Ltd.

Annual Financial Report

5.     Employees

(1)	Employees of the Company

March 31, 2005
Integrated
	Financial Services	Loan Servicing	Other Businesses	Total

(persons)
Number of Employees	726 (74)	59 (8)	33 (3)	818 (85)

Notes:	1)	The number of employees represents the number of full-time employees, including employees of third parties loaned to the Company, net of employees loaned to third parties by the Company.
	2)	Each number presented in parentheses is the average number of temporary employees for the one-year period, not included in the relevant number of full-time employees.
	3)	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies.

(2)	Employees of NISSIN

March 31, 2004
Number of Employees	Average Age	Average Years of Service	Average Annual Salary

(persons)	(years)	(years)	(in thousands)
680 (74)	29.8	5.2	¥5,315

Notes:	1)	The number of employees represents the number of full-time employees, including employees of other companies loaned to NISSIN, net of employees loaned to companies other than NISSIN.
	2)	The amount presented in “Average Annual Salary” includes bonuses and additional wages.
	3)	Each number presented in parentheses is the average number of temporary employees for the one-year period, not included in the relevant number of full-time employees.
	4)	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies
5)
The number of employees decreased by 105 persons, or 13.4%, compared to the previous fiscal year, as NISSIN temporarily loaned or permanently transferred its employees to its subsidiaries and affiliates, as well as its business alliance companies.

(3)	Labor Unions

None of the Company’s employees are members of any labor union. The relations between management and labor are excellent.

Annual Financial Report

ITEM 2.     OVERVIEW OF BUSINESS

1.	Summary of Operating Results

(1)	Business Performance

The Japanese economy is showing signs of recovery with regards to corporate profits and business conditions in the manufacturing sector and various other sectors. The trends in employment and personal consumption have also been positive. On the other hand, the Japanese economy still faces several uncertainties, which create concern for its future economic prospects. Overall, the capital procurement environment appears to have improved; however, small and medium-sized companies with low creditworthiness continue to remain in a difficult situation.

In the small business owner loan and consumer loan industries, competition for customers has become more intense due to the strengthening of loan services businesses for small and medium-sized companies by financial institutions such as Japan Shinko Bank, Limited and New Bank Tokyo Co. Ltd. and major consumer finance companies, the reorganization of major consumer loan companies associated with major banks, and full-scale entry by banks and other non-financial institutions including IT industry players into these industries.

Given this business environment, we are shifting from a “Total Finance Company” to a “Total Financial Solutions Provider” in order to acquire more profitable assets. Toward that end, we focused our efforts on providing a “Financial One-Stop Service” through creation of new credit businesses and acquisition of better quality assets by strengthening our alliances under our financial OEM strategy and provision of integrated financial services. In addition, we sold most parts of our consumer loans receivable to Orient Credit Co., Ltd. on June 1, 2004 for the purpose of restructuring of our portfolio and enhancing the efficiency of our management resources. We strengthened our risk management in order to increase profits.

As a result of the above, for the year ended March 31, 2005, total operating revenues increased by ¥174 million, or 0.4%, from ¥45,693 million to ¥45,867 million, operating income decreased by ¥2,939 million, or 25.4%, from ¥11,559 million to ¥8,619 million, ordinary income decreased by ¥2,520 million, or 22.7%, from ¥11,112 million to ¥8,592 million, and net income increased by ¥339 million, or 5.5%, from ¥6,186 million to ¥6,525 million, compared to the respective figures for the previous fiscal year.

Operating results of the various group segments are described below:

1.	Integrated Financial Services

(a)	Loan

In the loan business, our core business, in order to continuously strengthen our alliances our under financial OEM strategy and our integrated financial services for small business owners, NISSIN newly established the Central Office Sales Department, the Osaka Sales Department and the Tie-up Loan Department within the Sales & Marketing Control Division to acquire higher quality assets and improve future profitability by strengthening our sales and marketing. In addition, in order to increase our efficiency in connection with the sale of consumer loans receivable, we reorganized our business structure, rearranged staff allocation and integrated some of our branches and loan offices.

Although small-business owner loans and Business Timely loans continued to be acquired steadily though alliance-related channels, the total balance of loans outstanding decreased by ¥30,132 million, or 17.1%, to ¥145,307 million, compared to the total balance at the end of the previous fiscal year. The decreases reflected the sale of our consumer loans receivable to Orient Credit Co., Ltd.

Annual Financial Report

In addition, in November 2004, Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate which is a joint venture with The Chuo Mitsui Trust and Banking Co., Ltd., was established in order for NISSIN to commence credit guarantees for small business owner loan operations in connection with real estate financing and unsecured card loans.

(b)	Credit Guarantee

In the credit guarantee business, NISSIN is strengthening its existing joint ventures, Shinsei Business Finance Co., Ltd., with Shinsei Bank, Limited, Sanyo Club Co., Ltd., with Sanyo Electric Credit Group and Chuo Mitsui Finance Service Co., Ltd., with The Chuo Mitsui Trust and Banking Co., Ltd. by utilizing the credit management know-how and expertise cultivated by NISSIN though its experience in the integrated loan services business. Additionally, NIS Lease Co., Ltd. provides credit guarantees in connection with accounts receivable between corporations, as well as credit guarantees in connection with real estate leases.

As a result, the balance of guaranteed loans outstanding as of March 31, 2005 amounted to ¥7,330 million, an increase of ¥3,819 million, or 108.8%, compared to the balance at the end of the previous fiscal year.

In addition, Nissin Credit Guarantee Co., Ltd., currently NIS Property Co., Ltd. a consolidated subsidiary, integrated its credit guarantee business operations in connection with real estate leases to NIS Lease Co., Ltd. on June 15, 2004.

(c)	Leasing

In the leasing business, NIS Lease Co., Ltd. provides financial services such as leases, installment loans and rentals to middle risk business owners, who frequently experience difficulty in fulfilling their financial needs in the existing lease market. Total assets held for leases and installment loans, net of unrealized revenue amounted to ¥5,756 million, an increase of ¥5,376 million, compared to the balance at the end of previous fiscal year.

(d)	Securities

In the securities business, NISSIN acquired 100% of issued shares of Yamagen Securities Co., Ltd. in December 2004 and Yamagen Securities Co., Ltd. became a consolidated subsidiary. Yamagen Securities Co., Ltd. changed its name to NIS Securities Co., Ltd. on May 1, 2005.

As a result of the above, for the year ended March 31, 2005, operating revenues from integrated financial services decreased by ¥6,820 million, or 16.7%, to ¥34,043 million, and operating income from integrated financial services decreased by ¥3,976 million, or 37.6%, to ¥6,594 million, compared to the respective figures for the previous fiscal year.

2.	Loan Servicing

Nissin Servicer Co., Ltd., which utilizes the credit management know-how and expertise cultivated by the Company, successfully operated in the business of purchasing and collecting distressed loans.

As a result, purchased loans outstanding amounted to ¥14,862 million as of March 31, 2005, an increase of ¥9,803 million, or 193.7%, compared to the purchased loans outstanding at the end of previous fiscal year, and its operations generated ¥11,670 million in operating revenues, an increase of ¥7,071 million, or 153.8%, and ¥1,926 million in operating income, an increase of ¥1,027 million, or 114.1%, compared to the respective figures for the previous fiscal year.

On September 16, 2004, Nissin Servicer Co., Ltd. was listed on the Mothers market of the Tokyo Stock Exchange.

Annual Financial Report

3.	Other Businesses

With respect to other businesses, the agency business for life and non-life insurance, real estate-related services, as well as business owner support services and commodity wholesale business started by new subsidiaries during the year ended March 31, 2005, was initiated to enhance our customer services.

As a result of the above, for the year ended March 31, 2005, operating revenues from other businesses were ¥154 million, a decrease of 33.2%, compared to operating revenues from other businesses for the previous fiscal year. Operating losses from other businesses was ¥51 million compared to operating income from other businesses of ¥87 million for the previous fiscal year.

(2)	Cash Flows

As of March 31, 2005, cash and cash equivalents (hereafter referred to as “cash”) amounted to ¥25,376 million, an increase of ¥5,142 million compared to cash at the end of the previous fiscal year. This is mainly due to the sale of most of our consumer loans receivable and the capital increase due to the issuance of new shares by Nissin Servicer Co., Ltd. in connection with its listing on the Mothers Market of the Tokyo Stock Exchange.

(Cash Flows from Operating Activities)

For the year ended March 31, 2005, net cash provided by operating activities amounted to ¥16,202 million, compared to net cash of ¥5,053 million provided by operating activities for the previous fiscal year. This change is mainly attributable to income before income taxes of ¥11,363 million, an increase of ¥588 million, loan loss-related expenses, including reversal of allowance for loan losses, of ¥6,013 million, a decrease of ¥8,106 million, cash used in a net increase of purchased loans receivable, in connection with business expansion in loan servicing business, of ¥10,188 million, a decrease of ¥8,155 million, compared to the respective figures for the previous fiscal year, and cash provided by a net decrease in notes and loans receivable of ¥20,994 million due to sale of most of our consumer loans receivable, compared to net cash of ¥13,579 million used in notes and loans receivable for the previous fiscal year.

(Cash Flows from Investing Activities)

For the year ended March 31, 2005, net cash used in investing activities amounted to ¥15,825 million, compared to net cash of ¥2,184 million used in investing activities for the previous fiscal year. This change is mainly attributable to increase in the purchases of investment securities in venture businesses, which have synergistic effects with our group, and software for the development of new operating system infrastructures.

(Cash Flows from Financing Activities)

For the year ended March 31, 2005, net cash provided by financial activities amounted to ¥4,765 million, compared to net cash of ¥6,237 million used in financing activities for the previous fiscal year. This change is mainly attributable to a net cash of ¥2,486 million provided by an increase in interest-bearing borrowings, compared to net cash used of ¥ 6,421 million for the previous fiscal year, and cash of ¥2,132 million provided by issuance of new shares by subsidiaries, an increase of ¥ 1,606 million compared to the previous fiscal year.

Annual Financial Report

2.	Operating Results

(1)	Operating Results of the Company

1.	Operating Revenues by Business Segment

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Consumer loans	¥9,772	21.4%	¥1,984	4.3%
Wide loans	12,717	27.8	10,280	22.4
Small business owner loans	11,318	24.8	11,069	24.2
Business Timely loans	4,588	10.0	4,919	10.7
Secured loans	198	0.4	949	2.1
Notes receivable	28	0.1	45	0.1

Total interest income from notes and loans receivable	38,623	84.5	29,250	63.8

Other financial income	1	0.0	0	0.0

Other operating income:
Loan origination fees	926	2.0	1,367	3.0
Recovery from loans previously charged off	795	1.8	711	1.5
Guarantee fees received	368	0.8	844	1.8
Revenue from leases and installment loans	101	0.2	1,657	3.6
Other	48	0.1	211	0.5

Total other operating income	2,239	4.9	4,792	10.4

Sub-total	40,863	89.4	34,043	74.2

Loan servicing
Revenue from purchased loans	4,537	10.0	10,095	22.0
Other operating income	61	0.1	1,575	3.4

Sub-total	4,599	10.1	11,670	25.4

Other businesses
Other operating income	230	0.5	154	0.4

Total	¥45,693	100.0%	¥45,867	100.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “Business Segment Information”.
	2)	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

2.	Operating Assets by Business Segment

	March 31,
	2004		2005
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Notes and loans receivables:
Consumer loans	¥35,604	19.7%	¥2,827	1.7%
Wide loans	55,686	30.8	46,128	27.5
Small business owner loans	55,152	30.5	56,958	34.0
Business Timely loans	18,658	10.3	20,862	12.5
Secured loans	9,942	5.5	18,385	11.0
Notes receivable	396	0.2	145	0.1

Total notes and loans receivable	175,440	96.9	145,307	86.8
Assets held for leases and installment loans	380	0.2	5,756	3.4

Other	89	0.1	893	0.5

Sub-total	175,911	97.2	151,958	90.7

Loan servicing
Purchased loans receivable and real estate for sale	5,059	2.8	15,531	9.3

Total	¥180,970	100.0%	¥167,489	100.0%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represents the amounts of total installment loans less the amounts of unrealized revenue from installment loans.
	2)	Other than those presented above, guaranteed loans outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	March 31,
	2004	2005
	Amount	Amount

	(in millions)
Guaranteed loans outstanding	¥3,619	¥7,701

Note:	The amounts of guaranteed loans outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Annual Financial Report

(2)	Operating Results of NISSIN

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1.	Loans Outstanding by Category

	March 31, 2004
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	122,784	75.2%	¥91,290	52.0%	25.24%
Secured loans (except housing loans)	168	0.1	661	0.4	11.94
Housing loans	—	—	—	—	—

Sub-total	122,952	75.3	91,952	52.4	25.15

Business owners
Unsecured loans	39,946	24.5	73,706	42.0	24.16
Secured loans	121	0.1	9,391	5.4	11.74
Notes receivable	176	0.1	396	0.2	13.13

Sub-total	40,243	24.7	83,488	47.6	22.71

Total	163,195	100.0%	¥175,440	100.0%	23.98%

	March 31, 2005
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	39,379	48.7%	¥48,955	33.7%	24.03%
Secured loans (except housing loans)	159	0.2	1,196	0.8	8.50
Housing loans	—	—	—	—	—

Sub-total	39,538	48.9	50,152	34.5	23.66

Business owners
Unsecured loans	40,943	50.7	77,563	53.4	24.00
Secured loans	247	0.3	17,446	12.0	8.64
Notes receivable	91	0.1	145	0.1	13.23

Sub-total	41,281	51.1	95,155	65.5	21.17

Total	80,819	100.0%	¥145,307	100.0%	22.06%

Notes:	1)
The amounts of unsecured loans for consumers represent the sum of the amounts of consumer loans and Wide loans. The amounts of unsecured loans for business owners represent the sum of the amounts of small business owner loans and Business Timely loans. In addition, accounts receivable-collateralized loans are excluded from the amounts of small business owner loans.

	2)	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

2.	Loans Outstanding by Type of Pledged Assets

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Investment securities	13	0.0%	¥761	0.5%	7	0.0%	¥358	0.2%
Of which equity stock	11	0.0	761	0.5	6	0.0	357	0.2
Receivables	11	0.0	110	0.0	36	0.0	256	0.2
Of which bank deposits	—	—	—	—	—	—	—	—
Products	—	—	—	—	—	—	—	—
Real estate	265	0.2	9,180	5.3	363	0.5	18,027	12.4
Foundations	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Sub-total	289	0.2	10,052	5.8	406	0.5	18,642	12.8

Guaranteed	57,758	35.4	110,728	63.1	53,812	66.6	102,830	70.8
Unsecured	104,972	64.3	54,262	30.9	26,510	32.8	23,689	16.3
Notes receivable	176	0.1	396	0.2	91	0.1	145	0.1

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

3.	Loans Outstanding by Loan Term

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Revolving loans	104,972	64.3%	¥54,262	30.9%	26,510	32.8%	¥23,689	16.3%
One year or less	361	0.2	12,149	6.9	652	0.8	17,293	11.9
Over one year to 5 years	56,177	34.5	104,652	59.7	51,886	64.2	98,979	68.1
Over 5 years to 10 years	1,670	1.0	4,299	2.5	1,754	2.2	5,173	3.6
Over 10 years to 15 years	14	0.0	68	0.0	12	0.0	96	0.1
Over 15 years to 20 years	1	0.0	8	0.0	5	0.0	76	0.0
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Average loan term per account		44 months				50 months

Notes:	1)	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years because the contract is renewed every three years automatically.
	2)	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

4.	Loans Outstanding by Type of Industry

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Manufacturing	2,213	1.4%	¥4,170	2.4%	2,167	2.7%	¥5,172	3.6%
Construction	4,933	3.0	9,749	5.6	4,792	5.9	10,202	7.0
Public utility	—	—	—	—	—	—	—	—
Transportation / communication	1,124	0.7	2,215	1.3	1,013	1.3	2,214	1.5
Wholesale / retail / restaurants	22,363	13.7	39,429	22.5	23,262	28.8	40,317	27.8
Finance / insurance	249	0.2	499	0.2	278	0.3	2,089	1.4
Real estate	517	0.3	4,993	2.8	629	0.8	16,139	11.1
Service	7,618	4.7	14,193	8.1	7,816	9.7	16,939	11.7
Individuals	122,952	75.3	91,952	52.4	39,538	48.9	50,152	34.5
Other	1,226	0.7	8,236	4.7	1,324	1.6	2,080	1.4

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

5.	Funding Status

	March 31,
	2004		2005
		Average		Average
	Amount	Borrowing Rate	Amount	Borrowing Rate

		(in millions except percentages)
Borrowings from financial institutions	¥96,201	2.36%	¥100,855	2.19%
Other	47,165	2.22	33,614	1.83
Bonds and commercial paper	40,700	2.26	26,942	1.58

Total	143,367	2.32	134,469	2.09
NISSIN’s capital	67,076	—	74,824	—
Common stock	7,218	—	7,779	—

Notes:	1)
NISSIN’s capital represents the amount of total assets plus allowances and reserves, including statutory reserves, less the sum of total liabilities, the planned amount of dividends and the bonuses for directors and statutory auditors.

	2)	The average borrowing rate is the weighted-average interest rate of borrowings during the period.

Annual Financial Report

B.	Overview of Operations

1.	Number of Branches, Automatic Teller Machines (“ATMs”) and Cash Dispensers (“CDs”)

	March 31,
	2004	2005

Manned branch and loan offices	70	50
ATMs and CDs pursuant to alliance agreements	1,116	—

Notes:	1)	NISSIN was able to use the ATMs and CDs of 5 banks upon alliance agreements during the year ended March 31, 2004.
	2)	All ATMs and CDs pursuant to alliance agreements with banks are located only in the Shikoku region. However, all arrangements to use these ATMs and CDs were terminated on May 31, 2004.

2.	Operating Revenues

(a)	Operating Revenue by Operating Activity

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Interest income from notes and loans receivable
Consumer loans	¥9,772	24.0%	¥1,984	6.1%
Wide loans	12,717	31.2	10,280	31.8
Small business owner loans	11,318	27.7	11,069	34.2
Business Timely loans	4,588	11.2	4,919	15.2
Secured loans	198	0.5	949	3.0
Notes receivable	28	0.1	45	0.1

Sub-total	38,623	94.7	29,250	90.4

Other financial income
Interest on deposits	0	0.0	0	0.0
Other	0	0.0	0	0.0
Sub-total	1	0.0	0	0.0

Other operating income
Loans origination fees	926	2.3	1,367	4.2
Recovery from loans previously charged off	795	1.9	711	2.2
Guarantee fees received	367	0.9	790	2.4
Other	81	0.2	250	0.8

Sub-total	2,170	5.3	3,120	9.6

Total	¥40,795	100.0%	¥32,370	100.0%

Note:	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

(b)	Interest Income from Notes and Loans Receivable by Region

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
Region	Amount	of Total	Amount	of Total

	(in millions except percentages)
Hokkaido	¥1,332	3.4%	¥868	3.0%
Tohoku	2,166	5.6	1,474	5.0
Kanto	13,357	34.6	12,657	43.3
Chubu	3,802	9.9	2,777	9.5
Kinki	6,815	17.7	4,982	17.0
Chugoku	2,707	7.0	1,614	5.5
Shikoku	3,484	9.0	1,585	5.4
Kyushu	4,957	12.8	3,289	11.3

Total	¥38,623	100.0%	¥29,250	100.0%

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	“Regions” are categorized by location of the branch or loan office. The prefectures included in each region are as follows:
(The same definitions of regions also apply to those under 4 - (d)).
		Hokkaido:	Hokkaido
		Tohoku:	Iwate, Miyagi, Fukushima
		Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
		Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
		Kinki:	Kyoto, Osaka, Hyogo, Nara
		Chugoku:	Okayama, Hiroshima
		Shikoku:	Tokushima, Kagawa, Ehime, Kochi
		Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa

3.	Originated Loan Amounts by Product

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
Loan Product	Amount	of Total	Amount	of Total

	(in millions except percentages)
Consumer loans	¥17,537	17.4%	¥4,301	3.6%
Wide loans	20,709	20.5	15,897	13.4
Small business owner loans	35,061	34.8	45,833	38.6
Business Timely loans	13,935	13.8	17,408	14.7
Secured loans	12,696	12.6	31,402	26.4
Notes receivable	931	0.9	3,969	3.3

Total	¥100,872	100.0%	¥118,812	100.0%

Annual Financial Report

4.	Loans Outstanding

(a)	Loans Outstanding by Product

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Consumer loans	88,809	54.4%	¥35,604	20.3%	9,017	11.1%	¥2,827	1.9%
Wide loans	33,975	20.8	55,686	31.8	30,362	37.6	46,128	31.7
Small business owner loans	23,794	14.6	55,152	31.4	23,486	29.1	56,958	39.2
Business Timely loans	16,163	9.9	18,658	10.6	17,493	21.6	20,862	14.4
Secured loans	278	0.2	9,942	5.7	370	0.5	18,385	12.7
Notes receivable	176	0.1	396	0.2	91	0.1	145	0.1

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

(b)	Loans Outstanding by Loan Balance

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
¥500,000 or less	84,419	51.8%	¥27,542	15.7%	17,387	21.5%	¥5,109	3.5%
¥500,001 ~ ¥1,000,000	27,122	16.6	22,954	13.1	15,734	19.5	12,507	8.6
¥1,000,001 ~ ¥3,000,000	45,225	27.7	86,593	49.4	40,216	49.8	72,870	50.2
¥3,000,001 ~ ¥5,000,000	5,862	3.6	22,655	12.9	5,849	7.2	22,541	15.5
¥5,000,001 ~ ¥10,000,000	493	0.3	3,324	1.9	1,295	1.6	8,926	6.1
Over ¥10,000,000	74	0.0	12,370	7.0	338	0.4	23,352	16.1

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Average balance of loans outstanding
per account (in thousands)	¥1,075				¥1,798

Note:   Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

(c)	Loans Outstanding by Interest Rate

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Less than 20%	1,808	1.1%	¥15,734	9.0%	2,652	3.3	¥28,560	19.6%
20% or more but less than 25%	48,703	29.8	99,969	57.0	49,745	61.5	93,966	64.7
From 25% to 29.2%	112,684	69.1	59,736	34.0	28,422	35.2	22,781	15.7

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0	¥145,307	100.0%

Average contractual interest rate (%)	23.98%				22.06%

Notes:	1)	Each amount represents the sum of loans receivable and notes receivable.
	2)	The average contractual interest rate is the weighted-average interest rate at the end of period.

(d)	Loans Outstanding by Region

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Amount	Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages )
Hokkaido	5,498	3.4%	¥5,178	2.9%	1,921	2.4%	¥3,330	2.3%
Tohoku	7,361	4.5	8,018	4.6	3,398	4.2	5,399	3.7
Kanto	55,811	34.2	72,695	41.4	37,374	46.2	74,932	51.6
Chubu	14,027	8.6	14,223	8.1	6,524	8.1	10,869	7.5
Kinki	29,302	18.0	30,392	17.3	13,350	16.5	23,632	16.3
Chugoku	10,596	6.5	9,953	5.7	3,594	4.5	5,985	4.1
Shikoku	22,212	13.6	16,450	9.4	7,213	8.9	8,907	6.1
Kyushu	18,388	11.2	18,528	10.6	7,445	9.2	12,249	8.4

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Notes:	1)	The definitions of regions are listed in 2 — (b).
	2)	Each amount represents the sum of loans receivable and notes receivable.

Annual Financial Report

(e)	Loans Outstanding by Customers’ Gender and Age

	March 31,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Gender / Age	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages )
Male
20~29 years old	12,312	7.5%	¥11,349	6.5%	5,241	6.5%	¥7,195	4.9%
30~39 years old	24,382	14.9	32,987	18.8	12,150	15.0	20,778	14.3
40~49 years old	20,307	12.5	27,024	15.4	12,046	14.9	25,830	17.8
50~59 years old	19,139	11.7	24,479	13.9	12,564	15.5	28,744	19.8
60 years old or over	11,662	7.2	12,818	7.3	7,323	9.1	14,985	10.3

Sub-total	87,802	53.8	108,658	61.9	49,324	61.0	97,533	67.1

Female
20~29 years old	7,889	4.8	5,599	3.2	2,275	2.8	2,668	1.8
30~39 years old	17,401	10.7	13,442	7.7	5,504	6.8	7,212	5.0
40~49 years old	18,159	11.1	16,739	9.5	7,396	9.2	10,976	7.6
50~59 years old	19,951	12.2	20,842	11.9	10,433	12.9	16,429	11.3
60 years old or over	11,993	7.4	10,159	5.8	5,887	7.3	10,486	7.2

Sub-total	75,393	46.2	66,782	38.1	31,495	39.0	47,774	32.9

Total	163,195	100.0%	¥175,440	100.0%	80,819	100.0%	¥145,307	100.0%

Notes:	1)	For a corporation, the gender and age represent those of its representative director.
	2)	Each amount represents the sum of loans receivable and notes receivable.

5.	Loans Outstanding Per Office and Per Employee

	March 31,
	2004		2005
	Number of		Number of
	Accounts	Amount	Accounts	Amount

	(in millions except accounts)
Loans outstanding per office	2,331	¥2,506	1,616	¥2,906
Loans outstanding per employee	286	307	166	298

Notes:	1)	Loans outstanding per office are calculated based on the total number of branches and loan offices at the end of period. The total numbers of branches and loan offices at March 31, 2004 and 2005 were 70 and 50, respectively.
	2)	Loans outstanding per employee are calculated based on the number of sales persons at the end of period. The numbers of sales persons at March 31, 2004 and 2005 were 571 and 487, respectively.

Annual Financial Report

3.	Challenges for the Company

Japan’s long-term deflationary trend has caused corporate and personal bankruptcies, as well as debt restructuring using legal procedures, to increase rapidly. In our industry, however, the sign of a remarkable improvement has been seen, as a result of enhancement of credit risk management and reduction of the loan loss-related cost through acquisition of high-quality loans receivable. Moreover, major banks and IT companies are also entering to this industry which makes customer acquisition more competitive.

The Company is fully utilizing the sales and credit management know-how and expertise cultivated by NISSIN in order to acquire new customers. In addition to our integrated financial services and loan servicing business, we are promoting business owner support services and other businesses. In response to this issue, the Company has promoted increased efficiency and skill improvement of the credit screening department’s operations and the reinforcement of its credit management system. In addition, the Company is actively seeking alliance opportunities by developing new business partners and establishing a follow-up system for various business partners. Through such measures, the Company aims to provide high-quality financial services that accurately respond to the diversifying financial needs of our clients. Moreover, it is anticipated that this move will improve the quality of our loans receivable.

(1)	Improvement in the productivity and skills of the credit screening department

The improvement of the skills and capabilities of the credit screening department is required in order to:

•	Screen the applicants for loans at early stages, improve asset (notes and loans receivable) quality as well as increase asset quantity.

•	Implement a prompt and quick credit screening process, in response to the increasing number of applications from each strategic alliance, and provide loans according to the risk levels of applicants.

•	Implement appropriate credit screening decisions based on the customers’ business details, business scales and other various factors, to promote the financial version of an “OEM strategy”.

(2)	Reinforcement of credit management structure

To correspond to changes in the economic environment, which has contributed to an increase in the percentage of bad debts in our portfolio, we will reorganizing our credit management structure such as by reviewing the operational flows and periodically reallocating employees in order to maintain efficient credit management structure. Simultaneously, to correspond to the new type of customers acquired through tie-up channels, we will strengthen and improve the efficiency of our credit management and limit any further increase in loan loss-related costs by training and improving the expertise of personnel engaged in credit management.

(3)	Development of new alliance partners

In developing business support services for business owners and life support services for consumers, we plan to offer new financial services not available from conventional finance businesses. To make this possible, we will promote alliances with firms in other industries and other financial institutions in order to combine our alliance partner’s brand value and customer bases with our credit expertise.

1.	Financial version of an “OEM strategy”

Many firms in industries such as manufacturing have not been able to adequately engage in transactions with owners of small and medium-sized firms and small retailers due to their higher credit risks. We will seek to contribute to the efforts of our alliance partners to expand sales in these industries, as well as to meet the investment needs of owners of small and medium-sized firms and small retailers, by minimizing credit risks through the provision of credit screenings, loan guarantees, loan servicing and other services for the alliance partners.

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2.	Strategic alliances in connection with services to consumers

In order to be able to respond to customers’ finance needs, we intend to promote tie-ups with consumer loan firms through guaranteed loan businesses to help build a new customer base for our alliance partners and expand our sales channels.

(4)	Establishment of a follow-up system for each alliance business

In order for the Company to offer the best service that could be tailored to each customer, proper assessment of various types and various financial needs of customers mediated through each alliance company is required. Our aim is to establish an efficient and effective system that can make proper assessments, take prompt actions, and execute matters thoroughly as well as assess the effects.

4.	Business Risk Factors

The risks that may affect our business results, stock price and financial position are discussed below. The forward-looking statements in this annual financial report are based on current management’s judgment as of June 23, 2005, the filing date.

Risks and uncertainties which may affect our business results are not limited to the factors listed below, as unknown risks and uncertainties may be as yet unexpected to us.

(1)	Risk from Business Environment

1.	Weak economic conditions

The current Japanese economic environment surrounding the consumer loan and business owner loan financing industry is showing signs of recovery with regards to corporate profits and business conditions in the manufacturing sector and various other sectors. The trends in employment and personal consumption have also been positive. On the other hand, the Japanese economy still faces several uncertainties, which create concern for its future economic prospects. Overall, the capital procurement environment appears to have improved; however, small and medium-sized companies with low creditworthiness continue to remain in a difficult situation. Statistically, according to Tokyo Shoko Research, the number of business bankruptcy cases with total debts of ¥10 million or more was approximately 13,000 cases for calendar year 2004, a decrease of 15.8% compared to the previous year, and according to the Supreme Court of Japan, the number of voluntary bankruptcy cases, including individuals and corporations, was approximately 219,000 cases for calendar year 2004, a decrease of 12.6% compared to the previous year. Although these figures have started to decrease, due to the high levels of unemployment and poor levels of personal consumption resulting from stagnation in worker wages, the trends in the number of bankruptcy cases remain in an unpredictable situation.

If the economic situation in Japan further worsens, we may be forced to further increase our provisions for loan losses, or we may be forced to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

2.	Intensified customer acquisition competition by entry of major financial institutions and IT companies

The customer acquisition competition may continue to intensify due to the various cross-industrial tie-ups regardless of industry and business categories. The movement toward entry to this industry has led to capital participations between major financial institutions and consumer loan companies, establishment of joint venture corporations, acquisition of companies by business corporations including IT companies and foreign-affiliated financial institutions.

Annual Financial Report

Under these competitive pressures, responding to diversification of small to medium-sized businesses and consumers’ needs by promotion of alliance business with various companies, we have focused our efforts on acquisition of prime customers with low credit risk thereby differentiating ourselves from competitors. To this end, we have promoted the alliance strategy (the financial version OEM) and offer new financial services not available from conventional loan business which match the growth stage of the customers.

However, if we cannot sufficiently acquire these prime customers, or if we lose these prime customers to our competitors, it could adversely affect our financial condition and results of operations.

3.	Misconduct by our employee or director or negative publicity of our industry

Any of our employees or directors could engage in misconduct, which includes, among other thing:
•	conduct that exceeds authority;
•	concealment of unauthorized or unsuccessful activities; and
•	improper use of confidential information or leakage of personal information.
Such misconduct could result in regulatory sanctions, legal liability and serious reputation or financial harm to us.

The precautions we take may not always deter or prevent such misconduct, even though we have not in the past suffered materially from misconduct by an employee or director. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.

For example, in 2003, corresponding to the growing criticism of unregistered moneylenders’ loan businesses, the Amendment of the Moneylending Business Restriction Law and the Contributions Law were promulgated and became effective on January 1, 2004. In addition to the earlier implementation of laws regarding stronger penalties, prohibition of advertisement and solicitation, and detection of unregistered moneylenders, the Amendment primarily set forth stricter requirements for the business registration, guidelines concerning loan operating supervisors, and constrain unregistered money lenders’ ability to engage in harmful marketing and loan collection practices, invalidation of loan agreements with higher than 109.5% interest rate per year and increased penalties for violations of the statutory maximum interest rate, all of which affect the industry as a whole. However, if the damages caused by these unregistered moneylenders or other lenders do not decline or if, on the contrary, more damages occur, the Japanese Government could consider tighter regulations, such as applying harsher penalties and proposing further reductions in the statutory maximum interest rate under the Contributions Law, thereby affecting our financial position and results of operations.

(2)	Regulations

1.	Regulations under Japanese law

Our main business is provision of integrated financial services and servicing business. The main laws and regulations, with which we must comply, are as follows.

(a)	Regulation concerning interest rate

•	Contributions Law (the “CL”)
•	Interest Rate Restriction Law (the “IRRL”)

(b)	Regulation concerning loan operations

•	Moneylending Business Restriction Law (the “MBRL”)
•	Administrative Guidelines issued by the Financial Services Agency (the “FSA Guidelines”)

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(c)	Other related regulations

•	Law on Protection of Personal Information (the “LPPI”)
•	Law on Customer Identification and Retention of Records on Transactions by Financial Institutions (the “LCI”)
•	Revised Civil Code
•	Law on Debt Servicing Business by Servicing Companies (the “Servicer Law”)
•	Installment Sales Law
•	Securities and Exchange Law
The overview of the laws or regulations mentioned above and the accompanying risks are as follows.

(a)	Regulation concerning interest rate

The CL and the IRRL

On June 1, 2000, the Japanese Diet enacted the amendment of the CL and reduced the statutory maximum interest rate from 40.004% to 29.20% per annum. Since the maximum lending rate on all of our products had been set below 29.20% even before the amendments were enacted, results of operations were not particularly affected by these amendments. However, on August 1, 2003, the Amendment of MBRL and the CL was promulgated and, according to Supplementary Provision 12, paragraph 2 of the Amendment, a revision of Article 5, paragraph 2 of the CL regarding the statutory maximum interest rate will be implemented after three years from promulgation, which is January 2007, taking into consideration the economic and financial conditions such as demand for fund, and business practices of moneylenders such as pricing of lending rates to customers according to their financial ability and credibility. As a result, although our contractual interest rate on our loan products does not exceed the current statutory maximum interest rate as stipulated by the CL, if the Japanese Government significantly reduces the statutory maximum interest rate further to a level lower than our contractual interest rate, it could adversely affect our financial position and results of operations.

The IRRL Article 1, paragraph 1 provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousands; 18% per annum for loans of ¥100 thousands or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Our contractual loan interest rate, as is customary in the consumer finance industry in Japan, normally exceeds the prescribed rate. However, the MBRL Article 43 provides that a payment by a borrower or person other than the borrower of interest in excess of the rate prescribed by the IRRL Article 1, paragraph 1 is valid so long as the excess interest is paid discretionary and the moneylender has complied with the specified legal documentation and notification procedures. In addition, the IRRL Article 1, paragraph 2 provides that a payment by a borrower of interest in excess of the rate prescribed by the IRRL is non-refundable so long as the excess portion is paid discretionary.

In our industry, borrowers, however, occasionally dispute payments of excess interest. Based on claims such as defects in loan contracts as stipulated by MBRL, such borrowers might file lawsuits seeking the refund of interest paid in excess of the rate prescribed by the IRRL, and successfully won the court’s approval. In the past, we have negotiated refunds of previously paid excess interest by borrowers but have not suffered any significant damages. However, future similar lawsuits could affect our financial position and results of operations.

(b)	Regulation concerning loan operations

The MBRL and the FSA Guidelines

On February 10, 1984, we registered as a moneylender with the Shikoku Local Finance Bureau under Article 3 of MBRL, and have since renewed our registration every three years. Our registration number is “Shikoku Local Finance Bureau (8) 00016 ”. As a registered moneylender, we are subject to various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advertisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restriction on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs and restrictions on loan assignments.

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In addition, on September 1, 2003 and January 1, 2004, amendments to the MBRL were enacted which reinforced moneylender’s registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the CL.

Furthermore, on October 29, 2003, in order to supervise the MBRL, the Financial Services Agency revised its guidelines for supervision to constrain excessive lending, by establishing a standard on provision of an unsecured, non-guaranteed loan based on face-to-face evaluation that the loan not exceeds ¥500 thousands per individual, or equivalent to one-tenth of the borrowers’ annual salary.

Moreover, on May 1, 2005, aiming at a more thorough user’s protection, the Financial Services Agency revised its guidelines to further strengthen the conception of “responsibility to explain” for moneylenders, especially the explanations regarding the letter of attorney for the creation of a notary deed and guarantee matters. The chapters newly established with regards to the “responsibility to explain” were, among other things;
(1)	requirement to explain and enable the other party to understand the contents, when acquiring a letter of attorney for the creation of notary deed and,
(2)	explanation to those who are going to become a guarantor about the matters which include not only the formal contents of guaranty, but also guarantor’s legal obligation and risk factors.

Although the Company’s practices fully comply with the above-mentioned MBRL and the FSA Guidelines, changes in basic policies of the Financial Services Agency and any amendments to these laws and acts, depending on the contents, could affect our business and results of operations.

(c)	Other related regulations

i.	The LPPI and the LCI

On April 1, 2005, the LPPI as well as the guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. Under the LPPI, an entrepreneur or corporation handling personal data is required to;
(1)	specify and limit the purpose of usage for such data,
(2)	acquire such data appropriately and notify the purpose of usage for such data,
(3)	ensure data accuracy,
(4)	provide safety and protection control of such data,
(5)	supervise employees and third-party consignees,
(6)	restrict the provision of such data to third-parties, and
(7)	response to a person who requests to control his or her personal information, including amendment, suspension of the use or deletion of his or her data.

An entrepreneur or corporation handling personal data is also required to file certain reports, when considered necessary, to the competent minister. Failure to comply with certain duties stipulated by the LPPI, when considered necessary in order to protect personal rights and interests, empowers the competent minister to recommend or order required administrative sanctions and penalties for non-compliance or the negligence of reporting.

In order to comply with the requirements of the LPPI and other related statutes, the Company established a working committee, which examines the countermeasures, develops the control system and continuously inspects the control system. However, events such as leakage of personal data due to certain reasons may occur, and this could affect our business and results of operations.

In addition, the LCI was implemented on January 6, 2003. Under the LCI, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required to be facilitated. The Company’s business practice complies with the requirements stipulated by the LCI.

Annual Financial Report

Furthermore, any amendment to these laws and acts, or any implementation of new laws and acts, which affect our business activities, could affect our business and results of operations.

ii.	The Revised Civil Code

On April 1, 2005, “Revised Civil Code” was enforced and the text styles and terms of the Civil Code was modified to modern language to make it easier for people to understand the Civil Code. Simultaneously, the Revised Civil Code provides for rationalization of the contents of a guaranty contract, especially revolving guaranty contract, which guarantor normally assume excessive responsibility with respect to the loan. Revised statements include;

(1)	the revolving guaranty is void if maximum or limit amount is not stated,

(2)	guaranteed liability assumed by guarantor pursuant to revolving guaranty contract only limits to the amount of loan performed before the principal amount decision date,

(3)	upon subjection to compulsory execution, or petition to commence bankruptcy-proceedings, or upon the death of a primary obligor and a guarantor, guaranteed liability for the amount of loan for which performed thereafter will not be assumed by guarantor pursuant to revolving guaranty contract, and

(4)	guaranty contract, including revolving guaranty contract, is invalid, unless executed in written documents.

In response to the Code, the Company is performing necessary correspondence such as verification of written contracts and operating procedures. However, any further amendment to the Code in the future, which result the necessity for reconstruction of our operating management system, could affect our operating activities.

iii.	The Servicer Law

The “Servicer Law” applies to the Company’s loan servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed under the Ministry of Justice pursuant to the Law, to perform loan servicing activities. The “Servicer Law”, in addition to setting forth the required authorization standards for the conduct of loan servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims and the obligation to return legal documents evidencing such debt. Although the Company’s practices fully comply with the law and related regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, if, in spite of our intention to expand into other areas of business, approval to perform such operations is not granted, it could adversely affect our business strategies.

Nissin Servicer Co., Ltd. has been approved to conduct as ancillary operations used goods sales, money-lending and real estate brokerage activities.

Further, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the liquidity market for bad debts due to the trend towards economic recovery, have lead to increasingly severe competition. In response to these factors, we have revised pricing standards through classification of specific money claims into categories, and by improving the accuracy of due diligence, we have maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are skyrocketing purchase prices or falls in commission fees, our loan servicing business may have decreased profitability, which could significantly affect our business strategies and results of operations.

Annual Financial Report

iv.	The Installment Sales Law

The “Installment Sales Law” applies to the Company’s installment sales business operated by NIS Lease Co., Ltd. Upon application of the “Installment Sales Law”, the Company is required to comply with the regulations, among other things, as follows;

(1)	display of selling conditions,

(2)	issuance of written documentations,

(3)	restrictions with respect to cancellation of contract,

(4)	restrictions with respect to maximum amount of compensated damages accompanying cancellation of contract,

(5)	revocation of contracting application, and

(6)	prevention of purchases which exceed solvency.

Although the Company’s practices fully comply with the “Installment Sales Law”, any amendments to these laws and acts, depending on the contents, could affect our financial position and results of operations.

v.	The Securities and Exchange Law

The “Securities and Exchange Law”, as well as regulations imposed by each securities exchange’s self-regulatory organization, apply to the Company’s securities business operated by NIS Securities Co., Ltd. Although the Company’s practices fully comply with these law and related regulations, any amendments to these laws and related regulations, or any establishment of new laws and regulations beyond current expectation, depending on the contents, could affect our financial position and results of operations.

2.	Regulations under U.S. law

In August 2002, we listed our shares on the New York Stock Exchange; therefore, we are required to comply with the regulations of U.S. laws as described below.

The U.S. Investment Company Act of 1940 was enacted to protect public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, may be deemed to be an investment company under the U.S. Investment Company Act of 1940. We do not believe that we are an investment company as defined under the U.S. Investment Company Act of 1940. However, if we were to be deemed an investment company, we would be prohibited from issuing our securities in the United States and may have to terminate U.S. listing or other sponsorships promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed the Sarbanes-Oxley Act, designed to restore shareholder confidence in publicly traded securities following a series of highly publicized corporate scandals by providing greater transparency in corporate accounting and reporting. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subjected to the Act, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure levels. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 shall be subject to severe penalties. Pursuant to the Section 302 of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer are requested to certify in each annual report that the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, the financial statements and other financial information included in the report fairly present in all material respect the financial condition and results of operations of the company as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining internal control. Our chief executive officer and chief financial officer are also making such certifications.

We are in the midst of strengthening our corporate governance structure in order to comply with the Sarbanes-Oxley Act while obtaining wide range of advisory opinions from inside and outside experts regarding the approaches to corporate governance and risk management, and examined them from different perspectives. We will continue to do our best to enhance our internal control structure in order to:
i.	ensure reliability of our financial statements,

Annual Financial Report

ii.	urge our management and corporate business activities compliance with related regulations, and
iii.	improve the effectiveness and efficiency of our management and corporate business activities.
However, willful or unintentional failure of our officers to comply with the Section 302 of the Sarbanes-Oxley Act, with respect to certifications regarding our financial reporting, could subject the certifying officers to severe legal sanctions, therefore tarnish our credibility and adversely affect our stock price and our business activities.

Moreover, any amendments to the Sarbanes-Oxley Act that will reinforce regulations that we must comply to, could adversely affect our business operations.

3.	Ammendment to current laws and the growing variety of legal means with which our customers can seek protection from creditors

In recent years, the number of legal means and deregulatory measures with which retail borrowers can seek protection from creditors has increased. On February 17, 2000, Japan’s Special Conciliation Law was enforced and under the law, a borrower in financial difficulty may, under the supervision of a conciliation committee, negotiate with some or all of his or her lenders to reschedule or revise payment obligations. The borrower may also petition a court to order suspension of enforcement procedures against the borrower’s assets during the negotiation procedures, with less requirements needed compared to the former civil conciliation procedures.

On April 2001, with the purpose of attaining a simplified and prompt economical recovery of an individual, an amendment of the Civil Rehabilitation Law was enacted. The law provides several relatively convenient alternative procedures for restructuring loan repayments with the court’s approval by individual borrowers in financial difficulty without declaring personal bankruptcy under the Bankruptcy Law.

The growing variety of legal means and deregulatory measures, as well as high levels of unemployment rate and stagnation in worker wages, has caused the increase in the number of customers seeking protection from creditors by taking advantage of these legal means.

Also, the Amendment of the Bankruptcy Law was enacted on January 1, 2005 to simplify the procedure for, and improve the debtors’ and debtors’ estate’s protection under, personal bankruptcy. Under this amendment, a debtor can take advantage of a unified discharge procedure and a larger scope of bankruptcy estates to be retained by such insolvent debtor.

Also, this amendment may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments. While we are generally able to collect a small portion of payments owed to us pursuant to the Special Conciliation Law or Civil Rehabilitation Law, we generally recover almost nothing under personal bankruptcy proceedings.

Furthermore, the accessibility of lawyers and judicial scriveners who advise retail borrowers in financial difficulties has increased due to various deregulatory measures, including enforcement of regulations concerning advertisement by lawyers, which have enabled advertisements by lawyers since October 2000, and the amendment of Judicial Scriveners Law on April 1, 2003, which partly enables proceedings of reconciliation and civil conciliation by judicial scriveners in the Summary Court.

At present, it is not possible to anticipate the effects of the enforcement or deregulation of these laws and regulations to our business. However, if this trend continues, the number of our customers seeking legal protection from enforcement of terms of payment and adjournment of payment may increase, and as a result, if the number of delinquent loans increase, our provisions for loan losses may increase and this could adversely affect our financial position and results of operations.

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(3)	Business Risk

1.	Funding and market interest rates

In our business operation, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital market such as through issuances of bonds. As of March 31, 2005, our total interest-bearing debts were ¥149,360 million, which represented 66.0% of consolidated total assets.

In addition, in order to retain stable fund-raising activities, we are promoting transactions with well-established financial institutions, and diversifying our financing method by issuance of corporate bonds, issuance of commercial paper and formation of syndicated loans. Also, in order to obtain a greater flexibility in our transactions, we are promoting unsecured funding. As of March 31, 2005, 75.0% of our interest-bearing debts came from indirect funding and 25.0% of our interest-bearing borrowings came from direct funding, and 81.0% of our interest-bearing debts were unsecured.

Moreover, although contractual borrowing interest rates are subjected to fluctuation due to market environment and other factors, the contractual lending interest rate in our loan business is restricted to 29.2% as stipulated by the CL. Therefore, in order to minimize our interest fluctuation risk, we are promoting financing with a fixed interest rate for borrowings from financial institutions and issuance of corporate bonds. As of March 31, 2005, our fixed rate debts, including hedge from derivative transactions, comprised 64.2%, and our floating rate debts comprised 35.8% of our total interest-bearing debts.

We believe that we do not have any difficulties in our access to funds required at present. However, a number of other factors largely beyond our control do exist, such as severe disruptions of the financial markets and change in the lending stance towards us due to group reorganization of financial institutions and other reasons, as well as negative views about the prospects for the finance industry generally and downgrades of Japan’s sovereign debt ratings. Any impact from these factors that worsen our capital procurement environment significantly beyond our expectations could increase our interest expenses and prevent us from obtaining sufficient funds from lenders or capital markets, thereby adversely affecting our financial position and results of operations.

2.	Reliability of our information or technological systems and networks

We increasingly rely on internal and external information and technological systems and networks to generate new business, provide services to customers and manage our operations. In particular, our business depends on:

•	the ability of our automated fund transfer system to handle high volumes of phone calls and to provide customers a more convenient alternative with reliable privacy protection;
•	the reliability and security of third-party databases from which we obtain credit information about our customers;
•	the reliability of Sanyo Electric Credit’s wire transfer service that we use to disburse loans to accounts designated by our customers; and
•	the reliability of the financial institutions that hold our customers’ accounts from which we automatically transfer their payments to us.

In addition, we outsource the following hardware and software in order to manage operating transaction and accounting data, confidential customer information and other back-office operations:

•	our main computer housed in an NEC affiliate’s data center, to which all data are backed each business day;
•	dedicated lines that connect our main computer and outsourcing center to our application servers and e-mail servers, and
•	an NEC affiliate to provide maintenance and support work for our main computer.

Annual Financial Report

Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.

3.	Influence on important decisions by president and his family

As a result of the direct and indirect ownership or control of approximately 39% of our issued shares by Kunihiko Sakioka, our president, and his family members as of March 31, 2005, they can exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of our company, corporate restructuring, investment in businesses or assets, or change of the terms of future financings, all of which could affect our business and affairs.

The interests of these shareholders in these and other matters may differ from those of our public shareholders.

4.	Operating assets portfolio

In respond to the diversified needs of small and medium-sized businesses and consumers, as well as to maximize our corporate value, we are promoting the expansion of our operating assets in integrated financial services. As of March 31, 2005, operating assets amounted to ¥167,489 million, of which 90.7% was attributable to integrated financial services.

In addition, in the integrated financial services, we concentrate on the provision of financial services for business owners and loans with guarantors for consumers.

With respect to the financial services for business owners, in addition to provision of small business owner loans and Business Timely loans, we also concentrate on the provision of leases and installment loans, and real estate finance, which accounts to approximately 60% of total operating assets as of March 31, 2005. With respect to the quality of operating assets, we aimed at the accumulation of prime assets with lower charge-off risks through acquisition of prime customers through the promotion of our alliance strategy. However, deterioration of the quality of our operating assets due to aggravation of financial condition of small and medium-sized businesses caused by rapid changes in economic environment and other various factors could adversely affect our financial position and results of operations.

With respect to Wide loans, which are loans for consumers with guarantors, the creditability of both the customer and guarantors are emphasized rather than collateral on property such as real estate. A borrower normally applies the proceeds from these loans to the repayment of existing debts which improves the efficiency of repayment. As compared to unsecured, non-guaranteed consumer loans, we believe that loans with guarantors can anticipate a higher collection rate. However, deterioration of the quality of our operating assets due to various factors such as aggravation of the employment environment and moral hazards could adversely affect our financial position and results of operations.

5.	Risk concerning investment

We are conducting capital tie-ups with various companies which have synergistic effects in integrated financial services, for the purpose of network expansion with these companies. As of March 31, 2005, the cost of our investment in securities was ¥10,598 million and, due to listings on stock exchanges and rises in the stock prices, the fair value of these investments was ¥23,935 million, or 10.7% of consolidated total assets. However, in the future, if the stock prices decline significantly, or the financial condition of our investments worsen due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our shareholders’ equity ratio could decline due to fluctuation in unrealized profits in investment securities, which therefore could adversely affect our financial position and results of operations.

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6.	Strategic alliances and joint ventures to acquire new customers

We are changing from the “Nissin brand” to the “NIS group brand” in order to maintain continuous growth amidst extremely keen competition, by improving the synergy of our group, while cultivating investments and alliances partners and our tie-up strategy, known as the “Financial Version of an OEM” strategy. We aimed at establishment of a customer base by promoting strategic alliances and joint ventures by fully utilizing our “sales and marketing expertise” and “credit management know-how and expertise” cultivated by the Company. Although we aim to establish solid profit base for our group through this tie-up strategy, we may not be able to successfully grow new ventures or strategic alliances, or, due to certain reasons, maintain alliances with third parties. This could adversely affect our business strategies and results of operations.

5.	Significant Contracts

None

6.	Research and Development

None

7.	Management’s Discussion and Analysis

(1)	Significant Accounting Policies and Estimates

The following describes our significant accounting policies that affect our significant judgments and estimates used in the preparation of our consolidated financial statements. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities. These estimates are based on, but not limited to, historical results, industry standards and current economic conditions, giving due consideration to materiality. Our estimates are based on information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may vary from those estimates, and those estimates could differ, under different assumptions or conditions.

1.	Interest Income from Loans Receivable

Interest income from loans receivable is recognized on an accrual basis. Article 1-1 of the Interest Rate Restriction Law (the “IRRL”) provides that a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. However, Article 1-2 of the IRRL provides that a payment by a borrower or guarantor of interest in excess of the prescribed rate is valid and non-refundable so long as the excess interest is paid without coercion, mistake or threat and provided that we have complied with the specified legal documentation and notification procedures pursuant to Article 43 of the Moneylending Business Restriction Law.

We recognize accrued interest income on loans receivable outstanding as of the balance sheet date at the lower of the restricted rate or the contractual interest rate. Contractual interest in excess of the restricted rate is recognized as interest income when collected.

Accrual of interest income is ceased when loan principal is charged off or is wholly or partially reserved.

2.	Loans Receivable and Allowance for Loan Losses

In order to provide for loan losses, we calculate the estimated probable uncollectible amount by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Annual Financial Report

The allowance for loan losses is maintained at a level that, in our management’s judgment, is adequate to provide for the estimated probable uncollectible loan losses from known and inherent risks in our loan portfolios. Allowances are reviewed both on an individual loan and portfolio basis. In evaluating the adequacy of the allowance, management considers various factors, including current economic conditions, such as unemployment rates, corporate insolvencies and personal bankruptcy cases, and historical loss experience. Recoveries of previously charged-off amounts are recognized as income.

Restructured loans include any loans for which interest, principal or term is restructured. Allowances for restructured loans are based on the collection history or legal classification of the borrowers.

Our policy is generally to charge off loan balances and cease accrual of interest as follows:

(a)	Consumer loans and Business Timely loans: Loan balances are charged off and interest accrual is terminated when a loan’s contractual interest payment becomes 67 days delinquent or upon the occurrence of other events such as the bankruptcy of the borrower.

(b)	Small business owner loans and Wide Loans: Loan balances are charged off when we believe the likelihood of any future collection is minimal. Events triggering charge-offs include bankruptcy of both the borrower and guarantor. Interest accrual is terminated at the earlier of the date when contractual interest payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

(c)	Secured loans: Loan balances are charged off when we believe the likelihood of any future collection is minimal. We consider the availability and value of collateral in determining the level of charge-off. Interest accrual is terminated at the earlier of the date when contractual interest payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

Other than above, in the case that loans are restructured, we charge off the amount of the recorded loan balance less the restructured loan balance.

3.	Purchased Loans Receivable and Revenue Recognition

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans. With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

Purchased loans represent loans purchased from third party originators and are reported at purchased cost. Due to the non-performing status of these loans when initially purchased and lack of history with the borrowers, we initially recognize revenue from these loans using the cost recovery method. Under this method, payments from a borrower are first applied to loan principal and the entire amount is recognized as revenue from purchased loans and costs of purchased loans collected. Once the purchased cost is fully recovered, subsequent receipts are recognized as revenue.

However, for those purchased loans for which we can reasonably estimate the expected timing and amount of cash flows, we use those expected future cash flows, based on future yields, to recognize the principal portion of the collection as costs of purchased loans collected. As of March 31, 2005, approximately ¥845 million in book value of loans was accounted for under this method.

If we determine that we cannot recover a portion of the cost of the purchased loans, an allowance for the expected uncollectible portion is established. The loan is written off once we deem the entire loan uncollectible.

Annual Financial Report

(2)	Results of Operations

For the year ended March 31, 2005, despite a decrease in interest income from notes and loans receivable attributable to loan business due to the sale of consumer loans receivable, total operating revenues was ¥45,867 million, an increase of ¥174 million, or 0.4%, due to the increases in revenue from loan servicing business and fees from credit guarantee business, compared to total operating revenues for the previous fiscal year. Despite a decline of financial costs due to a decrease in the balance of interest-bearing borrowings and a decline in loan loss-related expenses resulting from the strengthening of our loan management structure, acquisition of higher quality customers through the promotion of our alliance strategy, as well as the sale of consumer loans receivable, operating income was ¥8,619 million, a decrease of ¥2,939 million, or 25.4%, due to an increase in costs of purchased loans collected due to our positive activities in the loan servicing business, compared to operating income for the previous fiscal year. Due to fees received in connection with the sale of loans receivable and syndicated loan borrowing costs, ordinary income was ¥8,592 million, a decrease of ¥2,520 million or 22.7%, compared to ordinary income for the previous fiscal year. Due to a reversal of allowance for loan losses in connection with the sale of consumer loans receivable of ¥3,327 million, a gain of ¥1,341 million as a result of an equity change in a subsidiary, Nissin Servicer Co., Ltd., because of its listing on the Mothers market of the Tokyo Stock Exchange, despite amortization of consolidation account adjustments of ¥599 million because of the acquisition of Yamagen Securities Co., Ltd., and losses on devaluation of investment securities of ¥1,542 million, net income for the year ended March 31, 2005 rose to ¥6,525 million, an increase of ¥339 million, or 5.5%, compared to net income for the previous fiscal year.

1.	Operating Revenues

Interest income from notes and loans receivable was ¥29,250 million, a decrease of ¥9,373 million, or 24.3%, compared to ¥38,623 million for the previous fiscal year, due to a decrease in the average balance of loans outstanding, which amounted to ¥145,112 million, a decrease of ¥31,069 million, compared to ¥176,181 million for the previous fiscal year primarily due to the sale of most of our consumer loans receivable, and a decrease in the weighted average lending rate from 23.98% for the previous fiscal year to 22.06% for the year ended March 31, 2005.

Revenue from purchased loans was ¥10,095 million, an increase of ¥5,557 million, or 122.5%, compared to ¥ 4,537 million for the previous fiscal year, due to the developments in our loan servicing business by increases in acquisition of specific money claims through the positive business approaches towards financial institutions and promotion of an efficient collecting activities which take into consideration the customers’ revitalization and profit reservation.

Other operating income was ¥6,522 million, an increase of ¥ 3,991 million, or 157.7%, compared to ¥ 2,530 million for the previous fiscal year, due to increases in revenue from leases and installment loans by commencing a full-scale operation in leasing business, increases in guarantee fees received by focusing on the credit guarantee business, and revenue from real estate for sale in connection with the strengthening of the real estate revitalization-related business in the loan servicing business.

2.	Operating Expenses

Financial costs were ¥2,733 million, a decrease of ¥655 million, or 19.4%, compared to ¥3,389 million for the previous fiscal year despite an increase in the balance of interest-bearing borrowings at March 31, 2005 to ¥149,360 million, an increase of ¥1,483 million, or 1.0%, compared to ¥147,877 million at the end of the previous fiscal year. However, as we adjusted our cash position following the sale of most of our consumer loans receivable in June 2004 which result in a decrease in the average balance of interest-bearing borrowings during the year ended March 31, 2005 and improvement in the terms of our transactions as well as diversification of financing methods, such as issuance of the publicly-offered corporate bond for institutional investors and composition of large-scale syndicated loan which has resulted lower borrowing interest rates, contributed to the decreases in financial costs.

Costs of purchased loans collected were ¥6,850 million, an increase of ¥4,381 million, or 177.5%, compared to ¥2,468 million for the previous fiscal year due to the increases in revenue from purchased loans as a result of the positive developments in loan servicing business.

Annual Financial Report

Other operating expenses were ¥27,664 million, a decrease of ¥612 million, or 2.2%, compared to ¥28,276 million for the previous fiscal year despite increases in costs of leases and installment loans by commencing a full-scale operation in leasing business and costs of real estate for sale in loan servicing business. However, a decline in the loan loss-related expenses resulting from the strengthening of our loan management structure, acquisition of higher quality customers through the promotion of our alliance strategy, as well as the sale of consumer loans receivable has contributed to the decreases in our other operating expenses

3.	Operating Income

Operating income was ¥8,619 million, a decrease of ¥2,939 million, or 25.4%, compared to ¥11,559 million for the previous fiscal year as a result of operating revenues of ¥45,867 million and operating expenses of ¥37,248 million.

4.	Other Income and Expenses

Other income was ¥617 million, an increase of ¥567 million, compared to ¥49 million for the previous fiscal year, mainly due to operation support services fees received in connection with sale of loans receivable of ¥392 million and fees received from securities loaned of ¥74 million. Other expenses was ¥644 million, an increase of ¥147 million, or 29.8%, compared to ¥496 million for the previous fiscal year, mainly due to net equity losses in affiliates of ¥92 million, penalty for cancellation of office lease of ¥69 million, and syndicated loan borrowing costs of ¥140 million.

5.	Ordinary Income

Ordinary income was ¥8,592 million, a decrease of ¥2,520 million, or 22.7%, compared to ¥11,112 million for the previous fiscal year as a result of operating income of ¥8,619 million, other income of ¥617 million and other expenses of ¥644 million.

6.	Special Gains and Losses

Special gains were ¥5,641 million, an increase of ¥4,515 million, or 401.1%, compared to ¥1,125 million for the previous fiscal year, due to reversal of allowance for loan losses of ¥3,327 million, gains on change of equity interest of ¥1,341 million, and gains on sales of investment securities of ¥972 million. Special losses were ¥2,870 million, an increase of ¥1,406 million, or 96.1%, compared to ¥1,463 million for the previous fiscal year, due to losses on devaluation of investment securities of ¥1,542 million, losses on cancellation of lease contracts of ¥346 million, amortization of consolidation account adjustments of ¥599 million, and amortization of equity-method account adjustments of ¥201 million.

7.	Net Income

As a result of the above, income before income taxes was ¥11,363 million, an increase of ¥588 million, or 5.5%, compared to ¥10,774 million for the previous fiscal year. Income taxes were ¥4,651 million, an increase of ¥67 million, or 1.5% ,compared to ¥4,584 million for the previous fiscal year, and consequently, net income rose to ¥6,525 million, an increase of ¥339 million, or 5.5%, compared to ¥6,186 million for the previous fiscal year.

(3)	Liquidity and Capital Resources

1.	Cash Flows

As of March 31, 2005, cash and cash equivalents (hereafter referred to as “cash”) amounted to ¥25,376 million, an increase of ¥5,142 million compared to cash at the end of the previous fiscal year. This is mainly due to the sale of most of our consumer loans receivable and the capital increased due to the issuance of new shares by Nissin Servicer Co., Ltd. in connection with its listing on the Mothers Market of the Tokyo Stock Exchange.

Annual Financial Report

For the year ended March 31, 2005, net cash provided by operating activities amounted to ¥16,202 million, compared to net cash of ¥5,053 million provided by operating activities for the previous fiscal year. This change is mainly attributable to income before income taxes of ¥11,363 million, an increase of ¥588 million, loan loss-related expenses, including reversal of allowance for loan losses, of ¥6,013 million, a decrease of ¥8,106 million, cash used in a net increase of purchased loans receivable, in connection with business expansion in loan servicing business, of ¥10,188 million, a decrease of ¥8,155 million, compared to the respective figures for the previous fiscal year, and cash provided by a net decrease in notes and loans receivable of ¥20,994 million due to sale of most of our consumer loans receivable, compared to net cash of ¥13,579 million used in notes and loans receivable for the previous fiscal year.

For the year ended March 31, 2005, net cash used in investing activities amounted to ¥15,825 million, compared to net cash of ¥2,184 million used in investing activities for the previous fiscal year. This change is mainly attributable to increase in the purchases of investment securities in venture businesses, which have synergistic effects with our group, and software for the development of new operating system infrastructures.

For the year ended March 31, 2005, net cash provided by financial activities amounted to ¥4,765 million, compared to net cash of ¥6,237 million used in financing activities for the previous fiscal year. This change is mainly attributable to net cash of ¥2,486 million provided by an increase in interest-bearing borrowings, compared to net cash used of ¥6,421 million for the previous fiscal year, and cash of ¥2,132 million provided by issuance of new shares by subsidiaries, an increase of ¥1,606 million compared to the previous fiscal year.

2.	Liquidity and Capital Requirements

In our business operation, our principal capital and liquidity needs are for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock.

(a)	Loans

We provide integrated financial services as our principle business, and our most critical capital requirement is for loan provision.

(b)	Acquisition of Purchased Loans

We mainly purchase distressed loans from third party originators such as financial institutions in our loan servicing business operations.

(c)	Working Capital

Our working capital needs are primarily for financial costs such as interest expenses, and operating expenses including salaries and employee benefits, commission fees and rental expenses.

(d)	Capital Expenditures

Our capital expenditures for the year ended March 31, 2005 were mainly used in integrated financial services operated by NISSIN, in connection with acquisition of intangible fixed assets accompanying the development of the operating system in order to increase the efficiency in the sales and marketing operation, and acquisition of assets held for leases by NIS Lease Co., Ltd.

For the year ending March 31, 2006, NISSIN has budgeted capital expenditures in the amount of ¥52 million for the refurbishment of Tokyo Head Office and ¥33 million for renovation of Matsuyama Head Office in order to enhance back-office division and ¥75 million for relocation and renovation of branches and loan offices in order to enhance sales and marketing operation.

Annual Financial Report

In addition, NIS Lease Co., Ltd. has budgeted capital expenditures in the amount of ¥4,034 million for the acquisition of assets held for leases.

(e)	Dividend Payments

The amount of dividend payments depends on various factors, including our future earnings and the economic trends. However, we need sufficient liquidity, in order to provide for the planned amount.

(f)	Acquisition of Treasury Stock

At NISSIN’s Annual Shareholders’ Meeting held on June 22, 2004, a resolution was approved concerning a partial amendment of NISSIN’s Articles of Incorporation which permits acquisition of shares of treasury stock by Board of Directors approval. We will continuously plan to acquire treasury stock after carefully considering the trends in our results of operations, financial position and share price as well as the market trends.

3.	Financial Position

As of March 31, 2005, total assets increased by ¥18,331 million, or 8.8%, to ¥226,287 million, compared to total assets at the end of the previous fiscal year. This increase is primarily attributable to an increase in the total purchased loans receivable and real estate for sale of ¥10,471 million, or 207.0%, to ¥15,531 million due to positive developments in loan servicing business, an increase in total assets held for leases and installment loans of ¥5,376 million to ¥5,756 million, from ¥380 million due to commencement of a full-scale operation in leasing business, and an increase of ¥14,573 million, or 150.8%, to ¥24,235 million in investment securities due to market valuation and investments in venture business, which have synergistic effects with our group, despite a decrease in notes and loans receivable of ¥30,132 million, or 17.2%, to ¥145,307 million, in connection with the sale of our consumer loans receivable, compared to the respective figures at the end of the previous fiscal year.

Total liabilities increased by ¥5,382 million, or 3.5%, to ¥159,344 million, compared to total liabilities at the end of the previous fiscal year. This decrease is primarily attributable to an increase in deferred tax liabilities of ¥4,149 million, or 638.7%, due to market valuation of investment securities, compared to deferred tax liabilities at the end of the previous fiscal year.

With respect to shareholders’ equity, consolidated net income for the year ended March 31, 2005 amounted to ¥6,525 million, an increase of 5.5%, compared to consolidated net income for the previous fiscal year, and unrealized gains on investment securities amounted to ¥7,935 million, an increase of ¥4,788 million, or 152.2%, compared to unrealized gains on investment securities at the end of the previous fiscal year. Consequently, total shareholders’ equity amounted to ¥65,793 million, an increase of ¥11,960 million, or 22.2%, compared to total shareholder’s equity at the end of the previous fiscal year and the shareholders’ equity ratio as of March 31, 2005 increased to 29.1%, an increase of 3.2%, compared to shareholders’ equity ratio at the end of the previous fiscal year.

4.	Capital Resources

We seek to manage our capital resources and liquidity to provide adequate funds for current and future financial obligations. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital market such as through issuances of bonds. In addition, in order to improve our financial position, we reduced our financial costs by diversification of our financing methods.

We believe that our existing cash and cash equivalents as of March 31, 2005, and the amount of cash that we anticipate will be generated from our business operations, together with our existing access to borrowings and capital markets, will be sufficient for us to continue to operate our business at current levels through the year ending March 31, 2006.

Annual Financial Report

5.	Commitments

(a)	Long-term Borrowings

We require a significant amount of funds for the purpose of extending loans to our customers. One hundred percent of our borrowings are denominated in yen. As of March 31, 2005, we had long-term borrowings, including convertible bonds and asset backed commercial paper, as well as current portion of long-term borrowings, totaling ¥136,843 million.

Of our total long-term borrowings at March 31, 2005, ¥106,519 million were from loans, principally from banks and other financial institutions. Our long-term loans will mature within five years, and accrue interest on a fixed rate basis or on a floating rate basis. As of March 31, 2005, the weighted average interest rate of our long-term loans was 2.0%.

In addition, ¥23,652 million of our total long-term borrowings at March 31, 2005 were from the issuance of long-term bonds, including convertible bonds. Our long-term bonds will mature within four years, and as of March 31, 2005, the weighted average interest rate of our long-term bonds was 1.6%

(b)	Short-term Borrowings

Our short-term borrowings comprised of bank loans and commercial paper. Interest rates on bank loans as of March 31, 2005 under fixed or floating contracts ranged from 1.0% to 2.2% with the weighted average interest rates of these bank loans being 1.6%. Interest rates on commercial paper as of March 31, 2005 ranged from 0.3% to 0.5% with the weighted average interest rates of these commercial papers being 0.4%.

(c)	Collateral for Borrowings

Information on the details of our assets pledged as collateral and corresponding borrowings secured by the collateral is stated in “ITEM 5. FINANCIAL STATEMENTS – Consolidated Financial Statements – Notes to Consolidated Financial Statements – Consolidated Balance Sheets”.

6.	Contingencies

(a)	Lending Commitments

Information on the details of our credit line agreements is stated in “ITEM 5. FINANCIAL STATEMENTS – Consolidated Financial Statements – Notes to Consolidated Financial Statements – Consolidated Balance Sheets”.

(b)	Guarantees

As of March 31, 2005, we had outstanding guarantees in the total amount of ¥7,701 million. This includes guarantees for borrowings of business owners, lease receivable, accounts receivable in connection with the complementation of customers’ credibility in corporate transactions and credit guarantees in connection with real estate leases. Pursuant to each agreement, we receive a certain percentage of the outstanding guarantees as guarantee fees. Meanwhile, we are required to perform as a guarantor for the borrowings for which payments are delinquent for a certain period of time. In order to provide for estimated probable losses from these guarantee transactions, we maintain a reserve for estimated guarantee losses. In addition, for the year ended March 31, 2005, as a result of our contractual commitments under these arrangements, we paid ¥269 million as a guarantor.

In addition, as of March 31, 2005, we guaranteed bank borrowings of ¥3,795 million of our equity-method affiliates.

Annual Financial Report

ITEM 3.  OVERVIEW OF PROPERTY AND EQUIPMENT

1.	Overview of Capital Expenditures

Our total amount of investment in property and equipment was ¥4,026 million during the year ended March 31, 2005. Main expenditures were for integrated financial services operated by the Company, in connection with acquisition of intangible fixed assets of ¥1,474 million accompanying the development of the operating system in order to strengthen the sales and marketing operation and acquisition of assets held for leases of ¥2,466 million by NIS Lease Co., Ltd.

In addition, all capital expenditures were made without additional funding.

Annual Financial Report

2.	Major Property and Equipment

(1)	NISSIN

		Book Value
		Buildings					Number of
Name of Office	Description	and		Land			Employees
(Location)	(Business Segment)	Structures	Equipments	(m2)	Software	Total	(persons)

		(in millions except square meter)
Tokyo Head Office (Shinjuku-ku, Tokyo)	Offices (Integrated financial services)	¥54	¥77	¥—	¥2,205	¥2,333	109
Matsuyama Head Office (Matsuyama City, Ehime)		347	36	355 (815.07)	15	755	37
				(409.51)
Osaka Branch Office (Chuo-ku, Osaka)		11	3	—	—	15	12

Eastern Japan Investigation Department (Kawaguchi City, Saitama)	Sales support (Integrated financial services)	4	3	—	—	7	35

Hokkaido region (Sapporo Branch and other 1)	Branches and loan offices (Integrated financial services)	0	0	—	—	0	15
Tohoku region (Koriyama Branch and other 2)		1	1	—	—	3	17
Kanto region (Ikebukuro Loan Office and other 18)		15	9	—	—	28	237
Chubu region (Nagoya Branch and other 5)		2	1	—	—	4	40
Kinki region (Nanba Branch and other 5)		5	4	—	—	9	87
Chugoku region (Hiroshima Branch and other 2)		2	1	—	—	3	20
Shikoku region (Matsuyama Loan Office and other 3)		3	1	—	—	5	24
Kyushu region (Fukuoka Branch and other 6)		2	3	—	—	5	47

Total	—	¥452	¥146	¥355	¥2,220	¥3,174	680
				(815.07)
				(409.51)

Notes:	1)	The figures in the brackets above represent the office space leased to third-parties, which are included in the figures in the parentheses.
	2)	The average number of temporary employees of NISSIN is 74 person for the year ended March 31, 2005 and is excluded from the numbers presented above.
	3)	Consumption taxes are excluded from amounts presented above.
	4)	In addition, major leased assets are as follows:

				Annual Lease	Balance of
Business Segment	Description	Number	Lease Term	Payment	Lease Contracts

			(years)	(in millions)	(in millions)
Integrated financial services	Operating system	1	4~5	¥805	¥1,493
Integrated financial services	Tele-meeting system	47	5~6	9	13
Integrated financial services	Vehicles	65	5	22	40

Total	—	—	—	¥837	¥1,547

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report

(2)	Domestic Subsidiaries

			Book Value
			Buildings						Number of
	Office	Description	and			Land			Employees
Name of Subsidiary	(Location)	(Business Segment)	Structures	Machineries	Equipments	(m2)	Other	Total	(persons)

			(in millions except square meter)
Nissin Servicer Co., Ltd.	Head office (Shinjuku-ku, Tokyo)	Office (Loan servicing)	¥23	¥—	¥4	¥—	¥0	¥28	59

NIS Lease Co., Ltd.	Head office (Shinjuku-ku, Tokyo)	Office (Integrated financial services)	—	—	0	—	—	0	28

	Tokyo Sales Department (Chuo-ku, Tokyo)	Sales office (Integrated financial services)	0	—	—	—	0	1	18

	—	Assets held for leases (Integrated financial services)	149	329	1,639	—	274	2,393	—

Yamagen securities Co., Ltd.	Head office (Chuo-ku, Osaka )	Office (Integrated financial services)	2	—	0	0 (10.67)	—	2	3

	Tokyo Branch (Shinjuku-ku, Tokyo)	Sales office (Integrated financial services)	7	—	3	—	—	10	2

Notes:	1)	The average number of temporary employees of Nissin Servicer Co., Ltd. is 8 person for the year ended March 31, 2005 and is excluded from the numbers presented above. In addition, NIS Lease Co., Ltd. and Yamagen Securities Co., Ltd. do not have any temporary employee.
	2)	Consumption taxes are excluded from the amounts presented above.
	3)	“Other” consists of software and vehicles.
	4)	In addition, major leased assets are as follow:

Name of Subsidiary				Annual Lease	Balance of
(Business Segment)	Description	Number	Lease Term	Payment	Lease Contracts

			(years)	(in millions)	(in millions)
Nissin Servicer Co., Ltd. (Loan servicing)	Operating system	1	4~5 years	¥23	¥82

NIS Lease Co., Ltd. (Integrated financial services)	Operating system	1	4~5 years	6	30

Yamagen Securities Co., Ltd. (Integrated financial services)	Operating system	1	5~7 years	14	56

Total	—	—	—	¥44	¥169

Note: Consumption taxes are excluded from the amounts presented above.

(3)	Foreign Subsidiaries

There was no significant foreign property and equipment.

Annual Financial Report

3.  Plans of Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1.	Assets for Internal Use

The following major property and equipment will be acquired during the year ending March 31, 2006:

		Expenditure Plan
				Amount		Expected
Company’s	Description	Total	Amount	Estimated		Date of
Name	(Business Segment)	Amount	Paid	to Pay	Date Started	Completion

		(in millions)
NISSIN	Refurbishment of Tokyo Head Office (Integrated financial services)	¥52	¥—	¥52	May 2005	June 2005

	Renovation of Matsuyama Head Office (Integrated financial services)	33	—	33	April 2005	February 2006

	Relocation and renovation of 17 branches and loan offices (Integrated financial services)	¥75	¥—	¥75	April 2005	July 2005

Notes:	1)	All future capital expenditures above will be made without additional funding.
	2)	The amounts of expenditures include the amounts of security deposits for leased office.
	3)	The increase in the above property and equipment will have no significant effect on the financial position or result of operation.
	4)	The consumption taxes are excluded from the amounts presented above.

2.	Assets Held for Leases

The following major property and equipment will be acquired during the year ending March 31, 2006:

		Expenditure Plan
	Description			Amount
Company’s Name	(Business Segment)	Total Amount	Amount Paid	Estimated to Pay

		(in millions)
NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥4,034	¥—	¥4,034

Notes:	1)	All future capital expenditures above will be made without additional funding.
	2)	The consumption taxes are excluded from the amounts presented above.

(2)	Disposals of Major Property and Equipment

There will be no major property and equipment that will be disposed during the year ending March 31, 2006, except for disposal in the course of the Company’s routine renewal of its property and equipment.

Annual Financial Report

ITEM 4.  OVERVIEW OF NISSIN

1.	Information on Capital Stock

(1)	The Total Number of Shares

1.	Total Number of Authorized Shares

Type of Shares	Number of Shares

(shares)
Common stock	1,920,000,000

Total	1,920,000,000

Note:	Pursuant to the Articles of Incorporation, the number of authorized shares shall be 1,920,000,000 shares. However, the number will be decreased by the amount of stock retired, if any.

2.	Total Number of Issued Shares

		June 23, 2005
	March 31, 2005	(Filing Date)
Type of Shares	(shares)	(shares)	Stock Exchange	Details

Common stock	544,668,431	656,750,035	Tokyo Stock Exchange (First Section) New York Stock Exchange	Share of NISSIN’s common stock with voting rights and without any restriction

Total	544,668,431	656,750,035	—	—

Notes:	1)	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split.
	2)	The number of issued shares of common stock does not include the number of shares newly issued upon exercises of stock options, warrants and convertible bonds during the period from June 1, 2005 to the filing date of this annual financial report.

Annual Financial Report

(2)	Information on Stock Options, Warrants and Convertible Bonds

1.	Stock Options

(Approved at the Annual Shareholders’ Meeting on June 22, 2002)

	March 31, 2005	May 31, 2005

Number of stock options (units):	3,573	3,344
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	2,858,400 (Note 1)	3,210,240 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥125 (Note 2)	¥105 (Note 2)
Exercise period:	October 1, 2002 ~ September 30, 2005	October 1, 2002 ~ September 30, 2005
Exercise price (in yen per share):	¥125	¥105
Amount to be credited to common stock (in yen per share):	¥63	¥53
Requirement for grantee:	Grantee must be a NISSIN’s director, statutory auditor, employee, corporate advisor or temporary employee with tenure of over one year, or a subsidiary’s director, statutory auditor or employee at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.

	Other requirements for the grantee are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure for May 31, 2005 is adjusted accordingly, reflecting the 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 24, 2003)

	March 31, 2005	May 31, 2005

Number of stock options (units):	8,065	7,990
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	3,226,000 (Note 1)	3,835,200 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥133 (Note 2)	¥111 (Note 2)
Exercise period:	August 1, 2003 ~ July 31, 2006	August 1, 2003 ~ July 31, 2006
Exercise price (in yen per share):	¥133	¥111
Amount to be credited to common stock (in yen per share):	¥67	¥56
Requirement for grantee:	Grantee must be a director, statutory auditor, employee, corporate advisor, persons with short-term contracts or employee of NISSIN or its wholly-owned subsidiary at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.

	Other requirements for the grantee are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure for May 31, 2005 is adjusted accordingly, reflecting the 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2005	May 31, 2005

Number of stock options (units):	56,430	55,070
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	11,286,000 (Note 1)	13,216,800 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥250 (Note 2)	¥209 (Note 2)
Exercise period:	August 1, 2004 ~ July 31, 2007	August 1, 2004 ~ July 31, 2007
Exercise price (in yen per share):	¥250	¥209
Amount to be credited to common stock (in yen per share):	¥125	¥105
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.

	Other requirements for the grantee are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure for May 31, 2005 is adjusted accordingly, reflecting the 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2005	May 31, 2005

Number of stock options (units):	720	720
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	144,000 (Note 1)	172,800 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥260 (Note 2)	¥217 (Note 2)
Exercise period:	February 1, 2005 ~ January 31, 2008	February 1, 2005 ~ January 31, 2008
Exercise price (in yen per share):	¥260	¥217
Amount to be credited to common stock (in yen per share):	¥130	¥109
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.

	Other requirements for the grantee are defined in the stock option contract executed upon pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

3)	Each figure for May 31, 2005 is adjusted accordingly, reflecting the 1.2-for-1 stock split completed on May 31, 2005.

Annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2005	May 31, 2005

Number of stock options (units):	—	6,700
Type of shares:	—	Common stock
Number of shares of common stock issuable upon exercise (shares):	—	1,608,000 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	—	¥268 (Note 2)
Exercise period:	—	May 1, 2005 ~ April 30, 2008
Exercise price (in yen per share):	—	¥268
Amount to be credited to common stock (in yen per share):	—	¥134
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts or employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.

	Other requirements for the grantee are defined in the stock option contract executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:
						Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

		Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

						Number of already issued shares		+	Number of newly issued (distributed) shares
	3)	This stock option was issued on April 21, 2005 pursuant to the resolution approved by the Board of Directors on April 12, 2005.

Annual Financial Report

3.	Convertible Bonds (stipulated by the Commercial Code etc., Article 19-2)

The information with respect to the 3rd convertible bonds (“CBs”) issued on September 13, 2001 is as follows:

	March 31, 2005	May 31, 2005

Balance of CBs (in millions)	¥ 8,942	¥ 8,427
Conversion price (in yen)	196.3	163.6
Amount to be credited to common stock (in yen per share)	99	82

Note:	The conversion price and amount to be credited to common stock is adjusted retroactively, reflecting the 1.2-for-1 stock split completed on May 20, 2005.

(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued
	Shares of	Shares of	Change in		Change in	Balance of
	Common Stock	Common Stock	Common	Balance of	Additional	Additional
Date	(shares)	(shares)	Stock	Common Stock	Paid-in Capital	Paid-in Capital

	(in millions, except shares)
April 1, 2000 ~ March 31, 2001	128,760	10,909,338	¥ 254	¥ 6,167	¥ 265	¥ 8,490
May 21, 2001	21,818,676	32,728,014	—	6,167	—	8,490
April 1, 2001 ~ March 31, 2002	428,000	33,156,014	443	6,610	443	8,933
May 21, 2002	33,156,014	66,312,028	—	6,610	—	8,933
May 20, 2003	66,312,028	132,624,056	—	6,610	—	8,933
April 1, 2003 ~ March 31, 2004	2,102,136	134,726,192	607	7,218	713	9,647
May 20, 2004	134,726,192	269,452,384	—	7,218	—	9,647
April 1, 2004 ~ September 30, 2004	189,526	269,641,910	27	7,245	32	9,679
November 19, 2004	269,641,910	539,283,820	—	7,245	—	9,679
October 1, 2004 ~ March 31, 2005	5,384,611	544,668,431	533	7,779	523	10,203

Notes:	1)	The increases in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the years ended March 31, 2001 were due to the exercises of stock options (warrants).
	2)	The increase in the number of issued shares of common stock on May 21, 2001 was due to the three-for-one stock split.
	3)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the year ended March 31, 2002 was due to the exercises of stock options (warrants).
	4)	The increase in the number of issued shares of common stock on May 21, 2002 was due to the 2-for-1 stock split.
	5)	The increase in the number of issued shares of common stock on May 20, 2003 was due to the 2-for-1 stock split.
	6)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the year ended March 31, 2004 was due to the exercises of stock options (warrants).
	7)	The increase in the number of issued shares of common stock on May 20, 2004 was due to the 2-for-1 stock split.
	8)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six month ended September 30, 2004 was due to the exercises of stock options (warrants).
	9)	The increase in the number of issued shares of common stock on November 19, 2004 was due to the 2-for-1 stock split.
	10)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six month ended March 31, 2005, was due to the exercises of stock options and conversion of convertible bonds.
	11)	For the period from April 1, 2005 through May 31, 2005, the number of issued shares of common stock increased by 6 thousand shares, balance of common stock increased by ¥0 million and balance of additional paid-in capital increased by ¥0 million due to the conversion of convertible bonds.
	12)	On May 20, 2005, the number of issued shares of common stock increased by 108,933,686 shares due to the 1.2-for-1 stock split.

Annual Financial Report

(4)	Details of Shareholdings

The following table shows the details of shareholdings in units under Japanese Unit Share System. Each unit equals 100 shares of common stock. In addition, the total number of shares below 1 unit under Japanese Unit Share System is 38,031 shares.

	March 31, 2005
		Number of Shares
		Owned
Category	Number of Shareholders	(units)	Percentage of Total

Governmental organizations	—	—	—%
Financial institutions	42	1,057,652	19.4
Securities companies	15	12,052	0.2
Other corporations	93	1,448,898	26.6
Foreign shareholders:
Other than individuals	139	1,019,408	18.7
Individuals	9	3,041	0.1
Individuals and other	9,993	1,905,253	35.0

Total	10,291	5,446,304	100.0%

Notes:	1)	With respect to 27,687,153 shares of treasury stock held by NISSIN, 276,871 units are included in “Individuals and other” and 53 shares are included in shares below 1 unit under Japanese Unit Share System.
	2)	412 units nominally owned by Japan Securities Depositary Center, Inc. are included in “Other corporations”.

(5)	Principal Shareholders

		March 31, 2005
		Shares of Common Stock Owned
		Number	Percentage of
		(thousand	Total Issued
Name	Address	shares)	Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	69,937	12.84%
Shuho, Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	68,474	12.57
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	34,811	6.39
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	30,849	5.66
Kunihiko Sakioka	13-12, Kinuta 4-chome, Setagaya-ku, Tokyo	18,419	3.38
Hideo Sakioka	3-13, Minami-machi 1-chome, Matsuyama City, Ehime	16,361	3.00
Trust & Custody Services Bank, Ltd.	8-12, Harumi 1-chome, Chuo-ku, Tokyo	14,674	2.69
The Chase Manhattan Bank, N.A. London (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London, EC2P 2HD, United Kingdom (6-7, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	8,320	1.53
Midori Moriyama	10-12, Chuo 1-chome, Matsuyama City, Ehime	8,286	1.52
Ireland Special Jasdec Lending Account (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London, EC2P 2HD, United Kingdom (6-7, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)	7,639	1.40

Total	—	277,775	51.00%

Notes:	1)	27,687,153 shares of treasury stock, comprising 5.08% of total number of issued shares at March 31, 2005, are not accounted for in the above list of principal shareholders.
	2)	According to the Amendment Report on Large Shareholding pursuant to Regulation 27-26-2 of the Securities and Exchange Law submitted on December 31, 2004, Schroder Investment Management (Japan) Ltd. and other 2 institutions jointly owned 16,946 thousand shares of NISSIN, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of March 31, 2005 could not be confirmed.

Annual Financial Report

3)	According to the Report on Large Shareholding pursuant to Regulation 27-26-1 of the Securities and Exchange Law, submitted on March 31, 2005, Fidelity Investments Japan Limited owned 44,589 thousand shares of NISSIN, but this is excluded from the above list of principal shareholders because the exact number of shares owned by this institution as of March 31, 2005 could not be confirmed.

4)	Of all the shares held above, the following are related to trust businesses.

The Master Trust Bank of Japan, Ltd. Japan Trustee Services Bank, Ltd. Trust & Custody Services Bank, Ltd.	34,811 thousand shares 30,849 thousand shares 14,674 thousand shares

(6)	Voting Rights of Capital Stock

1.	Issued Shares

The following table shows the number of issued shares and voting rights by type of such issued shares at March 31, 2005:

		Number of Voting
Type	Number of Shares Issued	Rights	Details

	(shares)
Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Others)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock 27,687,100	—	Share of NISSIN’s common stock without any restriction.
Capital stock with voting rights (Others)	Common stock 516,943,300	5,169,433	(same as above)
Capital stock below 1 unit under Japanese Unit Share System	Common stock 38,031	—	(same as above)
Total number of shares of capital stock issued	544,668,431	—	—
Total number of voting rights	—	5,169,433	—

Notes:	1)	41,200 shares (equivalent to 412 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others)”.
	2)	53 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System”.

2.	Treasury Stock

The following table shows the details on treasury stock at March 31, 2005:

		Shares of Common Stock Owned
					Percentage of Total
Owner	Address	Under NISSIN's Name	Under Other Names	Total Number	Issued Shares

			(shares except percentages)
(Treasury stock) NISSIN	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	27,687,100	—	27,687,100	5.08%

Total	—	27,687,100	—	27,687,100	5.08%

Annual Financial Report

(7)	Information on Stock Option Plans

1.	Stock Options in the Form of New Shares Subscription Rights

(a)	Pursuant to Articles 280-20 and 280-21 of the Commercial Code of Japan (the “Code”), the 43rd Annual Shareholders’ Meeting held on June 22, 2002, approved a special resolution on issuance of new stock subscription rights to NISSIN’s directors, statutory auditors, employees, corporate advisers or temporary employees with tenure of over one year, or its subsidiaries’ directors, statutory auditors or employees.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2002

Grant for:	NISSIN’s directors, statutory auditors, employees, corporate advisors or temporary employees with tenure of over one year, or its subsidiaries’ directors, statutory auditors and employees. (1,086 persons)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 1,500,000 shares (Note)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options, Warrants and Convertible Bonds — 1. Stock Options”
Exercise period:	Same as above
Requirement for grantee:	Same as above
Transfer restriction item:	Same as above

Notes:	The maximum number of new stock subscription rights is 15,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect the 2-for-1 stock splits completed on May 20, 2003, May 20, 2004 and November 19, 2004, and 1.2-for-1 stock split completed on May 20, 2005.

(b)	Pursuant to Articles 280-20 and 280-21 of the Code, the 44th Annual Shareholders’ Meeting held on June 24, 2003, approved a special resolution on issuance of new stock subscription rights to NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisers or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 24, 2003

Grant for:	NISSIN’s or its wholly-owned subsidiaries’ directors, statutory auditors, corporate advisors or employees, including employees loaned to other companies, all of whom are designated by the Board of Directors. (182 persons)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 1,500,000 shares (Note)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Options, Warrants and Convertible Bonds — 1. Stock Options”
Exercise period:	Same as above
Requirement for grantee:	Same as above
Transfer restriction item:	Same as above

Notes:	The maximum number of new stock subscription rights is 15,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect the 2-for-1 stock splits completed on May 20, 2004 and November 19, 2004, and 1.2-for-1 stock split completed on May 20, 2005.

Annual Financial Report

(c)	Pursuant to Articles 280-20 and 280-21 of the Code, the 45th Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on issuance of new stock subscription rights to NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, persons with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors.

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2004

Grant for:	The Company’s directors, statutory auditors, corporate advisors, person with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors. (1,278 persons) (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 8,000,000 shares (Notes 2)
Amount to be paid in upon stock option exercise:	As presented in “(2) Information on Stock Option, Warrant and Convertible Bond — 1. Stock Options
Exercise period:	Same as above
Requirement for grantee:	Same as above
Transfer restriction item:	Same as above

Notes:	1)	The number of grantee approved by the Board of Directors was 1,149 persons on July 6, 2004, 9 persons on January 11, 2005 and 120 persons on April 12, 2005.
	2)	The maximum number of new stock subscription rights is 80,000 units. 100 shares of common stock are subject to per unit stock option. In addition, the number of shares subjected to per unit stock option was adjusted retroactively to reflect the 2-for-1 stock splits completed on November 19, 2004 and 1.2-for-1 stock split completed on May 20, 2005.

(d)	Pursuant to Articles 280-20 and 280-21 of the Code, the 46th Annual Shareholders’ Meeting held on June 22, 2005, approved a special resolution on issuance of new stock subscription rights to NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, persons with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors.

Annual Financial Report

The following is the content of the above-mentioned stock option plan:

Resolution date: June 22, 2004

Grant for:	The Company’s directors, statutory auditors, corporate advisors, person with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partners’ directors, statutory auditors or certain employees which are approved by the Board of Directors. (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a maximum total of 5,000,000 shares (Notes 2 and 3)
Amount to be paid in upon stock option exercise:	(Note 4)
Exercise period:	Over the three years from the first day of the month following the month of the approval date
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, persons with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partners which are approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors.

Notes:	1)	The details regarding the number of grantees are determined upon approval by the Board of Directors.
	2)	The maximum number of new stock subscription rights is 50,000 units. 100 shares of common stock are subject to per unit stock option.
	3)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	4)	The exercise price was priced at 110% of the average daily closing price on the Tokyo Stock Exchange of the month immediately before the month of the issuance date of the stock option, with any fraction of ¥1 rounded upward to the nearest yen.
In addition, in the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Annual Financial Report

				Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×			Current market price per share

				Number of already issued shares		+	Number of newly issued (distributed) shares

2.	Acquisition of Treasury Stock

(1)	Acquisition of Treasury Stock in Accordance with the Resolution of Annual Shareholders’ Meeting or the Approval of Board of Directors

1.	Acquisition of Treasury Stock Pursuant to Resolution of Annual Shareholders’ Meeting Approved on June 22, 2004

None

2.	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 22, 2005

None

(2)	Acquisition of Treasury Stock for Capital Reduction, Retirement or Cancellation by Retained Earning Under Articles of Incorporation

1.	Acquisition of Treasury Stock Under Resolution of Annual Shareholders’ Meeting Approved on June 22, 2004

None

2.	Resolution for Acquisition of Treasury Stock at Annual Shareholders’ Meeting on June 22, 2005

None

3.	Dividend Policy

NISSIN’s basic policy concerning distribution of earnings is to affirmatively and continually return profits to our shareholders by increasing dividends and implementing stock splits, based on consideration of economic and financial circumstances, industry trends and the Company’s profitability. NISSIN has maintained a dividend payout ratio of 15% as its target prior to this fiscal year. However, in recent years, emphasis has been shifted to reflect consolidated results as an indicator for business performance. Therefore, the Company determined that its dividend policy should also be changed and planned to maintain a dividend payout ratio of 30% on the consolidated net income base in the future.

Based on the policy indicated above, NISSIN paid a half-year dividend of ¥2.75 per share, or ¥1.375 per share as adjusted for the 2-for-1 stock split exercised on November 19, 2004, which includes an ordinary dividend of ¥2.25 per share and a commemorative dividend of ¥0.50 per share in connection with a subsidiary’s listing. In addition, NISSIN plans to pay a year-end dividend of ¥2.50 per share, which includes an increased dividend of ¥1.35 per share from initially planned, totaling an annual dividend of ¥ 3.875 per share for this fiscal year.

Annual Financial Report

With regard to the use of retained earnings, the Company intends to strengthen its future financial position by using reserves to develop new products and services, to establish new business models, and to expand its sales network and make strategic investments that have the potential to lead to further growth.

Note: On November 4, 2004, the Board of Directors approved a half-year dividend for the six months ended September 30, 2004.

4.	Market Price Information

(1)	The Fiscal Highest and Lowest Prices of the Shares of NISSIN’s Common Stock for the Years Ended March 31, 2001, 2002, 2003, 2004 and 2005

	For the Year Ended March 31,
	2001	2002	2003	2004	2005

	(in yen)
Highest	¥6,000	¥2,900	¥1,140	¥860	¥509
	[2,170]	[870]	[515]	[464]	[274]

Lowest	3,030	1,425	720	377	210
	[1,830]	[820]	[456]	[410]	[240]

Notes:	These prices are those quoted on the First Section of the Tokyo Stock Exchange, and the prices in brackets are the ex-right prices following completion of stock splits.

(2)	The Monthly Highest and Lowest Prices of the Shares of NISSIN’s Common Stock during the Six Months Ended March 31, 2005

	October 2004	November 2004	December 2004	January 2005	February 2005	March 2005

	(in yen)
Highest	¥245	¥243	¥260	¥272	¥274	¥315
						[274]

Lowest	210	210	218	248	246	256
						[240]

Notes:	1)	These prices are those quoted on the First Section of the Tokyo Stock Exchange.
	2)	The prices in brackets are the ex-right prices following completion of stock split.

Annual Financial Report

5.	Members of the Boards of Directors and Statutory Auditors

The information on the current members of NISSIN’s Board of Directors and Statutory Auditors is as follows:

Current Directors					Number of
and Statutory	Current Executive	Name			Shares Owned
Auditors Position	Officer Position	(Date of Birth)	Business Career		(thousand shares)

Chairman and Representative Director	—	Hideo Sakioka (May 14, 1928)	August, 1953	Started money lending business	19,634
			May, 1960	Founded Nissin Shoji Co., Ltd. (currently NISSIN), President and Representative Director
			January, 1980	Founded Nissin Building Co., Ltd. President and Representative Director
			March, 1989	Representative Director of Shuho Ltd.
			June, 2000	Chairman and Representative Director (current position)
			May, 2001	President and Representative Director of Nissin Building Co., Ltd. (current position)
			January, 2004	Director of Nissin Servicer Co., Ltd. (current position)

President and Representative Director	General Manager of Sales & Marketing Control Division and Sales Department	Kunihiko Sakioka (January 10, 1962)	April, 1986	Joined NISSIN	22,110
			September, 1988	Manager of Hiroshima Branch
			March, 1989	Director
			December, 1989	Director and General Manager of Finance Department
			February, 1991	Managing Director, Advice to Finance and System Information
			December, 1992	Senior Managing Director and General Manager of Sales & Marketing Control Division
			October, 1996	Representative Senior Managing Director and General Manager of Tokyo Branch Office, Advice to Sales & Marketing Control Division
			April, 1998	Representative Senior Managing Director and General Manager of Sales & Marketing Control Division
			June, 2000	President and Representative Director, and General Manager of Sales & Marketing Control Division (current position)
			March, 2004	Representative Director of Shuho Ltd. (current position)
			February, 2005	Concurrently General Manager of Sales Department (current position)

Managing Director	General Manager of Operations Control Division and Corporate Planning Department	Hitoshi Higaki (December 14, 1959)	November, 1983	Joined NISSIN	1,678
			March, 1994	General Manager of Accounting Department and General Manager of Finance Department
			June, 1994	Director and General Manager of General Affairs Department
			May, 1995	Director, General Manager of Corporate Planning Department and General Manager of Accounting Department
			June, 1996	Director and General Manager of Corporate Planning Department, Advice to Accounting Department
			June, 2000	Managing Director and General Manager of Corporate Planning Department
			April, 2003	Managing Director and General Manager of Operations Control Division (current position)
			July, 2004	Concurrently General Manager of Corporate Planning Department (current position)
			August, 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)

(Continued)

Annual Financial Report

(Continued)

Current Directors					Number of
and Statutory	Current Executive	Name			Shares Owned
Auditors Position	Officer Position	(Date of Birth)	Business Career		(thousand shares)

Director	General Manager of Credit Screening Department, Eastern Japan Investigation Department and Western Japan Investigation Department	Hiroshi Akuta (January 3, 1962)	October, 1992	Joined NISSIN	566
			October, 1995	Manager of Fukuoka Branch
			June, 1996	Director and General Manager of Business Audit Department
			October, 1996	Director and General Manager of Customer Service Department
			April, 1998	Director and General Manager of Western Japan Sales Department
			April, 2001	Director and General Manager of Investigation Department
			April, 2002	Director and General Manager, Advice to Corporate Planning Department
			April, 2003	Director and General Manager of Credit Screening Department (current position)
			July, 2003	Concurrently in charge of Eastern Japan Investigation Department and Western Japan Investigation Department (current position)

Director	General Manager of Osaka Branch Office and Deputy General Manager of Sales & Marketing Control Division and General Manager of Tie-up Loan Department	Hidenobu Sasaki (June 29, 1972)	April, 1993	Joined NISSIN	243
			February, 1996	Manager of Mito Branch
			April, 2001	General Manager of Sales Department
			April, 2002	General Manager of Finance Department
			June, 2002	Director
			April, 2003	Director, General Manager of Western Japan Sales Department and Osaka Branch Office
			July, 2003	Director and General Manager of Osaka Branch Office and Deputy General Manager of Sales & Marketing Control Division
			August, 2004	Concurrently General Manager of Sales Department
			February, 2005	Director and General Manager of Osaka Branch Office and Deputy General Manager of Sales & Marketing Control Division and General Manager of Tie-up Loan Department (current position)

Director	Deputy General Manager of Sales & Marketing Control Division and General Manager of Business Development Department	Toshioki Otani (December 22, 1970)	April, 1994	Joined NISSIN	623
			September, 1995	Manager of Kumamoto Branch
			July, 2000	General Manager of Finance Department
			January, 2001	General Manager of Finance Department and Business Development Department
			April, 2002	General Manager of Eastern Japan Sales Department
			June, 2002	Director
			April, 2003	Director and General Manager of Business Development Department
			November, 2003	President and Representative Director of NIS Lease Co., Ltd. (current position)
			July, 2004	Director and Deputy General Manager of Sales & Marketing Control Division and General Manager of Business Development Department (current position)

Director	General Manager, Advice to Sales & Marketing Control Division	Keishi Ishigaki (April 3, 1971)	April, 1995	Joined NISSIN	418
			April, 1996	Manager of Koriyama Branch
			April, 2001	General Manager of Finance Department
			April, 2002	General Manager of Western Japan Sales Department and General Manager of Osaka Branch Office
			June, 2002	Director
			April, 2003	Director and General Manager of Finance Department
			July, 2004	Director and General Manager, Advice to Sales & Marketing Control Division (current position)
			August, 2004	Director of Venture Link Co., Ltd. (current position)

(Continued)

Annual Financial Report

(Continued)

Current Directors					Number of
and Statutory	Current Executive	Name			Shares Owned
Auditors Position	Officer Position	(Date of Birth)	Business Career		(thousand shares)

Director	General Manager of Investor Relations	Yunwei Chen (January 16, 1969)	April, 1998	Joined NISSIN	478
			April, 2001	Manager of Corporate Planning
			September, 2002	Department 2nd Section Assistant General Manager of Corporate
			April, 2003	Planning Department General Manager of Investor Relations
			June, 2003	Department (current position) Director (current position)
			July, 2004	Chairman of Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. (current position)

Director	General Manager of Finance Department	Akihiro Nojiri (November 15, 1968)	April, 1991	Joined Ministry of Finance	127
			August, 2003	Joined NISSIN
			August, 2003	General Manager, Assistant to President
			June, 2004	Director
			July, 2004	Director and General Manager of Finance Department (current position)

Statutory Auditor (Standing)		Yoshiki Kishimura (August 25, 1944)	May 1980	Joined Sanyo Shinpan Finance Co., Ltd.	303
			February, 2001	Joined NISSIN
			February, 2001	Corporate Adviser of Finance Department
			June, 2003	Statutory Auditor (current position)
			August, 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)

Statutory Auditor (Standing)		Akio Sakioka (September 22, 1950)	March, 1971	Joined NISSIN	6,110
			January, 1976	Manager of Takamatsu Branch
			April, 1984	Director
			July, 1994	Managing Director and General Manager of Tokyo Office
			October, 1996	Managing Director and General Manager of Finance Department
			October, 2000	Managing Director and Advice to Business Audit Department
			June, 2002	Retired from Director
			June, 2002	Statutory Auditor (current position)

Statutory Auditor (Outside)		Isao Narimatsu (July 6, 1949)	April, 1979	Joined Miyata Certified Public Tax Accountant Office	96
			July, 1981	Opened Isao Narimatsu Certified Public Tax Accountant Office
			June, 2001	Statutory Auditor (current position)

Statutory Auditor (Outside)		Katsuhiko Asada (February 10, 1955)	October, 1979	Joined Arthur Andersen Tokyo Office (now KPMG AZSA & Co.)	36
			September, 1985	Opened Katsuhiko Asada Certified Public Accountant Firm
			December, 2001	Opened Konishi Asada Certified Public Accountant Firm
			June, 2004	Statutory Auditor (current position)

Total					52,427

Notes:	1)	Isao Narimatsu and Katsuhiko Asada are Statutory Auditors assigned from outside the Company pursuant to Article 18-1 of the “Law Related to Special Exceptions to the Commercial Code Concerning Audits, etc. of Joint Stock Corporations.”
	2)	Kunihiko Sakioka, President and Representative Director, is the second son of Hideo Sakioka, Chairman and Representative Director.
	3)	The Annual Shareholders’ Meeting held on June 22, 2004 approved an amendment to NISSIN’s Articles of Incorporation concerning the establishment of substitute statutory auditors system pursuant to Article 1079 of the Mercantile Law issued by the Civil Affairs Bureau of the Ministry of Justice effective April 9, 2003. However, the substitute statutory auditor has not yet been elected.

Annual Financial Report

4)	The Board of Directors on June 22, 2005 approved the internal reassignment of directors to be effective from July 1, 2005 in conjunction with the adoption of Executive Officer System as follows:

New Title	Current Title	Name

President and Representative Director and Executive Officer	President and Representative Director General Manager of Sales & Marketing Control Division and Sales Department	Kunihiko Sakioka

Senior Managing Director and Executive Officer General Manager of Operations Control Division and Inter-Company Department	Managing Director General Manager of Operations Control Division and Corporate Planning Department	Hitoshi Higaki

Managing Director and Executive Officer General Manager of Sales & Marketing Control Division and Sales Department	Director Deputy General Manager of Sales & Marketing Control Division and General Manager of Business Development Department	Toshioki Otani

Managing Director and Executive Officer General Manager of Finance Department	Director General Manager of Finance Department	Akihiro Nojiri

Managing Director and Executive Officer General Manager of Investor Relations Department, Officer-in-Charge of East Asia Region	Director General Manager of Investor Relations Department	Yunwei Chen

Director and Executive Officer General Manager of Credit Screening Department, Officer-in-Charge of Eastern Japan Investigation Department and Western Japan Investigation Department	Director General Manager of Credit Screening Department, Eastern Japan Investigation Department and Western Japan Investigation Department	Hiroshi Akuta

Director and Executive Officer Deputy General Manager of Sales & Marketing Control Division and General Manager of Tie-up Loan Department and Osaka Branch Office	Director General Manager of Osaka Branch Office and Deputy General Manager of Sales & Marketing Control Division and General Manager of Tie-up Loan Department	Hidenobu Sasaki

Director and Executive Officer General Manager, Advice to Sales & Marketing Control Division	Director General Manager, Advice to Sales & Marketing Control Division	Keishi Ishigaki

6.	Information on Corporate Governance

(1)	The Basic View of Corporate Governance

The Company separates the duties of management decision making, operation supervising and business operating. To respond flexibly to the changes in the business environment, we recognize that the Company must seek to improve management efficiency, strengthen management audit systems and ensure that its audit system is effective. A major premise for such efforts is the soundness of its management organization based on transparent director elections and compensation decisions, as well as clearly defined responsibilities of directors.

Also, we recognize that compliance and risk management are essential to our sustainable growth, and we take action to upgrade our compliance program and system to remain effective.

(2)	Implementation of Corporate Governance Policies

1.	Overview of NISSIN’s Corporate Governance System, Including Management Organization

A)	Whether NISSIN is a company governed by an audit committee system or statutory auditors system

NISSIN has adopted a statutory auditors system.

B)	Elections for outside directors and outside statutory auditors

NISSIN’s Board of Statutory Auditors is currently comprised of four individuals, including two outside statutory auditors. The Company has strengthened its system for supervising directors’ performances of their business responsibilities.

The Company does not have any outside directors.

C)	Summary of various committees

Although NISSIN is not considering at the present time the establishment of a Material Assets Committee or becoming an audit committee-based company as defined in the Commercial Code, on September 1, 2004, NISSIN has established a Risk Management Committee to maintain a sound business operating structure.

D)	Assignment of full-time staff for outside directors and statutory auditors’ positions

None

Annual Financial Report

E)	Execution and supervision

Annual Financial Report

The Company has established an organizational structure that enables a systematic business operation under the decision-making by the Representative Director and Board of Directors.

NISSIN’s Board of Directors is composed of nine directors, and as a general rule convenes once a month. In addition to determining the Company’s management strategy and discussing matters of importance to the Company, the Board of Directors receives reports on operating results and the status of business operations.

In addition, the Chief Executive Board, which composed of directors and the general manager of each department, as a general rule holds a meeting once a month. The Chief Executive Board examines the Company’s current positions and management strategies in order to correspond promptly, flexibly and precisely to changes in the Company’s business environment.

The Company’s audit system, which is designed to review management decision-making and business operations, works to enhance the management audit function and ensure management transparency and objectivity, based on audits prepared by the statutory auditors, among whom are outside statutory auditors, internal audits performed mainly by the Internal Audit Department, and audits performed by the independent auditors.

2.	Internal Control Mechanisms

NISSIN has established an Internal Control Department within the Operations Control Division, which is responsible for all activities in compliance and corporate governance.

In addition, the Credit Screening Department and the Internal Audit Department have authority that is independent from the Sales & Marketing Control Division and Operations Control Division.

3.	Risk Management

In order to maintain a sound business operating structure by improving risk management structure, on September 1, 2004, the internal risk management-related rules were revised, and the scope and definition of risks related to the Company were detected and identified.

4.	Internal Audit , Internal Statutory Auditor (Board Of Statutory Auditors) And Independent Auditors

A)	Organization, personnel and procedure of internal audit

The “Business Audit Department” became the “Internal Audit Department” on July 1, 2004. The Internal Audit Department is comprised of eight persons including a general manager and two managers, and aims to establish an internal audit structure consist mainly of internal control audits and financial statements audits to seek improvement in operating efficiency. The Internal Audit Department also is responsible in preventing unexpected corporate losses due to misconduct and errors by employees. In addition, in order to accomplish an internal control audit which corresponds to the Sarbanes-Oxley Act (henceforth the “SO Act”), the Company revised its internal audit-related rules in April 2005.

The Internal Audit Department plans the yearly audit schedule, which is approved by the Representative Director, and implemented under the internal audit-related rules.

Each branch or loan office is audited once a year, and two subsidiaries are audited annually. The findings from these audits are presented in a review session, and improvement is required and the results have to be reported. Internal audit reports are submitted to the Representative Director and Statutory Auditors, and reported on at the monthly held Chief Executive Board.

Annual Financial Report

B)	Organization, personnel and procedure of Board of Statutory Auditors

The Board of Statutory Auditors is comprised of 4 persons, including 2 outside statutory auditors. The statutory auditors:

•	observe the compliance of the execution of directors’ duty pursuant to the related regulations and Articles of Incorporation and,

•	audit the financial statements pursuant to the Commercial Code and related regulations.

In addition, statutory auditors plan and perform audit procedures in accordance with the auditing standards of statutory auditors, and attend in each Board of Directors’ and other important meetings. Furthermore the Board of Statutory Auditors’ meeting is held six times a year.

C)	Cooperation between Internal Audit Department, Board of Statutory Auditors and independent auditors

The Internal Audit Department participates in the financial statements audit carried out by independent auditors and they exchange opinions. The results are reported to the Accounting Department and other related departments, upon a pre-examination by the Board of Statutory Auditors, and finally reported to the Board of Directors. Additionally, statutory auditors also participate in the financial statements audit and exchange opinions on a timely basis, as well as hold a discussion with the independent auditors, where necessary.

D)	Information regarding independent auditors

Information regarding independent auditors is as follows:

Name of Accountant	Independent Accounting Firm	Consecutive Audit Years

Engagement Partner: Keisuke Takase	Sanyu & Co.	14 years
Engagement Partner: Tomohiro Koto	Sanyu & Co.	4 years

Assistants involved in audit services are as follows:

Certified Public Accountants: 2 persons Junior Accountants: 6 persons Other: 6 persons

5.	Compensation of Directors and Statutory Auditors, and Audit Fees of Independent Accounting Firm

The compensation of directors and audit fees of the Company’s independent accounting firm for the year ended March 31, 2005 are as follows:

(in millions)

Directors and statutory auditors	¥145
Inside statutory auditors	31
Outside statutory auditors	6

Compensation of directors and statutory auditors	182

Audit fees for audit opinion	36
Other	17

Audit fees of independent accounting firm	¥54

Notes:	1.	The Company does not have any outside directors.
	2.	Compensation of directors and statutory auditors above does not include the salaries paid to directors having duties in an employee’s capacity.

Annual Financial Report

6.	Summary of Personnel Relationships, Capital or Business Relationships and Other Interests Between the Company and the Company’s Outside Directors and Outside Statutory Auditors

The Company does not have any outside directors. The Company has two outside statutory auditors, Isao Narimatsu and Katsuhiko Asada, and there are no special interests between the Company with either person.

7.	Status of Initiatives Undertaken During the Most Recent Year to Enhance Corporate Governance

The Company took the initiative to enhance its corporate governance. Furthermore, the Company moved towards strengthening its organizational structure in order to function more effectively.

On July 1, 2004, NISSIN established the Internal Control Department, transferred the Compliance Section and the Information Management Section from the Corporate Planning Department to the Internal Control Department, abolished the Business Audit Department and established the Internal Audit Department.

On September 1, 2004, NISSIN established the Risk Management Committee and revised the internal risk management-related rules in order to improve our corporate risk management and maintain sound business operating structure.

On October 1, 2004, NISSIN established the Education and Training Department to reinforce the education and training of employees.

Furthermore, with respect to our approach to corporate governance and risk management in response to the SO Act following the listing of our shares on the New York Stock Exchange (“NYSE”), we collected a wide range of views from inside and outside of the Company, studied them from different perspectives and took them into account in our business operations. We will continue to do our best to enhance our corporate governance for the purpose of ensuring reliability over our financial statements, urge management and corporate business compliance with related regulations, and improve the effectiveness and efficiency of our management and corporate business activities.

In addition, as part of the prompt correspondence to the SO Act, a “Whistleblower System” was formally introduced on April 1, 2005 for the purpose of establishing a business entity with higher quality of transparency.

We will strive for the enhancement and improvement of our corporate governance with the establishment of a compliance system aimed at further maintaining the transparency of our management, and ensuring prompt and appropriate disclosures.

8.	Other

The Board of Directors on June 22, 2005 approved a resolution on the adoption of Executive Officer System from July 1, 2005 for the purpose of promoting prompt business conducts and clarifying responsibilities and authority by segregating management’s decision making and supervision function with business execution function.

Annual Financial Report

ITEM 5.  FINANCIAL STATEMENTS

1.	In respect of the requirements for the preparation of the consolidated and non-consolidated financial statements

(1)	The preparation of the consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements (the “CFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976).

(2)	The preparation of the non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements (the “FS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 59, 1963).

2.	In respect of the report of independent certified public accountants:

The Company’s consolidated financial statements and NISSIN’s non-consolidated financial statements as of and for the year ended March 31, 2004, and those as of and for the year ended March 31, 2005, were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law, Regulation 193-2.

Annual Financial Report

1.	Consolidated Financial Statements

(1)	Consolidated Financial Statements

1.	Consolidated Balance Sheets

	March 31,
	2004		2005
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥20,252		¥25,820
Notes and loans receivable (Notes 1, 2, 5, 7 and 8)	175,440		145,307
Purchased loans receivable (Note 1)	5,059		14,862
Deferred tax assets	1,582		998
Other	2,183		10,178
Allowance for loan losses	(11,142)		(8,322)

Total Current Assets	193,376	93.0	188,845	83.5

Fixed Assets:
Tangible fixed assets
Buildings and structures (Note 1)	1,093		1,132
Accumulated depreciation	593		611

	500		520

Equipments	369		385
Accumulated depreciation	240		225

	129		160

Assets held for leases	318		2,551
Accumulated depreciation	8		420

	309		2,131

Land (Note 1)	355		356

Total tangible fixed assets	1,294	0.6	3,168	1.4
Intangible fixed assets	1,085	0.5	2,618	1.1
Investments and other assets
Investment securities (Note 3)	9,661		24,235
Bankrupt and delinquent loans receivable (Note 7)	3,850		3,932
Deferred tax assets	0		0
Other (Notes 1 and 3)	1,789		6,655
Allowance for loan losses	(3,103)		(3,170)

Total investments and other assets	12,198	5.9	31,653	14.0

Total Fixed Assets	14,579	7.0	37,441	16.5

Total Assets	¥207,955	100.0	¥226,287	100.0

(Continued)

Annual Financial Report

	March 31,
	2004		2005
		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,
		Minority Interests		Minority Interests
		and Shareholder’s		and Shareholder’s
	Amount	Equity	Amount	Equity

	(in millions except percentages)
(Continued)
LIABILITIES:
Current Liabilities:
Accounts payable	¥95		¥411
Short-term borrowings (Note 1)	2,100		9,016
Current portion of long-term borrowings (Note 1)	52,247		53,835
Current portion of bonds	21,560		5,060
Commercial paper	3,200		3,500
Accrued income taxes	2,758		716
Accrued bonuses	619		677
Reserve for guarantee losses	108		370
Other (Note 5)	1,454		2,464

Total Current Liabilities	84,142	40.4	76,053	33.6

Long-term Liabilities:
Bonds	6,210		9,650
Convertible bond	10,000		8,942
Long-term borrowings (Note 1)	46,094		52,683
Asset backed commercial paper (Note 1)	6,465		6,672
Deferred tax liabilities	649		4,798
Accrued retirement benefits-directors and statutory auditors	333		330
Other	66		144

Total Long-term Liabilities	69,819	33.6	83,221	36.8

Statutory Reserve
Reserve for securities transactions	—		68

Total Statutory Reserve	—	—	68	0.0

Total Liabilities	153,961	74.0	159,344	70.4

MINORITY INTERESTS:
Minority interests	161	0.1	1,150	0.5

SHAREHOLDERS’ EQUITY:
Common stock	7,218	3.5	7,779	3.4
Additional paid-in capital	9,691	4.7	10,465	4.6
Retained earnings	37,503	18.0	42,659	18.9
Unrealized gains on investment securities	3,147	1.5	7,935	3.5
Foreign currency translation adjustment	—	—	(8)	(0.0)
Treasury stock (Note 6)	(3,727)	(1.8)	(3,037)	(1.3)

Total Shareholders’ Equity	53,832	25.9	65,793	29.1

Total Liabilities, Minority Interests and Shareholders’ Equity	¥207,955	100.0	¥226,287	100.0

Annual Financial Report

2.	Consolidated Statements of Income

	Year Ended March 31,
	2004		2005
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥38,623		¥29,250
Revenue from purchased loans	4,537		10,095
Other financial income	1		0
Other operating income	2,530		6,522

Total operating revenues	45,693	100.0	45,867	100.0
Operating Expenses:
Financial costs	3,389		2,733
Costs of purchased loans collected	2,468		6,850
Other operating expenses (Note 1)	28,276		27,664

Total operating expenses	34,134	74.7	37,248	81.2

Operating Income	11,559	25.3	8,619	18.8

Other Income:
Interest income from securities	0		1
Interest and dividends	24		27
Guarantee fees received (other)	5		34
Dividends from insurance	6		2
Fees received in connection with sale of loans receivable	—		392
Fees received from securities loaned	—		74
Other	12		85

Total other income	49	0.1	617	1.3
Other Expenses:
Interest expense on borrowings (other)	74		144
Stock issuance costs	38		118
Bond issuance costs	20		54
ABCP issuance costs	83		—
Equity losses in affiliates, net	222		92
Penalty for cancellation of real estate lease contracts	—		69
Syndicated loan borrowing costs	—		140
Other	56		23

Total other expenses	496	1.1	644	1.4

Ordinary Income	11,112	24.3	8,592	18.7

(Continued)

Annual Financial Report

	Year Ended March 31,
	2004		2005
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of fixed assets (Note 2)	117		—
Gains on sales of investment securities	319		972
Gains on sales of subsidiaries and affiliates	314		—
Gains on change of equity interest	373		1,341
Reversal of allowance for loan losses	—		3,327
Other	—		0

Total special gains	1,125	2.5	5,641	12.3
Special Losses:
Losses on sales of fixed assets (Note 3)	5		—
Losses on disposal of fixed assets (Note 4)	42		109
Impairment of fixed assets (Note 5)	590		—
Losses on sales of investment securities	469		9
Impairment of investment securities	239		35
Losses on devaluation of investment securities	—		1,542
Impairment of equity interest in affiliates	89		—
Losses on cancellation of lease contracts	—		346
Amortization of consolidation account adjustments	—		599
Amortization of equity-method account adjustments	—		201
Other	25		25

Total special losses	1,463	3.2	2,870	6.3

Income Before Income Taxes and Minority Interests	10,774	23.6	11,363	24.7

Income Taxes:
Current	5,215		3,219
Deferred	(631)		1,431

Total income taxes	4,584	10.1	4,651	10.1

Minority Interests	4	0.0	185	0.4

Net Income	¥6,186	13.5	¥6,525	14.2

Annual Financial Report

3.	Consolidated Statements of Retained Earnings

	Year Ended March 31,
	2004	2005

	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Year	¥8,934	¥9,691

Increase of additional paid-in capital:
Additional paid-in capital	713	556
Gains on sales of treasury stock	43	218

Total	757	774

Additional Paid-in Capital at End of Year	¥9,691	¥10,465

Retained Earnings:
Retained Earnings at Beginning of Year	¥32,416	¥37,503

Increase of retained earnings:
Net income	6,186	6,525
Increase of retained earnings due to decreases in consolidated subsidiaries	14	—

Total	6,200	6,525

Decrease of retained earnings:
Cash dividends	1,000	1,299
Directors’ and statutory auditors’ bonuses	76	70
Decrease of retained earnings due to decreases in consolidated subsidiaries	36	—

Total	1,113	1,370

Retained Earnings at End of Year	¥37,503	¥42,659

Annual Financial Report

4.	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2004	2005
	Amount	Amount

	(in millions)
Operating Activities
Income before income taxes	¥10,774	¥11,363
Depreciation and amortization	112	664
Impairment of fixed assets	590	—
Amortization of consolidation account adjustments	—	599
Amortization of equity-method account adjustments	—	201
Provision for loan losses	2,286	(2,755)
Provision for retirement benefits — directors and statutory auditors	(2)	(3)
Accrued bonuses	532	58
Interest income on deposits and dividends	(24)	(28)
Interest expenses	3,464	2,877
Gains on sales of fixed assets	(117)	—
Losses on sales of fixed assets	5	—
Losses on disposal of fixed assets	33	95
Gains on sales of investment securities	(319)	(972)
Gains on sales of subsidiaries and affiliates	(314)	—
Losses on sales of investment securities	469	9
Impairment of investment securities	239	35
Losses on devaluation of investment securities	—	1,542
Impairment of equity interest in affiliates	89	—
Charge-offs of loans receivable	11,833	8,768
Gains on change of equity interest	—	(1,341)
Interest receivable	117	229
Advanced interest received	15	(9)
Directors’ and statutory auditors’ bonuses	(76)	(72)
Other	(133)	(2,140)

Sub-total	29,574	19,123
Interest on deposits and dividends received	24	28
Interest paid	(3,553)	(2,956)
Income taxes paid	(5,377)	(5,266)

Sub-total	20,668	10,928
Loan originations	(100,866)	(118,812)
Collections of loans receivable	87,286	107,110
Proceeds from sales of loans receivable	—	32,696
Loans purchased	(4,501)	(16,896)
Collections of purchased loans	2,468	6,708
Payments for loans factored	(182)	—
Collections of loans factored	179	—
Purchases of assets held for leases	—	(2,466)
Installment loans, net	—	(3,065)

Net cash provided by operating activities	5,053	16,202

Investing Activities
Restricted deposits pledged as collateral	(9)	(408)
Time deposits	—	(25)
Purchases of tangible fixed assets	(447)	(84)
Proceeds from sales of tangible fixed assets	366	—
Purchases of intangible fixed assets	(533)	(1,474)
Proceeds from sales of intangible fixed assets	38	—
Purchases of investment securities	(4,053)	(9,003)
Proceeds from sales of investment securities	2,676	1,844
Acquisition of a consolidated subsidiary, net of cash acquired	—	(763)
Proceeds from sale of a consolidated subsidiary, net of cash decreased	78	—
Payments for capital contributions	—	(4,559)
Other	(300)	(1,350)

Net cash used in investing activities	(2,184)	(15,825)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2004	2005
	Amount	Amount

	(in millions)
(Continued)
Financing Activities
Proceeds from short-term borrowings	3,000	20,400
Repayments of short-term borrowings	(4,100)	(13,483)
Proceeds from commercial paper	13,000	15,100
Repayments of commercial paper	(12,200)	(14,800)
Proceeds from long-term borrowings	49,629	70,085
Repayments of long-term borrowings	(54,808)	(61,907)
Proceeds from bonds	1,279	8,445
Payments for redemption of bonds	(5,030)	(21,560)
Increase of asset backed commercial paper	5,655	5,294
Decrease of asset backed commercial paper	(2,847)	(5,087)
Increase of restricted deposits	(357)	(922)
Decrease of restricted deposits	154	965
Proceeds from exercise of stock warrants	1,213	42
Proceeds from issuance of new shares by subsidiaries	525	2,132
Dividends paid	(1,000)	(1,298)
Purchases of treasury stock	(1,206)	(1)
Proceeds from sales of treasury stock	338	909
Other	514	450

Net cash (used in) provided by financing activities	(6,237)	4,765

Effect of exchange rate changes on cash and cash equivalents	—	(8)
Net (decrease) increase in cash and cash equivalents	(3,369)	5,142
Cash and cash equivalents at beginning of year	23,612	20,243

Cash and cash equivalents at end of year	¥20,243	¥25,376

Annual Financial Report

SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

1.	Scope of Consolidation

All subsidiaries are consolidated as follows:

Year Ended March 31,
	2004	2005

1. Number of consolidated subsidiaries at end of year	6 companies	11 companies

2. Names of consolidated subsidiaries	Nissin Servicer Co., Ltd.	Nissin Servicer Co., Ltd.
	Nissin Credit Guarantee Co., Ltd.	NIS Property Co., Ltd.
	Nissin Insurance Co., Ltd.	Nissin Insurance Co., Ltd.
	NIS Real Estate Co., Ltd.	NIS Real Estate Co., Ltd.
	NIS Lease Co., Ltd.	NIS Lease Co., Ltd.
	J One Investment Co., Ltd.	J One Investment Co., Ltd.
Bird’s Eye Technological Investment Corporation
NIS Trading Co., Ltd.
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.
Miyako Capital Co. Ltd.
Yamagen Securities Co., Ltd.

(April 1, 2003 ~ March 31, 2004)

Big Apple Co., Ltd. was excluded from the consolidated subsidiaries because NISSIN sold a portion of its interest in the company.
Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd. and J One Investment Co., Ltd. are newly established and became consolidated subsidiaries during the year ended March 31, 2004.

(April 1, 2004 ~ March 31, 2005)

Bird’s Eye Technological Investment Corporation, NIS Trading Co., Ltd., Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. and Miyako Capital Co. Ltd. were newly established and became consolidated subsidiaries during the year ended March 31, 2005. Also, Yamagen Securities Co., Ltd. was acquired and became a consolidated subsidiary during the year ended March 31, 2005.

On June 22, 2004, Nissin Credit Guarantee Co., Ltd. was renamed NIS Property Co., Ltd., and on December 17, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. was renamed Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.

Annual Financial Report

2.	Application of the Equity Method

Equity-method affiliates are as follows:

Year Ended March 31,
		2004	2005

1.	Number of equity-method affiliates at end of year	4 companies	7 companies
2.	Names of equity-method affiliates	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
		Shinsei Business Finance Co., Ltd.	Webcashing.com Co., Ltd.
		Webcashing.com Co., Ltd.	Chuo Mitsui Finance Service Co., Ltd.
		CN Capital Co., Ltd.	CN Two Co., Ltd.
Other three companies

(April 1, 2003 ~ March 31, 2004)

Swan Credit Co., Ltd. and BB Net Corp. completed allotments of shares to third parties, causing NISSIN’s equity interest in each company to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over these companies, the equity method was not applied to these companies. The equity method was not applied to i-cf, Inc. because NISSIN sold its entire interest in i-cf, Inc.

March 31, 2004 was deemed as the acquisition date of Webcashing.com Co., Ltd.

(April 1, 2004 ~ March 31, 2005)

The equity method was not applied to Ascot Co., Ltd. for the year ended March 31, 2005 because NISSIN believes that Ascot Co., Ltd.’ s influence on NISSIN’s net income and retained earnings as a group was insignificant.

In addition, Chuo Mitsui Finance Service Co., Ltd. was newly established and became an equity-method affiliate during the year ended March 31, 2005. Also, CN Two Co., Ltd. and other two companies, which are equity-method affiliates of Nissin Servicer Co., Ltd., were newly established and became equity-method affiliates during the year ended March 31, 2005.

3.	If the balance sheet date of equity-method affiliates is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliates’ financial statements for the relevant accounting year, with the exception of Webcashing.com Co., Ltd. and CN Two Co., Ltd as of and for the year ended March 31, 2005.

Webcashing.com Co., Ltd. applies the fiscal year ending September 30. The Company’s consolidated financial statement as of and for the year ended March 31, 2005, are prepared by using Webcashing.com’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, CN Two Co., Ltd., established on August 25, 2004, applies the fiscal year ending May 31. The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using CN Two’s adjusted financial statements as of February 28, 2005, for the period starting from the date of establishment to February 28, 2005.

Annual Financial Report

3.	Balance Sheet Date of Consolidated Subsidiaries

The balance sheet dates of consolidated subsidiaries which are different from the date of the Company’s consolidated balance sheet date are as follows:

Company Name	Balance Sheet Date

J One Investment Co., Ltd.	December 31
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, the Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using Matsuyama Nissin Investment & Consulting’s financial statements as of December 31, 2004, for the period starting from the date of establishment to December 31, 2004, and significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

4.	Significant Accounting Policies

(1)	Valuation and Computation of Assets

1.	Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

2.	Derivatives

Market value method

(2)	Depreciation and Amortization of Fixed Assets

1.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

Annual Financial Report

2.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

(3)	Allowance for Loan Losses and Accrued Expenses

1.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

5.	Reserves for securities transactions (not applicable as of March 31, 2004)

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.

(4)	Foreign currency translation (not applicable as of March 31, 2004)

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the year. Translation adjustments are presented as a separate component of shareholders’ equity and minority interests.

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Annual Financial Report

(6)	Hedging Activities

i.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

ii.	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

iii.	Hedging policy

In order to reduce its exposure to fluctuations in interest rates on variable rate borrowings, the Company utilizes derivative financial instruments such as interest rate swap contracts.

iv.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on correlation between indicated rates of the hedge instruments and those of the hedge items.

(7)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

1.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

3.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are amortized using the straight-line method over 5 years except adjustments that are considered immaterial which are subject to one time amortization for the year ended March 31, 2004.

Annual Financial Report

Consolidation account adjustments are fully amortized immediately as incurred for the year ended March 31, 2005.

7.	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

8.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

CHANGES IN ACCOUNTING POLICIES

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, the Company adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets “, which was issued by Financial Services Agency’s Business Accounting Council (“BAC”) on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

(April 1, 2004 ~March 31, 2005)

Amortization of Consolidation and Equity-Method Account Adjustments

In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight line basis over five years except for insignificant amounts. However, beginning for the year ended March 31, 2005, the Company changed the amortization method and fully charged off the excess amount immediately as incurred.

During the year ended March 31, 2005, the Company incurred a substantial amount of consolidation account adjustments from the acquisition of Yamagen Securities Co., Ltd. and this has led the Company to review its current amortization method regarding consolidation and equity-method account adjustments. As a result of the review, the Company determined that it cannot reasonably estimate the useful life of these excesses. Moreover, in order to avoid the fluctuation in investment risk in connection with changes in business strategy and investment environment, the Company has made this change to adopt a more conservative accounting policy.

Due to this change in accounting policy, ¥201 million of goodwill of an equity-method affiliate at the beginning of this year and ¥599 million of consolidation account adjustments recognized during this year was charged off as special losses. As a result, compared with the previous method, ordinary income for the year ended March 31, 2005 increased by ¥70 million, and income before income taxes decreased by ¥730 million.

In addition, since the acquisition of a subsidiary, which arouse a substantial amount of consolidation account adjustments that led to the change in accounting policies, was incurred during the six months ended March 31, 2005, this change in accounting policies was not applied to the consolidated financial statements for the six months ended September 30, 2004.

Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would be understated by ¥20 million, and income before income taxes would be overstated by ¥180 million.

Annual Financial Report

The impact of this change in accounting policies to the Company’s segment information is indicated in “Segment Information”.

CHANGES IN PRESENTATION

(April 1, 2003 ~ March 31, 2004)

Consolidated Statements of Income

1.	With respect to the loan servicing business, “Revenues from purchased loans”, which was included in “Other operating income” of “Operating revenues” and “Costs of purchased loans collected”, which was included in “Other operating expenses” of “Operating expenses” for the year ended March 31, 2003, are both classified separately from the year ended March 31, 2004, as their respective amounts became significant.

The presentation of operating revenues and operating expenses for the year ended March 31, 2003, reflecting these changes in presentation is as follows:

	Year Ended March 31,
	2003
		Percentage of Total
	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥39,073
Revenue from purchased loans	2,858
Other financial income	0
Other operating income	3,669

Total operating revenues	45,601	100.0
Operating Expenses:
Financial costs	3,675
Costs of purchased loans collected	2,146
Other operating expenses (Note 1)	28,738

Total operating expenses	34,560	75.8

2.	“Gains on change of equity interest”, which was included in “Other” of “Special Gains” for the year ended March 31, 2003, is classified separately from the year ended March 31, 2004, as the amount of “Gains on change of equity interest” became more than one-tenth of the total of “Special Gains”. The amount of “Gains on change of equity interest” for the year ended March 31, 2003 was ¥2 million.

(April 1, 2004 ~March 31, 2005)

Consolidated Balance Sheets

Contributions in investment funds, which was included in “Other” of “Investments and other assets” as of March 31, 2004, is included in “Investment securities” from March 31, 2005, in conjunction with the promulgation of “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of contributions to investment funds as of March 31, 2004 and 2005 is ¥93 million and ¥2,339 million, respectively.

Annual Financial Report

Consolidated Statements of Income

“Penalty for cancellation of real estate lease contracts”, which was included in “Other” of “Other expenses” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Penalty for cancellation of real estate lease contracts” became more than one-tenth of the total of “Other expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2004 was ¥30 million.

Consolidated Statements of Cash Flows

1.	With respect to cash flows from operating activities, “Gains on change of equity interest “, which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Gains on change of equity interest” became significant. The amount of “Gains on change of equity interest” for the year ended March 31, 2004 was ¥373 million.

2.	With respect to cash flows from operating activities, “Purchases of assets held for leases” which was included in “Purchases of tangible fixed assets” in “Cash flows from investing activities” for the year ended March 31, 2004 is classified separately from the year ended March 31, 2005 as the amount of “Purchases of assets held for leases” became significant. The amount of “Purchases of assets held for leases” for the year ended March 31, 2004 was ¥ 318 million

3.	With respect to cash flows from operating activities, “Installment loans, net” which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Installment loans, net” became significant. The amount of “Installment loans, net” for the year ended March 31, 2004 was a cash outflow of ¥70 million.

4.	With respect to cash flows from operating activities, “Payments for loans factored” and “Collections of loans factored”, which were classified separately for the year ended March 31, 2004, are included in “Other” from the year ended March 31, 2005, as the amount of “Payments for loan factored” and “Collections of loan factored” became insignificant. The amount of “Payments for loans factored” and “Collections of loans factored” for the year ended March 31, 2005 were ¥105 million and ¥119 million, respectively.

5.	With respect to cash flows from investing activities, “Payments for capital contributions”, which was included in “Other” for the year ended March 31, 2004, are classified separately from the year ended March 31, 2005, as the amount of “Payments for capital contributions” became significant. The amount of “Payments for capital contributions” for the year ended March 31, 2004 was ¥181 million.

6.	With respect to cash flows from investing activities, payments for contributions in investment funds, which was included in “Other” prior to the year ended March 31, 2005, is included in “Purchases of investment securities” from the year ended March 31, 2005, in conjunction with the promulgation of “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of payments for contributions to investment funds for the year ended March 31, 2005 is ¥2,229 million. There were no payments for contributions to investment funds for the year ended March 31, 2004.

ADDITIONAL INFORMATION

(April 1, 2003 ~ March 31, 2004,)

None

Annual Financial Report

(April 1, 2004 ~March 31, 2005)

Consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥113 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Cash and deposits	¥9	¥418
Notes and loans receivable	28,295	18,586
Purchased loans receivable	679	455
Buildings and structures	356	—
Land	262	—
Investments and other assets	9	—

Total	¥29,611	¥19,460

Corresponding borrowings secured by the above collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Short-term borrowings	¥2,100	¥2,500
Current portion of long-term borrowings	14,200	7,301
Long-term borrowings	9,820	9,727

Total	¥26,121	¥19,528

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion, at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Notes and loans receivable	¥5,557	¥1,827
Long-term borrowings	4,967	2,097
of which current portion	3,575	1,692

Annual Financial Report

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded as “Asset backed commercial paper” at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Notes and loans receivable	¥9,593	¥9,216
Asset backed commercial paper	6,465	6,672

Note 2.	Unsecured consumer loans included in notes and loans receivable at March 31, 2004 and 2005 are ¥35,604 million and ¥2,827 million, respectively.

Note 3.	Investments in affiliates at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Investment securities (equity)	¥494	¥300
Investments and other assets	1	65

Note 4.	Commitments and contingencies at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥3,511	¥7,330
Guarantees for borrowings of non-consolidated companies:
Shinsei Business Finance Co., Ltd.	1,200	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	150

Note 5.	Rediscounted notes at March 31, 2004 and 2005 are ¥262 million and ¥83 million, respectively.

Note 6.	The number of issued shares of common stock and treasury stock held by NISSIN at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(thousand shares)
Issued shares	134,726	544,668
of which treasury stock	8,498	27,687

Note 7.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable at March 31, 2004 and 2005 are classified as follows:

	March 31,
	2004	2005

	(in millions)
(1) Bankrupt loans receivable	¥998	¥860
(2) Delinquent loans receivable	2,851	3,072
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	14,418	13,874

Total	¥18,268	¥17,807

Annual Financial Report

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Note 8.	In providing its core business of integrated financial services, under the terms and conditions of the Company’s credit line agreements, the Company may, but is not committed to, lend funds to customers.

The Company’s unfunded credit lines at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Total amount of credit line agreements	¥95,895	¥70,727
Loans outstanding under credit line agreements	(54,294)	(23,736)

Total unfunded credit lines	41,601	46,990
of which unfunded credit lines without loans outstanding	34,624	40,804

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Annual Financial Report

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other operating expenses:
Costs of leases and installment loans	¥—	¥1,599
Costs of other	162	1,023
Advertising expenses	217	332
Loan losses	681	137
Provision for loan losses	13,417	9,106
Provision for guarantee losses	108	370
Salaries for directors and statutory auditors	223	289
Salaries for employees	5,317	5,091
Bonuses	436	489
Provision for bonuses	621	677
Depreciation and amortization	108	212
Taxes and duties	429	710
Lease and rental expenses	1,966	2,080
Commission fees	646	862

Note 2.	Details of gains on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Gains on sales of fixed assets:
Buildings and structures	¥0	¥—
Equipments	0	—
Land	116	—
Intangible fixed assets	0	—

Total	¥117	¥—

Note 3.	Details of losses on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on sales of fixed assets:
Buildings and structures	¥1	¥—
Equipments	0	—
Land	3	—

Total	¥5	¥—

Note 4.	Details of losses on disposal of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on disposal of fixed assets:
Buildings and structures	¥36	¥27
Equipments	6	13
Intangible fixed assets	—	68

Total	¥42	¥109

Annual Financial Report

Note 5.	Details of impairment of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking lot)
Type of fixed assets:	Land

For the purpose of grouping its fixed assets, the Company classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipments and fixtures as common property.

In respect of the above mentioned parking lot which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, the Company incurred special losses of ¥590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that the Company believes appropriately reflects the market price of the assets.

The Company did not recognize any impairment of fixed assets for the year ended March 31, 2005.

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents consist of cash and deposits, and the balances at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Cash and deposits	¥20,252	¥25,820
Time deposits over 3 months	—	(25)
Restricted deposits pledged as collateral	(9)	(418)

Cash and cash equivalents	¥20,243	¥25,376

Note 2.	Significant components of the assets and liabilities of Big Apple Co., Ltd., as of March 31, 2004 which have been excluded from the consolidated subsidiary are as follows:

As of March 31, 2004

(in millions)
Current assets	¥51
Fixed assets	0

Total assets	¥52

Current liabilities	¥12
Long-term liabilities	—

Total liabilities	¥12

Annual Financial Report

Significant components of the assets and liabilities of Yamagen Securities Co., Ltd., as of March 31, 2004 which have been acquired and became a consolidated subsidiary, are as follows:

As of December 31, 2004

(in millions)
Current assets	¥ 3,132
Consolidation account adjustments	599
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	—
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥ 763

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

(1)	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Equipments:
Acquisition costs equivalent	¥2,002	¥2,342
Accumulated amortization equivalent	(710)	(1,051)

Book value equivalent	1,291	1,290
Software:
Acquisition costs equivalent	1,450	787
Accumulated amortization equivalent	(804)	(490)

Book value equivalent	645	296
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(1)	(2)

Book value equivalent	2	2

Total:
Acquisition costs equivalent	3,457	3,134
Accumulated amortization equivalent	(1,517)	(1,545)

Book value equivalent	¥1,940	¥1,589

(2)	The amounts of outstanding future minimum lease payments at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥660	¥558
Due after one year	1,305	1,052

Total	¥1,965	¥1,610

Annual Financial Report

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease payments	¥758	¥840
Amortization expense equivalent	723	803
Interest expense equivalent	36	41

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Lessor

(1)	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at March 31, 2004 and 2005 included in assets held for leases are as follows:

	March 31,
	2004	2005

	(in millions)
Machinery:
Acquisition costs	¥—	¥295
Accumulated depreciation	—	(24)

Book value	—	271
Equipments:
Acquisition costs	54	1,705
Accumulated amortization	(1)	(171)

Book value	53	1,534
Software:
Acquisition costs	—	291
Accumulated amortization	—	(31)

Book value	—	259
Other:
Acquisition costs	—	13
Accumulated amortization	—	(0)

Book value	—	12

Total:
Acquisition costs	54	2,305
Accumulated depreciation	(1)	(227)

Book value	¥53	¥2,078

(2)	The amounts of future minimum lease payments to be received at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥8	¥397
Due after one year	45	1,768

Total	¥53	¥2,166

Annual Financial Report

(3)	Lease revenue, depreciation and amortization expense, interest income equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease revenue	¥1	¥341
Depreciation expense	1	238
Interest income equivalent	0	163

(4)	The method used to calculate interest income equivalent of leased assets is as follows:

•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Investment Securities

(1)	Marketable securities included in other securities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004			2005
Other securities	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Carrying value exceeding book value
Equity securities	¥997	¥6,673	¥5,676	¥5,109	¥18,464	¥13,354
Carrying value not exceeding book value
Equity securities	2,005	1,609	(395)	197	179	(17)

Total	¥3,002	¥8,282	¥5,280	¥5,306	¥18,644	¥13,337

(2)	Other securities sold during the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004			2005
	Sales Proceeds	Gains on Sales	Losses on Sales	Sales Proceeds	Gains on Sales	Losses on Sales

	(in millions)
Other securities	¥2,242	¥319	¥469	¥1,844	¥972	¥9

(3)	Non-marketable securities included in other securities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005
Other securities	Carrying Value	Carrying Value

	(in millions)
Equity securities	¥325	¥2,713
Bonds	24	155
Other	534	2,422

Total	¥884	¥5,291

Annual Financial Report

(4)	Investment securities impaired for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005
	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥239	¥35
		(1,542)

Notes:	1)	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average market price at end of month declined by more than 30% or more but less than 50% for the past two years.

	2)	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses due to intercompany transactions incurred during the year ended March 31, 2005.

Derivative Transaction

(1)	Details of derivatives

I.	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

II.	Derivative transactions policies

The Company does not enter into derivative contracts for trading or speculative purposes.

III.	The purpose of derivative transactions

In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

IV.	Details of risks on derivative transactions

i.	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.

However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

ii.	Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions.
The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate realization of any credit risk from its derivative transaction. In addition, there is no credit risk concentration as the Company diversifies its counter-parties.

V.	Risk management of derivative transactions

Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors.

In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions. Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report to the monthly Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale market fluctuation that can cause the Company to suffer significant losses, a management system to execute prompt action is readily available.

NISSIN are given notice in advance of significant transactions made by consolidated subsidiaries.

Annual Financial Report

(2)	Market value of derivative transactions

The details for market value of derivative transaction are omitted as hedge accounting has been adopted for all derivative transactions.

Retirement Benefits

None

Deferred Income Taxes

(1)	Significant components of deferred tax assets and liabilities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Deferred tax assets:
Loan losses	¥43	¥15
Allowance for loan losses	2,023	649
Reserve for guarantee losses	—	141
Accrued local taxes	234	58
Accrued retirement benefits — directors and statutory auditors	135	133
Accrued bonuses	249	249
Impairment of fixed assets	239	239
Other	140	114

Total deferred tax assets	3,066	1,601
Deferred tax liabilities:
Unrealized gains on investment securities	(2,133)	(5,401)

Total deferred tax liabilities	(2,133)	(5,401)

Deferred tax assets (liabilities), net	¥933	¥(3,799)

(2)	The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the years ended March 31, 2004 and 2005 is omitted as the total of these differences is less than 5% of statutory tax rate.

Annual Financial Report

Segment Information

The segment information for the years ended March 31, 2004 and 2005 is as follows:

(1)	Business Segment Information

Business segment information for the year ended March 31, 2004 is as follows:

	Year Ended March 31, 2004
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,863	¥4,599	¥230	¥45,693	¥—	¥45,693
(2) Operating revenues from intersegment
sales or transfers	33	—	2	36	(36)	—

Total operating revenues	40,897	4,599	233	45,730	(36)	45,693
Operating expenses	30,326	3,699	145	34,171	(37)	34,134

Operating income	10,570	899	87	11,558	0	11,559

II. Assets, depreciation and amortization, and capital expenditures
Assets	202,463	6,684	160	209,308	(1,353)	207,955
Depreciation and amortization	108	3	0	112	—	112
Impairment of fixed assets	590	—	—	590	—	590
Capital expenditures	967	10	2	981	—	981

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors
Provision of leases and other
Provision of guarantee services

		(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims

		(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies, and other

	3.	There are no unapplied operating expenses.

Business segment information for the year ended March 31, 2005 is as follows:

			Year Ended March 31, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
(2) Operating revenues from intersegment
sales or transfers	103	32	82	217	(217)	—

Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
Operating expenses	27,552	9,775	287	37,615	(367)	37,248

Operating income (losses)	6,594	1,926	(51)	8,470	149	8,619

II. Assets, depreciation and amortization, and capital expenditures
Assets	221,374	21,625	3,723	246,723	(20,436)	226,287
Depreciation and amortization	658	5	0	664	—	664
Capital expenditures	3,990	30	5	4,026	—	4,026

Annual Financial Report

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

		(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors
Provision of leases and other
Provision of guarantee services
Securities business

		(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims

		(3) Other businesses:	Real estate-related business
Business owner support services
Wholesale trading
Agent for life or non-life insurance companies and other

	3.	As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred.

Consequently, if the previous method was applied for the year ended March 31, 2005, operating income from integrated financial services would be overstated by ¥29 million, and assets would decrease by ¥730 million .

	4.	There are no unapplied operating expenses.

(2)	Geographical Segment Information

Geographical segment information is omitted for the year ended March 31, 2004, as the Company has no subsidiary or office outside Japan during the corresponding year.

Geographical segment information is omitted for the year ended March 31, 2005, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding year.

(3)	Overseas Operating Revenues

Overseas operating revenues information is omitted for the year ended March 31, 2004, as the Company has no overseas operating revenues during the corresponding year.

Overseas operating revenues information is omitted for the year ended March 31, 2005, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding year.

Annual Financial Report

Related Party Transactions

(April 1, 2003 ~ March 31, 2004)

(1)	Directors and key individual shareholders

	Relatives of directors and		Entities majority of which interests are owned by
Attribution:	principal individual shareholders		directors and principal individual shareholders

Name / Entity name:	Michimasa Sakioka	Susumu Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	—	—	¥100	¥30
Description of business:	Medical doctor	Corporate officer	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	1.5% directly owned	0.8% directly owned	13.6% directly owned	13.9% directly owned
Description of relationship — interlocking director and / or statutory auditor:	—	—	2 directors	2 directors
Description of relationship — business relationship:	—	—	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Sale of real property: ¥85 (Note 2)	Sale of equity interest in a subsidiary: ¥117 (Note 3)	Insurance payments: ¥1 (Note 4)	Office and parking space leases: ¥1 (Note 4)
Account and balance at year-end (in millions):	—	—	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	The decision for the sales price of real property is made based on an appraiser’s appraisal value.

	3)	In sales of a stock of a subsidiary, the sales price of equity interests is determined based on market value assessment by a third party.

	4)	Business terms and related decision-making policies:

		(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.

		(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

(2)	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥450	¥984
Description of business:	Customer Acquisition	Provision of loans to businesses
The Company’s interest:	25.0% directly owned	25.0% directly owned
Description of relationship — interlocking director and / or statutory auditor:	1 director	1 statutory auditor

Description of relationship — business relationship:	Referral of customers	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥35 (Note 2)	Commission payments: ¥10 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥3	Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥15 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥0

Description of relationship — business relationship:	—	Loan guarantee transactions to customers
Transaction and amount (in millions):	—	Loan guarantee commission: ¥89 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥16

Description of relationship — business relationship:	—	Guarantees for borrowings from banks
Transaction and amount (in millions):	—	Bank loan guarantee commission: ¥5 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

		(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

		(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Annual Financial Report

(April 1, 2004 ~ March 31, 2005)

(1)	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principal individual shareholders

Name / Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	13.2% directly owned	13.5% directly owned
Description of relationship — interlocking
director and / or statutory auditor:	2 directors	2 directors
Description of relationship — business relationship:	Office leases	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0 (Note 2)	Office and parking space leases: ¥1 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:
		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

(2)	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provision of financial services to businesses
The Company’s interest:	25.0% directly owned
Description of relationship — interlocking director and / or statutory auditor:	1 director

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥2
Transaction and amount (in millions):	Commission received: ¥12 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥0

Description of relationship — business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥315 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥34

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥34 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	Business terms and related decision-making policies:

		(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

		(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

Annual Financial Report

Per Share Data

	Year Ended March 31,
	2004	2005

	(in yen)
Consolidated:
Shareholders’ equity per share	¥425.90	¥127.11
Net income per share:
Basic	49.04	12.67
Diluted	45.21	11.53

Notes:	1.	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Net income	¥6,186	¥6,525
Net income attributable to common stock	6,114	6,445
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	72	80
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	101	100
Losses on change in equity interest as a result of exercise of stock options of a subsidiary	—	(53)

	Year Ended March 31,
	2004	2005

	(thousand shares)
Weighted-average number of outstanding shares	124,679	508,678
Securities with dilutive effect:
Convertible bond	12,738	50,471
Stock options	46	4,156

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the year ended March 31, 2004 are as follows:

Year Ended March 31, 2004
Stock options:
Special resolution date: June 24, 2003
Number of stock options: 11,885 units
Warrants:
4th unsecured bonds with warrants
Face amount: ¥1,500 million

The details of all the securities mentioned above are stated in “ITEM 4 -1- (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options, Warrants and Convertible Bonds” and ITEM 5-1-5 FINANCIAL STATEMENTS — Consolidated Financial Statements — Consolidated Supplementary Statements — Details of Bonds and Convertible Bonds”) .

All securities are reflected in the calculation for the diluted net income per share for the year ended March 31, 2005 since such securities have been considered to have dilutive effect.

Annual Financial Report

2.	On May 20, 2003, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2002, per share data for the year ended March 31, 2003 are adjusted retroactively as follows:

Year Ended
March 31, 2003

(in yen)
Shareholders’ equity per share	¥354.49
Net income per share:
Basic	39.82
Diluted	—

The diluted net income per share for the year ended March 31, 2003 was not presented as there was no dilutive effect for the corresponding fiscal year.

On May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2003, per share data for the year ended March 31, 2004 are adjusted retroactively as follows:

Year Ended
March 31, 2004

Shareholders’ equity per share	¥106.48
Net income per share:
Basic	12.26
Diluted	11.30

Annual Financial Report

Significant Subsequent Events

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1)	Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2)	Type of shares subject to be issued:	Common stock
3)	Increase in the number of shares:	134,726,192 shares
4)	Stock split date:	May 20, 2004
5)	Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.25	¥212.95
Net income per share:
Basic	19.91	24.52
Diluted	—	22.61

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and unguaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision was made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding, which is ¥32,942 million as of May 31, 2004. The sales price is equivalent to the balance of these consumer loans.

2)	Sale schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 persons
Number of offices:	2 offices

Annual Financial Report

3.	The Board of Directors held on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Grant for:	NISSIN, its subsidiaries or its equity-method affiliates (the Company)’s directors, statutory auditors, corporate advisors, persons with short-term contracts, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2)	Type of shares:	Common stock
(3)	Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4)	Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5)	Exercise period:	Over the three years from the first day of the month following the month of the approval date.

(April 1, 2004 ~ March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1)	Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2)	Type of shares subject to be issued:	Common stock
3)	Increase in the number of shares:	108,933,686 shares
4)	Stock split date:	May 20, 2005
5)	Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥88.73	¥105.92
Net income per share:
Basic	10.22	10.56
Diluted	9.42	9.61

Annual Financial Report

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Issue date of stock option:	April 21, 2005
(2)	Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3)	Issue price of the stock options;	Free of charge
(4)	Type of shares:	Common stock
(5)	Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6)	Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts, employees and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7)	Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8)	Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

Annual Financial Report

Details of Bonds and Convertible Bonds

			March 31,		Annual
Company	Descriptions	Issued	2003	2004	Rate	Collateral	Maturity

			(in millions)		(%)
NISSIN	2nd unsecured bonds	April 20, 2000	¥10,000	¥—	3.00	None	April 20, 2004

NISSIN	3rd unsecured bonds	March 28, 2001	10,000	—	2.45	None	March 28, 2005

NISSIN	4th unsecured bonds with warrants	April 20, 2001	1,500	—	2.30	None	April 20, 2004

NISSIN	3rd unsecured convertible bonds	September 13, 2001	10,000	8,942	1.70	None	September 29, 2006

NISSIN	5th unsecured bonds	November 1, 2002	5,000	5,000 (5,000)	2.35	None	November 1, 2005

NISSIN	1st unsecured bonds (private placement)	July 31, 2003	500	500	1.90	None	July 31, 2006

NISSIN	2nd unsecured bonds (private placement)	March 26, 2004	500	500	0.64	None	March 26, 2007

NISSIN	3rd unsecured bonds (private placement)	September 27, 2004	—	500	0.45	None	September 27, 2006

NISSIN	4th unsecured bonds (private placement)	September 27, 2004	—	500	0.67	None	September 27, 2007

NISSIN	6th unsecured bonds	February 25, 2005	—	7,500	1.18	None	February 25, 2008

Nissin Servicer Co., Ltd.	1st unsecured bonds	September 19, 2003	270	210 (60)	0.75	None	September 19, 2008

Total	—	—	¥37,770	¥23,652	—	—	—
				(5,060)

Notes:	1)	The amounts in parentheses represent the amounts scheduled to be redeemed within one year.

2)	Information for the convertible bonds is as follow:

	Conversion Price
Type of Shares Convertible	(in yen)	Conversion Period

Common Stock Shares of NISSIN	¥196.3	From September 14, 2001 To September 28, 2006

In addition, the conversion price is adjusted to ¥163.6 due to the 1.2-for-1 stock split completed on May 20, 2005.

3)	The redemption schedule of bonds for five years subsequent to March 31, 2005 is summarized as follows:

(in millions)

Year Ending March 31,
2006	¥5,060
2007	10,502
2008	8,060
2009	30
2010	—

Annual Financial Report

Details of Borrowings

	March 31,		Average
	2004	2005	Interest Rate	Maturity

	(in millions)		(%)
Short-term borrowings	¥2,100	¥9,016	1.57	—
Current potion of long-term borrowings	52,247	53,835	2.13	—
Long-term borrowings (excluding current portion)	46,094	52,683	1.92	From April 27, 2005 To January 31, 2010
Other liabilities with interest
Commercial paper (short-term)	3,200	3,500	0.38	—
Asset backed commercial paper	6,465	6,672	0.71	—

Total	¥110,107	¥125,708	—	—

Notes:	1)	The average interest rate represents the weighted average interest rate at the end of period.

	2)	The amount of redemption schedule of asset backed commercial paper for the five year period subsequent to March 31, 2005 is not presented since the amount of redemption schedule is indefinite.

		In addition, the scheduled final payment date with regard to the trust agreement is October 25, 2011.

	3)	The redemption schedule of long-term borrowings, excluding current portion, in the five year period subsequent to March 31, 2005 is summarized as follows:

(in millions)

Year Ending March 31,
2007	¥34,363
2008	17,689
2009	466
2010	164

(2)	Other

None

Annual Financial Report

2.	Non-consolidated Financial Statements

(1)	Non-consolidated Financial Statements

1.	Non-consolidated Balance Sheets

	March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total
	Amount	Assets	Amount	Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,362		¥17,686
Notes receivable (Note 5)	396		145
Loans receivable (Notes 1, 2, 9 and 10)	175,044		145,162
Factoring loans	19		3
Compensation of loans receivable	70		204
Interest receivable	1,060		830
Prepaid expenses	395		332
Deferred tax assets	1,252		469
Accrued income	38		57
Other	239		1,171
Allowance for loan losses	(10,424)		(6,864)

Total Current Assets	186,454	92.4	159,199	77.0

Fixed Assets:
Tangible fixed assets
Buildings (Note 1)	1,031		1,019
Accumulated depreciation	(563)		(573)

	467		445

Structures	37		37
Accumulated depreciation	(29)		(30)

	7		6

Equipments	361		363
Accumulated depreciation	(238)		(217)

	122		146

Land (Note 1)	355		355

Total tangible fixed assets	953	0.5	954	0.5

Intangible fixed assets
Software	95		2,220
Telephone rights	130		130
Other	858		—

Total intangible fixed assets	1,085	0.5	2,351	1.1

(Continued)

Annual Financial Report

	March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total
	Amount	Assets	Amount	Assets

	(in millions except percentages)
(Continued)

Investments and other assets
Investment securities	9,167		21,368
Investment in affiliates	1,671		6,109
Capital contributions	128		31
Investment in affiliates (other)	—		1,050
Loans to subsidiaries and affiliates	142		13,634
Long-term loans to employees	73		111
Bankrupt and delinquent loans receivable (Notes 3 and 9)	3,850		3,932
Long-term prepaid expenses	54		76
Deposit of restricted cash	425		381
Other (Note 1)	830		747
Allowance for loan losses	(3,103)		(3,167)

Total investments and other assets	13,240	6.6	44,276	21.4

Total Fixed Assets	15,278	7.6	47,582	23.0

Total Assets	¥201,733	100.0	¥206,782	100.0

Annual Financial Report

	March 31,
	2004		2005
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and		and
		Shareholder’s		Shareholder’s
	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 1)	¥2,100		¥7,417
Current portion of long-term borrowings (Note 1)	50,423		48,874
Current portion of bonds	21,500		5,000
Commercial paper	3,200		3,500
Other payable	380		688
Accrued expenses	492		260
Accrued income taxes	2,231		81
Deposit received	56		90
Unearned revenue	17		22
Accrued bonuses	617		616
Reserve for guarantee losses	108		349
Warrants	5		—
Other (Note 5)	262		160

Total Current Liabilities	81,395	40.3	67,059	32.4

Long-term Liabilities:
Bonds	6,000		9,500
Convertible bond	10,000		8,942
Long-term borrowings (Note 1)	43,677		44,564
Asset backed commercial paper (Note 1)	6,465		6,672
Deferred tax liabilities	649		4,783
Accrued retirement benefits — directors and statutory auditors	333		330
Other	61		67

Total Long-term Liabilities	67,188	33.3	74,861	36.2

Total Liabilities	148,583	73.6	141,920	68.6

SHAREHOLDERS’ EQUITY:
Common stock (Note 6)	7,218	3.6	7,779	3.8
Additional paid-in capital
General	9,647		10,203
Other
Gain on sales of treasury stock	44		262

Total additional paid-in capital	9,691	4.8	10,465	5.1
Retained earnings
Legal reserve	400		400
General reserves
Dividend reserves	1,000		1,000
Other	29,800		34,100

Total general reserves	30,800		35,100
Unappropriated retained earnings	5,620		6,240

Total retained earnings	36,821	18.3	41,740	20.2
Unrealized gains on investment securities (Note 7)	3,147	1.6	7,913	3.8
Treasury stock (Note 8)	(3,727)	(1.9)	(3,037)	(1.5)

Total Shareholders’ Equity	53,150	26.4	64,861	31.4

Total Liabilities and Shareholders’ Equity	¥201,733	100.0	¥206,782	100.0

Annual Financial Report

2.	Non-consolidated Statements of Income

	Year Ended March 31,
	2004		2005
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥38,623		¥29,250
Other financial income (Note 1)	1		0
Other operating income (Note 2)	2,170		3,120

Total operating revenues	40,795	100.0	32,370	100.0
Operating Expenses:
Financial costs (Note 3)	3,389		2,733
Other operating expenses
Costs of real estate leases and other	21		148
Advertising expenses	144		322
Loan losses	656		100
Provision for loan losses	12,805		8,129
Provision for guarantee losses	108		349
Salaries for directors and statutory auditors	172		182
Salaries for employees	5,058		4,380
Bonuses	393		403
Provision for bonuses	617		616
Depreciation and amortization	101		205
Taxes and duties	407		589
Lease and rental expenses	1,908		1,919
Commission fees	648		799
Other	3,693		3,943

Total operating expenses	30,126	73.8	24,824	76.7

Operating Income	10,668	26.2	7,546	23.3

Other Income: (Note 4)
Interest income from loans to subsidiaries and affiliates	10		246
Interest income from securities	0		1
Dividends received	22		27
Dividends from insurance	6		0
Guarantee fees received from subsidiaries and affiliates	41		39
Fees received in connection with sale of loans receivable	—		392
Fees received from securities loaned	—		81
Other	13		36

Total other income	94	0.2	825	2.6

Other Expenses:
Stock issuance costs	35		104
Bond issuance costs	14		54
ABCP issuance costs	83		—
Penalty for cancellation of real estate lease contracts	23		69
Syndicated loan borrowing costs	—		140
Other	10		13

Total other expenses	166	0.4	382	1.2

Ordinary Income	10,596	26.0	7,989	24.7

(Continued)

Annual Financial Report

	Year Ended March 31,
	2004		2005
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
(Continued)

Special Gains:
Gains on sales of fixed assets (Note 5)	117		—
Gains on sales of investment securities	343		937
Gains on sales of subsidiaries and affiliates	244		—
Reversal of allowance for loan losses	—		3,327
Other	—		0

Total special gains	705	1.7	4,264	13.2
Special Losses:
Losses on sales of fixed assets (Note 6)	5		—
Losses on disposal of fixed assets (Note 7)	42		103
Impairment of fixed assets (Note 8)	590		—
Losses on sales of investment securities (Note 9)	469		1,552
Impairment of investment securities	239		35
Impairment of equity interest in affiliates	249		—
Penalty for cancellation of lease contracts	—		327

Total special losses	1,597	3.9	2,019	6.3

Income Before Income Taxes	9,705	23.8	10,234	31.6

Income Taxes:
Current	4,590		2,290
Deferred	(369)		1,664

Total income taxes	4,221	10.4	3,954	12.2

Net Income	5,483	13.4	6,279	19.4

Retained earnings at beginning of year	600		660
Half-year dividend paid	463		700

Unappropriated Retained Earnings at End of Year	¥5,620		¥6,240

Annual Financial Report
3.	Non-consolidated Statements of Appropriation of Earnings

	Year Ended March 31,
	2004	2005
	(Approved on	(Approved on
	June 22, 2004)	June 22, 2005)

	Amount	Amount

	(in millions)
Unappropriated Retained Earnings at End of Year	¥5,620	¥6,240
Appropriations:
Cash dividends	599	1,292
Directors’ and statutory auditors’ bonuses	61	70
General reserves
Other	4,300	3,800

Total appropriations	4,960	5,163

Unappropriated Retained Earnings Carried Forward	¥660	¥1,076

Notes:	1.	Dates stated in the title of table above are Annual Shareholders’ Meeting dates.
	2.	On December 10, 2003, NISSIN paid half-year dividends in a total amount of ¥463 million at ¥3.75 per share.
	3.	On December 10, 2004, NISSIN paid half-year dividends in a total amount of ¥700 million at ¥2.75 per share
	4.	Dividends in the year ended March 31, 2004 were not paid for the 8,498,025 shares of treasury stock.
	5.	Dividends in the year ended March 31, 2005 were not paid for the 27,687,153 shares of treasury stock.
	6.	The amount of statutory auditors’ bonuses included in “Directors’ and statutory auditors’ bonuses” above for the year ended March 31, 2004 and 2005 were ¥3 million and ¥3 million, respectively.

Annual Financial Report

SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation and Computation of Assets

1)	Investment securities

i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method

ii.	Other securities:

Marketable securities

Market value is determined by market price at year end.

(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

2.	Derivatives (not applicable as of March 31, 2004)

Market value method.

3.	Depreciation and Amortization of Fixed Assets

1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of newly acquired buildings is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

4.	Deferred Assets

The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the fiscal year.

Annual Financial Report

5.	Allowance for Loan Losses and Accrued Expenses

1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

6.	Basis for Revenue Recognition

Interest income from notes and loans receivable:

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

7.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

8.	Hedging Activities (not applicable as of March 31, 2004)

1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

Annual Financial Report

3)	Hedging policy

NISSIN utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

9.	Other Significant Accounting Policies for the Preparation of Financial Statements

1)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

CHANGES IN ACCOUNTING POLICIES

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, the Company adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets “, which was issued by Financial Services Agency’s Business Accounting Council (“BAC”) on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

(April 1, 2004 ~March 31, 2005)

None

CHANGES IN PRESENTATION

(April 1, 2003~ March 31, 2004)

Non-consolidated Statements of Income

“Penalty for cancellation of real estate lease contracts”, which was included in “Other” of “Other expenses” for the year ended March 31, 2004, is classified separately beginning in the year ended March 31, 2005, as the amount of “Penalty for cancellation of real estate lease contracts” became more than one-tenth of the total of “Other expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2004 was ¥21 million.

Annual Financial Report

(April 1, 2004~ March 31, 2005)

Non-consolidated Balance Sheets

Contributions in investment funds, which was included in “Other” of “Investments and other assets” as of March 31, 2004, is included in “Investment securities” from March 31, 2005, in conjunction with the promulgation of “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” on June 9, 2004. According to this Law, pursuant to Securities and Exchange Law, Regulation 2-2, a contribution to an investment limited partnership or similar organization is deemed an investment in securities. The amount of contributions to investment funds as of March 31, 2004 and 2005 is ¥93 million and ¥2,339 million, respectively.

ADDITIONAL INFORMATION

Non-consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, NISSIN adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥91 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses — Taxes and duties”.

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

Non-consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥28,295	¥18,586
Buildings	356	—
Land	262	—
Investments and other assets	9	—

Total	¥28,923	¥18,586

Corresponding borrowings secured by the above collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Short-term borrowings	¥2,100	¥2,500
Current portion of long-term borrowings	14,080	6,596
Long-term borrowings	8,857	9,118

Total	¥25,038	¥18,215

Annual Financial Report

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion, at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥5,557	¥1,827
Long-term borrowings	4,967	2,097
of which current portion	3,575	1,692

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥9,593	¥9,216
Asset backed commercial paper	6,465	6,672

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2004 and 2005 are ¥35,604 million and ¥2,827 million, respectively.

Note 3.	Bankrupt and delinquent loans receivable at March 31, 2004 and 2005 are as follow:

Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in bankrupt and delinquent loans receivable at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Bankrupt loans receivable	¥998	¥860

Note 4.	Commitments and contingencies at March 31, 2004 and 2005 are as follow:

	March 31,
	2004	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥3,508	¥7,008
Guarantees for borrowings of subsidiaries and affiliates:
Nissin Servicer Co., Ltd.	2,096	—
Shinsei Business Finance Co., Ltd.	1,200	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	150

Annual Financial Report

Note 5.	Rediscounted notes at March 31, 2004 and 2005 are ¥262 million and ¥83 million, respectively.

Note 6.	Total number of authorized and issued shares at March 31, 2004 and 2005 is as follows:

	March 31,
	2004	2005

	(shares)
Total number of authorized shares	480,000,000	1,920,000,000
Total number of issued shares	134,726,192	544,668,431

However, as stipulated by the Articles of Incorporation, when redemption of stock is executed, the corresponding number of authorized shares must be reduced.

Note 7.	Dividend restriction

Net assets increased by ¥3,147 million and ¥7,913 million due to change of fair value of investment securities at March 31, 2004 and 2005, respectively. As stipulated by the Enforcement Regulation 124-3 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 8.	Treasury stock

The number of shares of common stock held by NISSIN as treasury stock at March 31, 2004 and 2005 are as follows:

	March 31,
Type of Shares	2004	2005

	(shares)
Common stock	8,498,025	27,687,153

Total number of shares of treasury stock	8,498,025	27,687,153

Note 9.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2004	2005

	(in millions)
(1) Bankrupt loans receivable	¥998	¥860
(2) Delinquent loans receivable	2,851	3,072
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	14,418	13,874

Total	¥18,268	¥17,807

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customer delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

Annual Financial Report

(4)	“Restructured loans receivable” are loans receivable for which NISSIN reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Note 10.	In providing its core business of integrated financial services, under the terms and conditions of NISSIN’s credit line agreements, NISSIN may, but is not committed to, lend funds to customers.

NISSIN’s unfunded credit lines at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Total amount of credit line agreements	¥95,895	¥70,727
Loans outstanding under credit line agreements	(54,294)	(23,736)

Total unfunded credit lines	41,601	46,990
of which unfunded credit lines without loans outstanding	34,624	40,804

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Non-consolidated Statements of Income

Note 1.	Details of other financial income for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other financial income:
Interest on deposits	¥0	¥0
Other	0	0

Total	¥1	¥0

Note 2.	Details of other operating income for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other operating income:
Loan origination fees	¥926	¥1,367
Recovery from loans previously charged off	795	711
Guarantee fees received	367	790
Rent revenue from real estate	37	51
Revenue from leases and installment loans	—	118
Other	44	80

Total	¥2,170	¥3,120

Annual Financial Report

Note 3.	Details of financial costs for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Financial costs:
Interest expense on borrowings	¥2,511	¥2,164
Interest expense on bonds	878	569

Total	¥3,389	¥2,733

Note 4.	Interests and dividends received from investment securities are recognized in other income for the years ended March 31, 2004 and 2005.

Note 5.	Details of gains on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Gains on sales of fixed assets:
Buildings	¥0	¥—
Equipments	0	—
Software	0	—
Land	116	—

Total	¥117	¥—

Note 6.	Details of losses on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on sales of fixed assets:
Building	¥1	¥—
Structures	0	—
Equipments	0	—
Land	3	—

Total	¥5	¥—

Note 7.	Details of losses on disposal of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on disposal of fixed assets:
Building	¥31	¥25
Structures	4	—
Equipments	6	9
Software	—	68

Total	¥42	¥103

Note 8.	Details of impairment of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking lot)
Type of fixed assets:	Land

Annual Financial Report

For the purpose of grouping its fixed assets, NISSIN classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipments and fixtures as common property.

In respect of the above mentioned parking lot which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, NISSIN incurred special losses of ¥590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that the Company believes appropriately reflects the market price of the assets.

The Company did not recognize any impairment of fixed assets for the year ended March 31, 2005.

Note 9.	With respect to losses on sales of investment securities, ¥1,542 million for the year ended March 31, 2005, incurred due to intercompany transaction with a subsidiary.

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

(1)	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Equipments:
Acquisition costs equivalent	¥1,993	¥2,335
Accumulated amortization equivalent	(705)	(1,050)

Book value equivalent	1,287	1,285
Software:
Acquisition costs equivalent	1,392	625
Accumulated amortization equivalent	(787)	(460)

Book value equivalent	605	165
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(1)	(2)

Book value equivalent	2	2

Total:
Acquisition costs equivalent	3,390	2,965
Accumulated amortization equivalent	(1,494)	(1,512)

Book value equivalent	¥1,895	¥1,452

Annual Financial Report

(2)	The amounts of outstanding future minimum lease payments at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥645	¥522
Due after one year	1,275	950

Total	¥1,920	¥1,473

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease payments	¥747	¥801
Amortization expense equivalent	712	767
Interest expense equivalent	36	38

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted as there is no impairment loss allocated to leased assets.

Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at March 31, 2004 and 2005 is as follows:

	Year Ended March 31,
	2004			2005
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in subsidiaries	¥—	¥—	¥—	¥500	¥25,200	¥24,700

Total	¥—	¥—	¥—	¥500	¥25,200	¥24,700

Note: There were no affiliates with market quotation available at March 31, 2004 and 2005.

Annual Financial Report

Deferred Income Taxes

(1)	Significant components of deferred tax assets and liabilities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Deferred tax assets:
Loan losses	¥43	¥15
Allowance for loan losses	1,739	165
Reserve for guarantee losses	—	141
Accrued local taxes	191	13
Accrued retirement benefits — directors and statutory auditors	135	133
Accrued bonuses	249	249
Impairment of fixed assets	239	239
Other	137	112

Total deferred tax assets	2,736	1,071

Deferred tax liabilities:
Unrealized gains on investment securities	(2,133)	(5,386)

Total deferred tax liabilities	(2,133)	(5,386)

Deferred tax assets (liabilities), net	¥602	¥(4,314)

(2)	The reconciliation of the difference between statutory tax rate and the effective income tax rate for the years ended March 31, 2004 and 2005 is omitted as the total of these differences is less than 5% of statutory tax rate.

Annual Financial Report

Per Share Data

	Year Ended March 31,
	2004	2005

	(in yen)
Consolidated:
Shareholders’ equity per share	¥420.58	¥125.32
Net income per share:
Basic	43.49	12.21
Diluted	40.19	11.20

Notes: 1.	The basis for computation of basic and diluted net income per share presented above is as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Net income	¥5,483	¥6,279
Net income attributable to common stock	5,422	6,208
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	61	70
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	101	100

	Year Ended March 31,
	2004	2005

	(thousand shares)
Weighted-average number of outstanding shares	124,679	508,678
Securities with dilutive effect:
Convertible bond	12,738	50,471
Stock options	46	4,156

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the year ended March 31, 2004 are as follows:

Year Ended March 31, 2004
Stock options:
Special resolution date:
June 24, 2003
Number of stock options: 11,885 units
Warrants:
4th unsecured bonds with warrants
Face amount: ¥1,500 million

Annual Financial Report

The details of all the securities mentioned above are stated in “ITEM 4 -1- (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options, Warrants and Convertible Bonds and ITEM 5-1-5 Financial Statements — Consolidated Financial Statements — Consolidated Supplementary Statements — Details of Bonds and Convertible Bonds”.

All securities are reflected in the calculation for the diluted net income per share for the year ended March 31, 2005 since such securities have been considered to have dilutive effect.

2.	On May 20, 2003, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2002, per share data for the year ended March 31, 2003 are adjusted retroactively as follows:

Year Ended
March 31, 2003

(in yen)
Shareholders’ equity per share	¥354.48
Net income per share:
Basic	37.92
Diluted	—

The diluted net income per share for the year ended March 31, 2003 was not presented as there was no dilutive effect for the corresponding fiscal year.

On May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2003, per share data for the year ended March 31, 2004 are adjusted retroactively as follows:

Year Ended
March 31, 2004

Shareholders’ equity per share	¥105.15
Net income per share:
Basic	10.87
Diluted	10.05

Significant Subsequent Events

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.24	¥210.29
Net income per share:
Basic	18.96	21.75
Diluted	—	20.09

Annual Financial Report

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the corresponding fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and unguaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision was made pursuant to NISSIN’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding, which is ¥ 32,942 million, as of May 31, 2004. The sales price is equivalent to the balance of these consumer loans.

2)	Sale schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 persons
Number of offices:	2 offices

Annual Financial Report

3.	The Board of Directors held on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN, its subsidiaries or its equity-method affiliates (the Company)’s directors, statutory auditors, corporate advisors, persons with short-term contracts, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

(April 1, 2004 ~ March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	108,933,686 shares
4) Stock split date:	May 20, 2005
5) Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥87.62	¥104.44
Net income per share:
Basic	9.06	10.17
Diluted	8.37	9.33

Annual Financial Report

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issue date of stock option:	April 21, 2005
(2) Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3) Issue price of the stock options;	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds as follows.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

Annual Financial Report

4.	Supplementary Statements

Details of Investment Securities

(Equity Stocks)

	March 31, 2005
	Number of Shares	Book Value

	(shares)	(in millions)
(Investment securities)
(Other securities)
For-side.com Co., Ltd.	50,000	¥ 4,495
Tenpo Ryutsuu Net, Inc.	6,500	4,277
Xinhua Finance Limited	7,041.015	2,907
PHI Co., Ltd.	3,000,000	1,815
Riskmonster.com	500	1,140
MOC Corporation	800	528
The Richmond Insurance Company	1	405
M factory Corporation	5,000	300
Axell Corporation	600	252
Capital Partners Securities Co., Ltd.	6,700	201
Sea Capital Co., Ltd	1,400	168
Gulliver International Co., Ltd.	10,000	144
C&C Pro Co., Ltd.	1,000	130
Tokushima Bank	122,971	121
Tosei Fudosan Co., Ltd.	1,500	118
Asia Foods (III) Limited	468,099	104
airtransse Inc.	5,000	100
Tenpos Busters Co., Ltd.	496	87
Broad. TV Co., Ltd.	845	84
Other 55 companies	308,699.85	1,410

Total	3,997,152.865	¥18,790

(Bonds)

	March 31, 2005
	Face Value	Book Value

	(in millions)
(Investment securities)
(Other securities)
Bonds with warrants (6 companies)	¥221	¥155

Total	¥221	¥155

Annual Financial Report

(Other)

	March 31, 2005
	Number of Units	Book Value

	(in millions except units)
(Investment securities)
(Other securities)
Warrant securities (3 companies)	1,890	¥83
Contributions in investment funds (7 companies)	190,497	2,339

Total	192,387	¥2,422

Details of Fixed Assets

					Accumulated
					Depreciation and
	Balance at			Balance at March	Amortization at	Depreciation and
	March 31, 2004	Increase	Decrease	31, 2005	March 31, 2005	Amortization	Balance (Net)

	(in millions)
Tangible fixed assets:
Buildings	¥ —	¥—	¥—	¥1,019	¥573	¥ 38	¥ 445
Structures	—	—	—	37	30	0	6
Equipments	—	—	—	363	217	21	146
Land	—	—	—	355	—	—	355

Total tangible fixed assets	—	—	—	1,776	822	61	954
Intangible fixed assets:
Software	129	2,332	113	2,348	128	139	2,220
Telephone rights	130	—	—	130	—	—	130
Other	858	1,441	2,300	—	—	—	—

Total intangible fixed assets	1,118	3,774	2,414	2,479	128	139	2,351
Long-term prepaid expenses	71	61	35	97			76
	(20)	(33)	(17)	(36)	20	12	(36)
Deferred assets	—	—	—	—	—	—	—

Notes:	1)	The amounts of “Depreciation and Amortization” for the year ended March 31, 2005 are allocated to the following accounts presented as operating expenses in the statement of income:

•	Costs of real estate leases and other: ¥8 million

•	Depreciation and amortization: ¥205 million

2)	The amount of tangible fixed assets is omitted in “Balance at March 31, 2004”, “Increase” and “Decrease” as the amount is less than 1% of total assets.
3)	The amounts presented in parentheses are the amounts of amortization for insurance expense and deferred interest expense. These amounts are not included in the amounts of “Accumulated Depreciation and Amortization” and “Depreciation and Amortization” because they are different in substance.

Annual Financial Report

Details of Shareholders’ Equity

The numbers of issued shares of common stock at March 31, 2004 and 2005 were as follow.

	Balance at March			Balance at March
	31, 2004	Increase	Decrease	31, 2005

	(shares)
Total number of issued shares of common stock	134,726,192	409,942,239	—	554,668,431

Notes:	1)	The number of shares of treasury stock was 27,687,153 shares at March 31, 2005.
	2)	The number of issued shares of common stock increased by 134,726,192 shares due to the two-for-one stock split on May 20, 2004, 269,641,910 shares due to the two- for-one stock split on November 20, 2004, and 5,574,137 shares due to exercises of stock warrants and conversion of convertible bond.

The details of shareholders’ equity are as follows:

		Balance at March			Balance at March
		31, 2004	Increase	Decrease	31, 2005

		(in millions)
Common stock		¥7,218	¥560	¥—	¥7,779

Additional paid-in capital	General:
	Additional paid-in capital	9,518	551	—	10,069

	Warrants	128	4	—	133
	Other:
	Gains on sales of treasury stock	44	218	—	262

	Total	9,691	774	—	10,465

Legal reserve and general reserves	Legal reserve	400	—	—	400
	General reserves:
	Dividend reserves	1,000	—	—	1,000
	Other	29,800	4,300	—	34,100

	Total	¥31,200	¥4,300	¥—	¥35,500

Notes:	1)	The amount of “Common stock” and “General additional paid-in capital” increased due to exercises of stock warrants.
	2)	The amount of “Gains on sales of treasury stock” increased by sale of treasury stock due to exercises of stock options.
	3)	The amount of “General reserves — Other” increased by the appropriation of earnings for the previous fiscal year.

Details of Allowance for Loan Losses and Other Reserves

	Balance at		Decrease		Balance at
	March 31, 2004	Increase	(purpose usage)	Decrease (other)	March 31, 2005

	(in millions)
Allowance for loan losses	¥13,528	¥10,031	¥8,365	¥5,163	¥10,031
Accrued bonuses	617	616	617	—	616
Reserve for guarantee losses	108	349	108	—	349
Accrued retirement benefits
— directors and statutory auditors	333	—	3	—	330

Note:
The amount of “Decrease (other)” in “Allowance for loan losses” represents the total of the amount recovered by collection of ¥315 million, the amount reversed by the sales of consumer loans receivable of ¥3,327 and the adjustment amount of ¥1,520 million for the allowance for general loans based on actual results and restatement of individual loans.

Annual Financial Report

(2)	Details of Major Assets and Liabilities

1.	Cash and Deposits

March 31, 2005

(in millions)
Cash	¥265
Deposits:
Checking account	1,500
Ordinary deposit	15,921
Total deposits	17,421

Total	¥17,686

2.	Notes Receivable

The summary of promissory notes receivable originated from commercial bills discounting is presented below.

(a)	By industry

March 31, 2005

(in millions)
Manufacturing	¥40
Construction	45
Wholesale / retail / restaurants	34
Services	13
Other	11

Total	¥145

(b)	By maturity

March 31, 2005

(in millions)
April 2005	¥48
May 2005	28
June 2005	26
July 2005	38
August 2005	3

Total	¥145

Annual Financial Report

3.	Loans Receivable

The amounts of loan originations and collections for the year ended March 31, 2005 are as follow:

Balance at								Turnover Ratio
Beginning					Balance at	Collection		(times)
of Fiscal	Amount of	Amount of			End of Fiscal	Ratio (%)		(B)
Year	Origination	Collection	Amount	Loans	Year	(C)	x 100	(A)+(D)
(A)	(B)	(C)	Transferred	Charged-off	(D)	(A)+(B)		2

(in millions except percentages and times)
¥175,044	¥114,843	¥135,979	¥2,463	¥6,282	¥145,162	46.9		0.72

Note:	1)	The amount transferred refers to the amount transferred from “Notes and loans receivable” to “Bankrupt and delinquent loans receivable”.
	2)	Proceeds from sales of loans receivable of ¥32,696 million were included in “Amount of collection”.

4.	Factoring Loans

March 31, 2005

(in millions)
Food manufacturing and wholesale distributors (4 persons)	¥3

Total	¥3

5.	Loans to Subsidiaries and Affiliates

March 31, 2005

(in millions)
NIS Lease Co., Ltd.	¥9,817
NIS Property Co., Ltd.	3,768
Nissin Insurance Co., Ltd.	49

Total	¥13,634

6.	Current Portion of Long-term Borrowings

March 31, 2005

(in millions)
Commercial banks	¥1,840
Regional banks	28,444
Trust banks	996
Long-term credit banks	1,652
Foreign banks	200
Credit bank and credit cooperative banks	4,264
Non-life insurance companies	735
Business corporations	10,742

Total	¥48,874

Annual Financial Report

7.	Long-term Borrowings

March 31, 2005

(in millions)
Commercial banks	¥2,720
Regional banks	26,643
Trust banks	1,921
Long-term credit banks	1,464
Foreign banks	2,680
Credit bank and credit cooperative banks	4,368
Non-life insurance companies	981
Business corporations	3,786

Total	¥44,564

(3)	Other

None

Annual Financial Report

ITEM 6.	ADMINISTRATIVE MATTERS REGARDING NISSIN’S STOCK

Ending date of fiscal year:	March 31 of each year
Annual shareholders’ meeting:	During June in each year
Record date:	March 31 of each year
The type of shares certificate:	100 shares, 1,000 shares, and 10,000 shares
Record date for half-year dividend:	September 30 of each year
Number of shares to constitute one unit of share:	100 shares
Stock transfer;
Place of business handling:	Stock Transfer Agency Division, The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Transfer agent:	The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Intermediary offices:	Head office and branches of The Mitsubishi Trust and Banking Corporation
Fee for stock transferring:	Free of charge
Fee for issuing share certificate:	Free of charge
Purchase of shares below 1 unit (under Japanese Unit Share System);
Place of business handling:	Stock Transfer Agency Division, The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Agent:	The Mitsubishi Trust and Banking Corporation 4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo
Intermediary offices:	Head office and branches of The Mitsubishi Trust and Banking Corporation
Purchase commission:	Handling charges as stipulated by the securities companies designated by the Company for the repurchase.
Newspaper in which public notice is inserted:	Nihon Keizai Shimbun
With regard to NISSIN’s public notice, NISSIN’s balance sheet and statement of income are inserted in NISSIN’s homepage.
NISSIN’s URL of which the balance sheets and statements of income could be viewed is as follow: (http://www.nissin-f.co.jp)
Special privileges for the shareholders:	None

Notes:	1.	Pursuant to the resolution approved by Board of Directors on May 9, 2005, with regard to NISSIN’s public notice, NISSIN’s balance sheet and statement of income are inserted in NISSIN’s homepage.
NISSIN’s URL of which the balance sheets and statements of income could be viewed is as follow:
(http://www.nisgroup.jp/Japanese/ir/kk.cfm)
2.	Pursuant to the “Law for Partial Amendment to Commercial Code for Introduction of Electronic Public Notice System” (Law No. 87, 2004), Articles of Incorporation was partially amended at the Annual Shareholder’s Meeting held on June 22, 2005. Beginning from the same day, the method for Public Notice was changed to public notification by electronic means as follow:

Method of Public Notice:	Adoption of public notification by electronic means.
However, a public notice in the Nihon Keizai Shimbun will be inserted in the case where public notification by electronic means is impossible.
Public notice URL (http://www.nisgroup.jp/Japanese/ir/hk.cfm)

Annual Financial Report

3.	Pursuant to the resolution approved by Board of Directors on March 15, 2005, the Company replaced its agent for stock transfer from June 23, 2005 as follow:

Stock transfer;
Place of business handling:	Head Office, The Chuo Mitsui Trust and Banking Co., Ltd 33-1, Shiba 3-chome, Minato-ku, Tokyo
Transfer agent:	The Chuo Mitsui Trust and Banking Co., Ltd 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Head office and branches of The Chuo Mitsui Trust and Banking Co., Ltd Head office and branches of Japan Securities Agents, Ltd.
Purchase of shares below 1 unit (under Japanese Unit Share System);
Place of business handling:	Head Office, The Chuo Mitsui Trust and Banking Co., Ltd 33-1, Shiba 3-chome, Minato-ku, Tokyo
Transfer agent:	The Chuo Mitsui Trust and Banking Co., Ltd 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices:	Head office and branches of The Chuo Mitsui Trust and Banking Co., Ltd Head office and branches of Japan Securities Agents, Ltd.

Annual Financial Report

ITEM 7.	REFERENCE INFORMATION FOR NISSIN

1.	Information on Parent Company

NISSIN does not have parent company.

2.	Other Information

The following documents were submitted to Director of Kanto Local Finance Bureau from April 1, 2004 to the filing date of the current annual financial report.

(1)	Annual Financial Report and Attachment for the year ended March 31, 2004 was submitted on June 23, 2004.

(2)	Semi-annual Financial Report for the six months ended September 30, 2004 was submitted on December 10, 2004.

(3)	Security Registration Statement for Stock Option and Attachment was submitted on July 6, 2004 and April 12, 2005.

(4)	Amendment Security Registration Statement for Stock Option was submitted on July 15, 2004 and April 21, 2005.

(5)	Security Issuance Registration Statement for Bond was submitted on January 14, 2005.

(6)	Supplemental Security Issuance Registration Statement for Bond and Attachment was submitted on February 8, 2005 and June 7, 2005.

(7)	Amendment Security Issuance Registration Statements for Bond was submitted on June 23, 2004, and January 18, 2005

(8)	Purchase Report of Treasury Stock for period from March 1, 2004 to March 31, 2004 was submitted on April 6, 2004.

Purchase Report of Treasury Stock for period from April 1, 2004 to April 30, 2004 was submitted on May 11, 2004.

Purchase Report of Treasury Stock for period from May 1, 2004 to May 31, 2004 was submitted on June 4, 2004.

Purchase Report of Treasury Stock for period from June 1, 2004 to June 30, 2004 was submitted on July 8, 2004.

(9)	Special Report for Change in Specified Subsidiary based on Article 19-2-3 of Cabinet Office Ordinance was submitted on December 2, 2004.

Annual Financial Report

SECOND SECTION:     GUARANTOR COMPANY OF NISSIN

None

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.

As discussed in “Changes in Accounting Policies”, the Company has adopted accounting policies for impairment of fixed assets in the preparation its consolidated financial statements. In addition, as discussed in “Significant Subsequent Events”, NISSIN CO., LTD. and Orient Credit Co., Ltd. signed an agreement concerning the sale of consumer loans receivable from NISSIN CO., LTD. to Orient Credit Co., Ltd. on May 6, 2004.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2005

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of retained earnings, the consolidated statement of cash flows and the consolidated supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.

As discussed in “Changes in Accounting Policies”, the Company has changed the amortization method of its consolidation and equity-method account adjustments from the straight-line basis over five years, except for insignificant amounts, to fully amortized immediately as incurred.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, and the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

As discussed in “Changes in Accounting Policies”, the Company has adopted accounting policies for impairment of fixed assets in the preparation of its financial statements. In addition, as discussed in “Significant Subsequent Events”, NISSIN CO., LTD. and Orient Credit Co., Ltd. signed an agreement concerning the sale of consumer loans receivable from NISSIN CO., LTD. to Orient Credit Co., Ltd. on May 6, 2004.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report

Report of Independent Certified Public Accountants

June 22, 2005

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of appropriation of earnings, and the supplementary statements of NISSIN CO., LTD. included in “Financial Statements” as of and for the year ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.